UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
HENRY SCHEIN, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Henry Schein, Inc. (the “Company” or “Henry Schein”), to be held virtually at 10:00 a.m., Eastern Daylight Time, on Tuesday, May 21, 2024. This year’s meeting is a virtual stockholder meeting, conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/HSIC2024. You will be able to attend the Annual Meeting online, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HSIC2024 and entering the 16-digit control number included in our Notice Regarding the Availability of Proxy Materials or on your proxy card (if you received a printed copy of the proxy materials).

The Annual Meeting will be held for the following purposes:

1.	to consider the election of thirteen directors of the Company for terms expiring in 2025;

2.	to consider and act upon a proposal to amend and restate the Company’s 2020 Stock Incentive Plan (to be renamed the 2024 Stock Incentive Plan);

3.	to consider the approval, by non-binding vote, of the 2023 compensation paid to the Company’s Named Executive Officers (as defined in the proxy statement) (commonly known as a “say-on-pay” proposal);

4.	to ratify the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024; and

5.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 22, 2024 are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes the rules allow it to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, stockholders of record at the close of business on March 22, 2024 will receive a Notice Regarding the Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement of the meeting.

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice Regarding the Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer, or vote online during the virtual Annual Meeting.

Whether or not you expect to attend the virtual meeting online, your vote is very important. Please cast your vote regardless of the number of shares you hold. I look forward to discussing our plans for the Company’s future at the Annual Meeting.

STANLEY M. BERGMAN

Chairman and Chief Executive Officer

Melville, New York

April 10, 2024

135 DURYEA ROAD

MELVILLE, NEW YORK 11747

PROXY STATEMENT

The Board of Directors of Henry Schein, Inc. (the “Company”) has fixed the close of business on March 22, 2024 as the record date for determining the holders of the Company’s common stock, par value $0.01, entitled to notice of, and to vote at, the 2024 Annual Meeting of Stockholders (to be held virtually at 10:00 a.m., Eastern Daylight Time, on Tuesday, May 21, 2024) (the “Annual Meeting”). As of that date, 128,481,162 shares of common stock were outstanding, each of which entitles the holder of record to one vote. The Notice of Annual Meeting, this proxy statement and the form of proxy are being made available to stockholders of record of the Company on or about April 10, 2024. A copy of our 2023 Annual Report to Stockholders is being made available with this proxy statement but is not incorporated herein by reference.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

At the Annual Meeting, a “FOR” vote by a majority of votes cast is required for the election of directors (Proposal 1). A “FOR” vote by a “majority of votes cast” means that the number of shares voted “FOR” exceeds the number of votes “AGAINST.” Abstentions and broker non-votes shall not constitute votes “FOR” or votes “AGAINST” a director, and thus will have no effect on the outcome of Proposal 1. Proposals 2, 3 and 4 each require the affirmative “FOR” vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will have no effect on the outcome of Proposals 2, 3 and 4, but abstentions will have the same effect as a vote “AGAINST” each such proposal.

We will pay all expenses of this proxy solicitation. In addition to this proxy solicitation, proxies may be solicited in person or by telephone or other means, including by our directors and employees (who we refer to as our Team Schein Members or “TSMs”) without additional compensation. We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in distributing proxy materials to the beneficial owners of shares held by such persons as stockholders of record.

If your shares of common stock are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the stockholder of record. In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials to our stockholders on the Internet. If you received a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of these proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in these proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If you are a participant in the Company’s 401(k) Plan and own shares of the Company’s common stock in your 401(k) Plan account as of the record date, you will receive, with respect to the number of shares held for your 401(k) Plan account as of the record date, a proxy card that will serve as a voting instruction to the trustee of the 401(k) Plan with respect to shares held for your account. Unless you vote per the instructions provided therein, shares held in your 401(k) Plan account will not be voted.

This year’s Annual Meeting will be held entirely online. Stockholders of record as of the record date will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/HSIC2024. To join the Annual Meeting, you will need to have your 16-digit control number, which is included on your Notice of Internet Availability or on your proxy card (if you received a printed copy of the proxy materials). In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than May 12, 2024, so that you can be provided with a control number and gain access to the meeting. Stockholders may vote electronically and submit questions online while attending the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Eastern Daylight Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time. If you encounter any difficulties accessing the online Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the online Annual Meeting login page at www.virtualshareholdermeeting.com/HSIC2024.

To submit questions during the meeting, stockholders may log into the virtual meeting website with their 16-digit control number, type the question into the “Submit a Question” field, and click “Submit”. Only stockholders with a valid control number will be allowed to ask questions. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting as time allows. If we receive substantially similar written questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will respond directly to that stockholder using the contact information provided. We may also provide written responses to certain stockholder questions that we were unable to answer during the meeting on our “Investors” page on our website following the Annual Meeting.

To vote your shares at the Annual Meeting online, please visit www.virtualshareholdermeeting.com/HSIC2024 and enter the 16-digit control number included in our Notice of Internet Availability or on your proxy card (if you received a printed copy of the proxy materials).

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy in advance of the Annual Meeting as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

To vote your shares without attending the Annual Meeting online or in advance of the Annual Meeting, please follow the instructions for Internet or telephone voting contained in the Notice of Internet Availability. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting online. If you are a stockholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone, or if you have requested a paper copy of these proxy materials, by returning the proxy card or voting instruction card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Whether or not you are able to attend the virtual Annual Meeting online, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy or voting instructions when properly completed. In the event no directions are specified, such proxies and voting instructions will be voted “FOR” the nominees for election to the Board of Directors, “FOR” the proposal to amend the Company’s 2020 Stock Incentive Plan, “FOR” the say-on-pay proposal, “FOR” the ratification of BDO USA, P.C. (“BDO USA”) as the Company’s independent registered public accountants for the fiscal year ending December 28, 2024 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

You may revoke or change your proxy or voting instructions at any time before the Annual Meeting. You may automatically revoke your proxy by attending the Annual Meeting and voting online at the meeting. Attending the Annual Meeting online without voting at such meeting will not in and of itself constitute revocation of a proxy. To revoke your voting instructions, you may also submit new voting instructions to your broker, trustee or nominee. Another means to revoke your proxy or change your proxy or voting instructions is to send a written notice via email to investor@henryschein.com before the beginning of the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors (the “Board of Directors”) has approved the thirteen persons named below as nominees for election at the Annual Meeting to serve as directors until the 2025 Annual Meeting of Stockholders and until their successors are elected and qualified. Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, where a “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Any executed proxies returned to the Company will be voted for the election of all of such persons except to the extent instructed otherwise with respect to one or more of such persons. Two of our currently-serving directors, James P. Breslawski and Steven Paladino, will not stand for re-election at the Annual Meeting. All of the nominees for director currently serve as directors and were elected by the stockholders at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) to serve as a director except for Carole T. Faig, who was appointed as a director by the Board of Directors on December 13, 2023, upon the recommendation of the Nominating and Governance Committee. All of the nominees have consented to be named and, if elected, to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. Set forth below is certain information, as of March 22, 2024, concerning the nominees:

Name	Age	Position
Mohamad Ali	53	Director
Stanley M. Bergman	74	Chairman, Chief Executive Officer, Director
Deborah Derby	60	Director
Carole T. Faig	62	Director
Joseph L. Herring	68	Director
Kurt P. Kuehn	69	Director
Philip A. Laskawy	82	Director
Anne H. Margulies	68	Director
Mark E. Mlotek	68	Executive Vice President, Chief Strategic Officer, Director
Carol Raphael	81	Director
Scott Serota	67	Director
Bradley T. Sheares, Ph.D.	67	Director
Reed V. Tuckson, M.D., FACP	73	Director

MOHAMAD ALI has been a director since 2021. Mr. Ali currently serves as Senior Vice President and Chief Operating Officer of IBM Consulting (since October 2023). From 2019 to May 2023, Mr. Ali served as Chief Executive Officer of IDG, Inc., a technology media, events and research company. Prior to IDG, from 2014 until 2019, Mr. Ali served as President and Chief Executive Officer of Carbonite, Inc., a provider of SaaS security and data protection for businesses and individuals. Prior to Carbonite, Mr. Ali served as Chief Strategy Officer of HP Inc., from 2012 through 2014, where he played a pivotal role in the company’s turnaround and led the decision process to split HP into two companies. He also served as President of Avaya, Inc. from 2009 until 2012 and held various executive roles at IBM Corporation from 1996 until 2009. Mr. Ali brings to the Company’s Board of Directors extensive experience successfully growing and leading technology companies through strategic transformations. Additionally, the Board of Directors values Mr. Ali’s experience with initiatives relating to social, ethical and environmental responsibility in the global supply chain. In 2023, Mr. Ali was named to the Boston Globe’s “Tech Power Players 50,” a list of the top people influencing the technology industry in Massachusetts. Mr. Ali was named 2018 CEO of the Year by the Massachusetts Technology Leadership Council and was a member of the 2018 Public Board of the Year named by the National Association of Corporate Directors, New England Chapter. He was also named one of the 100 Most Influential People in Boston by Boston Magazine in 2018, a recipient of Mass High Tech Magazine’s 2011 MHT All-Stars Awards, named one of Boston Business Journal’s “40 Under 40” in 2008, and a finalist in the 1988 Westinghouse Science Talent Search. Mr. Ali currently serves on the board of directors of iRobot Corporation (and is a member of its compensation and talent committee and nominating and corporate governance committee). During the past five years, Mr. Ali served on the board of directors of Carbonite, Inc. and IDG, Inc.

STANLEY M. BERGMAN has been with the Company since 1980, including as Chairman and Chief Executive Officer since 1989 and as a director since 1982. He is also a member of our Executive Management Committee. Mr. Bergman held the position of President of the Company from 1989 to 2005. Mr. Bergman held the position of Executive Vice President from 1985 to 1989 and Vice President of Finance and Administration from 1980 to 1985. Mr. Bergman brings to the Company’s Board of Directors management and leadership experience. Mr. Bergman is a well-known, highly regarded leader in the global health care industry. He has expansive knowledge of the health care industry and macro-economic global conditions, maintains strategic relationships with chief executives and other senior management in the health care industry throughout the world and brings a unique and valuable perspective to the Board of Directors. During his tenure, Mr. Bergman has led the Company from sales of approximately $600 million in 1995 to approximately $12.3 billion in 2023. Mr. Bergman serves as a board member or advisor for numerous institutions, including New York University

College of Dentistry, the University of Pennsylvania School of Dental Medicine, the Columbia University Medical Center, the University of the Witwatersrand Fund, the World Economic Forum’s Health Care Governors and the Business Council for International Understanding. Mr. Bergman is Co-Chairman of the board of directors of the Henry Schein Cares Foundation, Inc. Mr. Bergman is also a member of the boards of numerous other charitable organizations and active with philanthropic causes and social responsibility activities. Mr. Bergman is also a Certified Public Accountant.

DEBORAH DERBY has been a director since 2021. Ms. Derby currently serves as President and Chief Executive Officer (since May 2023) of Carrols Restaurant Group, Inc., a U.S. franchisee company. From 2016 until 2020, Ms. Derby served as President of Horizon Group USA, Inc., a wholesaler of arts and crafts components. Prior to that, Ms. Derby had an almost 15-year career at Toys “R” Us, Inc., rising to the position of President of Babies “R” Us, and, ultimately, Vice Chairman of Toys “R” Us, Inc. Before joining Toys “R” Us, Ms. Derby was a human resources executive and practiced corporate and employment law at Whirlpool Corporation and a large law firm in Michigan. Ms. Derby brings to the Company’s Board of Directors considerable experience across a wide range of industries and markets, and particular expertise in human resources, compensation, strategy, operations and supply chain risk management. Ms. Derby currently serves on the board of directors of Carrols Restaurant Group, Inc. During the past five years, Ms. Derby served on the board of directors of Vitamin Shoppe, Inc.

CAROLE T. FAIG has been a director since December 2023. Ms. Faig was U.S. Health Sector Leader at Ernst & Young LLP (now known as EY LLP) from 2017 to 2020. After a distinguished 38-year career at EY, she retired in July 2021. Throughout her time at EY, Ms. Faig held leadership roles in both national and regional capacities. As U.S. Health Sector Leader she spearheaded strategic expansion, driving significant revenue growth and market recognition for EY’s healthcare offerings. Concurrently, she led the West Region’s Health and Life Sciences market segment from 2019 to 2021, optimizing client services and overseeing revenue, operations and personnel. From 1996 to 2018, she served as an audit partner, advising clients across the healthcare spectrum, from startups to large public companies. As a seasoned Certified Public Accountant with extensive experience in healthcare and public accounting, Ms. Faig brings to the Company’s Board of Directors extensive skills in corporate finance and accounting, and a deep understanding of our industry’s complexities and challenges. Ms. Faig currently serves as a member of the board of directors of Cue Health Inc., a Nasdaq-listed company (and is Chair of its audit committee). She is also a member of the board of directors of Affinia Therapeutics and QuVa Pharma, private equity–backed businesses, and PATH, a non-profit organization focused on global health equity. Throughout her professional career, Ms. Faig has been recognized for her leadership on matters related to diversity and inclusion. She served on EY’s Gender Equity Task Force and was awarded EY’s Chairman’s Value Award and Americas Assurance Inclusive Leadership Award in recognition of her commitment to building an inclusive workplace.

JOSEPH L. HERRING has been a director since 2016. From 2005 to 2015, Mr. Herring served as Chief Executive Officer of Covance Inc., a drug development services company, and as Chairman of the board of directors of Covance from 2006 until its acquisition by Laboratory Corporation of America, Inc. in 2015. Mr. Herring previously served in several executive roles with Covance, including President and Chief Operating Officer, President of Early Development Services and Corporate Vice President and General Manager for its North American Preclinical Operations. Prior to joining Covance, Mr. Herring held a variety of senior leadership positions with Caremark International and American Hospital Supply Corporation over the course of his 19 years with the combined companies. The Company’s Board of Directors values Mr. Herring’s more than 35 years of experience in the healthcare industry. Mr. Herring also brings to the Company’s Board of Directors comprehensive knowledge in pharmaceuticals, management, sales and corporate governance matters. Mr. Herring formerly served on the nonprofit board for University Medical Center of Princeton and on the board of the Association of Clinical Research Organizations, of which he served as Chairman.

KURT P. KUEHN has been a director since 2016. Mr. Kuehn was Chief Financial Officer of United Parcel Service, Inc. (“UPS”), a global leader in logistics, from 2008 until 2015. Prior to his appointment as CFO, Mr. Kuehn was Senior Vice President, Worldwide Sales and Marketing, leading the transformation of the sales organization to improve the global customer experience. Mr. Kuehn was UPS’ first Vice President of Investor Relations, taking the company public in 1999 in one of the largest IPOs in U.S. history. Since he joined UPS as a driver in 1977, Mr. Kuehn’s UPS career included leadership roles in sales and marketing, engineering, operations and strategic cost planning. He was also a member of UPS’ corporate sustainability steering committee, sponsored UPS’ first sustainability report and supported the sustainability activities of UPS for over 10 years. Mr. Kuehn brings to the Company’s Board of Directors extensive experience with distribution logistics, and as the CFO of UPS for eight years, comprehensive knowledge in corporate finance and accounting. Additionally, the Board of Directors values Mr. Kuehn’s insights in strategic cost planning and the needs of global customers, as well as his strategic sustainability and environmental, social and governance experience. Mr. Kuehn serves as the Board of Directors’ advisor to the Company’s Environmental Impact Council. Mr. Kuehn was awarded the 2015 E3 Lifetime Service Award for sustainability support by the Metro Atlanta Chamber and the 2013 C.K. Prahalad Award for Global Business Sustainability Leadership from the Corporate Eco Forum. Additionally, Mr. Kuehn has published several articles on sustainability in various journals including co-authoring an article on the financial case for sustainability titled “Sustainability a CFO Can Love” (published in the Harvard Business Review). Mr. Kuehn is a director of LocatorX, a private technology company. Mr. Kuehn was a member of the Standards Board of the Sustainability Accounting Standards Board (SASB) prior to its transformation into the Value Reporting Foundation Board of Directors. During the past five years, Mr. Kuehn served as a director of NCR Corporation.

PHILIP A. LASKAWY has been a director since 2002 and has served as our Lead Director since 2012. Mr. Laskawy joined the accounting firm of Ernst & Young LLP (now known as EY LLP) in 1961 and served as a partner in the firm from 1971 to 2001, when he retired. Mr. Laskawy served in various senior management positions at Ernst & Young, including Chairman and Chief Executive Officer, to which he was appointed in 1994. He also led, and advised on, workplace policies and flexibility practices at Ernst & Young to meet the needs of a diverse workforce, with a focus on women’s retention initiatives. As a Certified Public Accountant with extensive experience, Mr. Laskawy brings to the Company’s Board of Directors exceptional skills in corporate finance and accounting, corporate governance, compliance, disclosure and international business conduct. Mr. Laskawy served on the American Institute of Certified Public Accountants to review and update rules regarding auditor independence. In 2006 and 2007, he served as Chairman and Vice Chairman of the International Accounting Standards Committee Foundation, which was created by the Securities and Exchange Commission and sets accounting standards in more than 100 countries, and he served as a member of the 1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. During the past five years, Mr. Laskawy served as a director of Covetrus, Inc., Lazard Ltd. and Loews Corporation.

ANNE H. MARGULIES has been a director since 2018. Ms. Margulies was the Vice President and Chief Information Officer for Harvard University from 2010 until her retirement in 2021. She was responsible for information technology strategy, policies and services for the university. Prior to that, she was the Assistant Secretary for Information Technology and Chief Information Officer for the Commonwealth of Massachusetts from 2007 to 2010, responsible for the strategy, policies and overall management of information technology across the state’s government. With information technology playing an increasingly important role in the Company’s business, the Board of Directors values Ms. Margulies’ more than 35 years of strategic information technology leadership and information technology expertise, including in the areas of cybersecurity policy and risk management. Ms. Margulies serves as the Board of Directors’ co-lead for the Company’s Diversity and Inclusion Council. She currently serves as a member of the board of directors of HarborOne Bancorp, Inc. (and is a member of its compensation committee and nominating and governance committee). She is also a member of the advisory board of the Advanced Cyber Security Center, a New England-based regional organization committed to strengthening its members’ cybersecurity defenses and preparing the region’s response to large scale cyber threats. In 2022, Ms. Margulies completed the Digital Directors Network’s Masterclass on Systemic Cyber Risk for Corporate Directors. Ms. Margulies was a member of the Massachusetts Technology Collaborative Board from 2012 to 2021. In 2015, Ms. Margulies was named 2015 Boston CIO Leader of the Year by the Boston Business Journal along with the Boston CIO Leadership Association, in 2017, she was named by IDG Enterprises to the 2017 CIO Hall of Fame in CIO Magazine, and in 2019, she was awarded an honorary Doctorate in engineering from the Universitat Politecnica de Valencia. During the past five years, Ms. Margulies served as a director of SomaLogic, Inc. (which merged into Standard BioTools Inc.).

MARK E. MLOTEK has been with the Company since 1994, in his current position as Executive Vice President and Chief Strategic Officer since 2012 and as a director since 1995. He is also a member of our Executive Management Committee. Mr. Mlotek was Senior Vice President and subsequently Executive Vice President of the Corporate Business Development Group between 2000 and 2012. Prior to that, Mr. Mlotek was Vice President, General Counsel and Secretary from 1994 to 1999. Prior to joining the Company, from 1989 to 1994, Mr. Mlotek was a partner in the law firm of Proskauer Rose LLP, the Company’s principal law firm and one of the largest firms in the nation, specializing in mergers and acquisitions, corporate reorganizations and tax law. As the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Mlotek’s extensive legal, merger and acquisition and business development experience as well as his drive for innovation and his entrepreneurial spirit. Mr. Mlotek also manages the Company’s global strategic planning function.

CAROL RAPHAEL has been a director since 2012. Ms. Raphael currently serves as a National Advisor for Manatt Health Solutions, the interdisciplinary policy and business advisory division of Manatt, Phelps & Phillips, L.L.P., a leading law firm in the United States. Ms. Raphael served as the President and Chief Executive Officer of the Visiting Nurse Service of New York from 1989 to 2011. Prior to the Visiting Nurse Service of New York, Ms. Raphael held executive positions at Mt. Sinai Medical Center and in New York City government. Ms. Raphael served on the Federal Bipartisan Commission on Long Term Care, the Medicare Payment Advisory Commission (MedPAC), the New York State Medicaid Redesign Team and was an Advanced Leadership Fellow at Harvard University. She is the former Chair of the board of the Long Term Quality Alliance and a director emeritus of the New York eHealth Collaborative, which is implementing a statewide, standardized platform for the exchange of health information. She also was the Chair of the national AARP board and co-chaired the West Health Advisory Council on Emergency Department to Home-Based Healthcare. As a nationally recognized industry leader, Ms. Raphael brings to the Company’s Board of Directors extensive knowledge and experience in health policy, economics, management, clinical services, home healthcare, occupational health and safety and new models of integrated care (particularly for chronically ill and long term care populations). Ms. Raphael’s strategic insights into the health care needs of an aging population and her invaluable experience advancing the adoption of health information technology is valued by the Company, especially in connection with its strategic plan for growth and innovative solutions. Ms. Raphael currently serves on several non-profit boards including: the Primary Care Development Corporation; the Medicare Rights Center; the SCAN Foundation; the Commonwealth Care Alliance; and the Kaiser Permanente School of Medicine. Ms. Raphael is also a member of several advisory boards, including the Harvard T.H. Chan School of Public Health’s Policy and Management Executive Council, the New York City Age-Friendly Commission, the New York State Quality Advisory Committee and Honor Technology, Inc.’s (known as Honor) Advisory Board. Ms. Raphael co-edited the book “Home Based Care for a New Century,” was a Visiting Fellow at the King’s Fund in the United Kingdom and was listed in Crain’s New York Business 50 Most Powerful Women in 2009.

SCOTT SEROTA has been a director since 2021. Mr. Serota was President and Chief Executive Officer of Blue Cross Blue Shield Association (BCBSA), a national federation of 35 independent, community-based, and locally operated Blue Cross Blue Shield companies, from 1996 until January 2021. Prior to joining BCBSA, Mr. Serota was President and Chief Executive Officer of Chicago-based Rush Prudential Health Plans, where he led the integration of Rush-Presbyterian-St. Luke’s Medical Center Health Plans and The Prudential. Earlier in his career, Mr. Serota also created and led Physicians Preferred Health Inc., a Missouri-based physician-hospital organization, and served as an administrator at Hillcrest Medical Center in Tulsa, Oklahoma. Mr. Serota brings to the Company’s Board of Directors considerable expertise in health care insurance and public policy. Additionally, the Board of Directors values Mr. Serota’s decades-long system development and business strategy experience. His public policy activity includes having served on the Policy Committee of the White House Conference on Aging under President George W. Bush, and as a charter member of the American Health Information Community, a federally chartered commission formed to advance health information, also by the appointment of President Bush. Mr. Serota is currently an advisor for Alma, a membership-based network for mental health care providers to build and scale their practices. He currently serves on the board of directors of Blue Cross Blue Shield of Michigan, Athletico Physical Therapy and the Northwestern Health Care Network, and is Board Chair of the Board of Trustees of the Brain Research Foundation. Mr. Serota is an advisory board member of Paragon Biosciences, LLC, a biotechnology company, and The Vistria Group, a private firm that invests in the healthcare industry. Mr. Serota is also a member of the Advisory Board for the Schaeffer Center at the University of Southern California and previously served on the CEO Advisory Board for Building a Healthier Chicago. Mr. Serota previously served as a director of Itamar Medical Ltd. (a leading medical device and digital health company focused on the integration of sleep apnea management into the cardiac patient care pathway) and as an executive advisor for Castlight Health, Inc. (a leader in healthcare navigation).

BRADLEY T. SHEARES, PH.D. has been a director since 2010. Dr. Sheares served as Chief Executive Officer of Reliant Pharmaceuticals, Inc., from January 2007 through its acquisition by GlaxoSmithKline plc in December 2007. Prior to joining Reliant, from 2001 until 2006, Dr. Sheares served as President of U.S. Human Health for Merck & Co. As a member of Merck’s management committee, Dr. Sheares had responsibility for formulating global business strategies, operations management and the development and implementation of corporate policies. As the former Chief Executive Officer of Reliant Pharmaceuticals and with 20 years in the pharmaceutical industry, Dr. Sheares brings to the Company’s Board of Directors extensive health care knowledge and experience in sales, marketing, brand management, research and development, complex regulatory and legal issues, risk management (including supply chain risk management) and mergers and acquisitions. As a director of other public companies, Dr. Sheares has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities.

REED V. TUCKSON, M.D., FACP has been a director since 2021. Since 2014, Dr. Tuckson has served as Managing Director of Tuckson Health Connections, LLC, a private health and medical care consulting business. He is also the co-founder and Convener of the Black Coalition Against COVID-19 and the co-founder and Chairman of the Board of the Coalition For Trust In Health & Science. Prior to Tuckson Health Connections, Dr. Tuckson enjoyed a long tenure as Executive Vice President and Chief of Medical Affairs of United Health Group from 2006 until 2014. Dr. Tuckson previously served as Senior Vice President, Professional Standards of the American Medical Association, Commissioner of Public Health for the District of Columbia, Senior Vice President of the March of Dimes Birth Defects Foundation and President of the Charles R. Drew University of Medicine and Science. Additionally, he has been appointed to leadership roles at the National Academy of Medicine, and has been a member of numerous federal advisory committees and corporate, non-profit and academic boards, including his past service on the board of trustees of Howard University, where he served as Chair of the Health Sciences Committee. The Board of Directors values Dr. Tuckson’s more than 35 years of experience as a healthcare professional, his recognition as a leader in his field and his engagement in nearly every sector of the health and medical care industries. Dr. Tuckson serves as the Board of Directors’ co-lead for the Company’s Diversity and Inclusion Council. Dr. Tuckson was recognized several times as one of the “50 Most Influential Physician Executives” by Modern Healthcare Magazine, named as one of the “100 Most Powerful Executives in Corporate America” by Black Enterprise Magazine in 2009, and as “Washingtonian of the Year” by Washingtonian Magazine in 1998. He is also the author of “The Doctor in the Mirror,” an ongoing book and online senior patient activation and education project. Dr. Tuckson currently serves on the board of directors of Adverum Biotechnologies, Inc., a clinical-stage gene therapy company targeting unmet medical needs in ocular and rare diseases. During the past five years, Dr. Tuckson served as a director of CTI BioPharma Corp.

Each director will be elected by the vote of the majority of the votes cast with respect to that director’s election, where a “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the fiscal year ended December 30, 2023 (“fiscal 2023”), the Board of Directors held six meetings. The Board of Directors has the following committees: Audit Committee; Compensation Committee; Nominating and Governance Committee; Regulatory, Compliance and Cybersecurity Committee and Strategic Advisory Committee. During fiscal 2023, (i) the Audit Committee held five meetings, (ii) the Compensation Committee held seven meetings, (iii) the Nominating and Governance Committee held two meetings, (iv) the Regulatory, Compliance and Cybersecurity Committee held six meetings and (v) the Strategic Advisory Committee held two meetings. During fiscal 2023, each director attended at least 75% of the meetings of the Board of Directors and committees on which such directors served, in each case during the term for which the director served. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

Independent Directors

The Board of Directors has affirmatively determined that Messrs. Ali, Herring, Kuehn, Laskawy and Serota, Mses. Derby, Faig, Margulies and Raphael and Drs. Sheares and Tuckson are “independent,” as defined under Rule 5605(a)(2) of The Nasdaq Stock Market (“Nasdaq”).

The Company’s independent directors, as defined under Nasdaq’s Rule 5605(a)(2), meet at regularly scheduled executive sessions without members of Company management present.

Audit Committee

The Audit Committee currently consists of Messrs. Kuehn (Chairperson) and Laskawy and Ms. Margulies. All of the members of the Audit Committee are independent directors as defined under Nasdaq’s Rules 5605(a)(2) and 5605(c)(2)(A). The Board of Directors has determined that each of Messrs. Kuehn and Laskawy is an “audit committee financial expert,” as defined under the rules of the SEC and, as such, each satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A). The Audit Committee operates under a charter available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The purpose of the Audit Committee is to assist the Board of Directors by overseeing the Company’s accounting and financial reporting processes and the audits and integrity of the Company’s financial statements. In addition to overseeing those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company’s financial reporting (including financial accounting and reporting risks, as well as cybersecurity risks which may impact the Company’s financial reporting), the Audit Committee reviews conflict of interest and related party transactions. The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) our audits and (iii) the integrity of our financial statements on behalf of the Board of Directors, including the review of our consolidated financial statements and the adequacy of our internal controls. In fulfilling its responsibility, the Audit Committee has direct and sole responsibility, subject to stockholder approval, for the appointment, compensation, oversight and termination of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The Audit Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the committee in carrying out its responsibilities. The Audit Committee meets at least four times each year and periodically meets separately with management, internal auditors and the independent registered public accounting firm to discuss the results of their audit or review of the Company’s consolidated financial statements, their evaluation of our internal controls, the overall quality of the Company’s financial reporting, our critical accounting policies and to review and approve any related party transactions (as defined by applicable regulations). We maintain procedures for the receipt, retention and the handling of complaints, which the Audit Committee established.

Compensation Committee

The Compensation Committee currently consists of Ms. Derby (Chairperson), Mr. Herring and Dr. Sheares. All of the members of the Compensation Committee are independent directors as defined under Nasdaq’s Rules 5605(a)(2) and 5605(d)(2)(A), and “non-employee directors” as defined under the SEC’s rules. The Compensation Committee operates under a charter available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The purpose of the Compensation Committee is to evaluate and approve the Company’s compensation and benefit plans, policies and programs. The Compensation Committee reviews and approves (i) all incentive and equity-based compensation plans in which officers, employees, directors or other service providers may participate, (ii) the Company’s employee and executive benefits plans, and all related policies, programs and practices and (iii) arrangements with executive officers relating to their employment relationships with the Company, including, without limitation, employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants. In addition, the Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation and benefit plans, policies and programs. The Compensation Committee is also responsible, as delegated by the Board of Directors, for reviewing and approving the compensation philosophy, strategy, program design and administrative practices to align with and support the Company’s operating and financial objectives and the financial interests of the Company’s stockholders. The Compensation Committee also plays a role (in coordination with the Nominating and Governance Committee) in environmental, social and governance (“ESG”) matters related to human capital management and executive compensation.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant, Pearl Meyer & Partners (“Pearl Meyer”). Pearl Meyer has also assisted the Compensation Committee with several special projects, including advising it on director compensation. Other than the work of Pearl Meyer Leadership Consulting (formerly known as Veritas Partners) described in the succeeding sentences, Pearl Meyer does no other work for the Company. Pearl Meyer Leadership Consulting, a consulting unit of Pearl Meyer focused on management leadership and development, was retained by management on behalf of the Company to provide advice regarding executive leadership development and succession planning to the Company. The Compensation Committee conducted an independence analysis of Pearl Meyer and concluded that the provision of these additional services by Pearl Meyer Leadership Consulting did not undermine the independence of Pearl Meyer after taking into account a number of factors, including the fees accrued with respect to the additional services compared to total aggregate fees paid to Pearl Meyer and compared to the latter’s overall revenue, the nature of the additional services, and policies and procedures of Pearl Meyer designed to prevent conflicts of interest.

The Compensation Committee retains Pearl Meyer directly, and Pearl Meyer reports directly to the Compensation Committee. However, in carrying out its assignments and during the course of providing services to the Compensation Committee, Pearl Meyer may interact with Company management when necessary and appropriate in order to obtain relevant compensation and performance data for the executives and the Company. In addition, Pearl Meyer may seek input and feedback from Company management regarding Pearl Meyer’s work product and analysis prior to presenting such information to the Compensation Committee in order to confirm Pearl Meyer’s understanding of the Company’s business strategy or identify data questions or other similar issues, if any.

The Compensation Committee, with the assistance and independent advice from Pearl Meyer, annually reviews competitive compensation data prepared by Willis Towers Watson Public Limited Company (“Willis Towers Watson”), a professional services/human resources consulting company which provides a number of services to the Company.

The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the committee in carrying out its responsibilities.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Mr. Laskawy (Chairperson), Ms. Derby and Dr. Sheares. All of the members of the Nominating and Governance Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Nominating and Governance Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The purpose of the Nominating and Governance Committee is to assist the Board of Directors by identifying individuals qualified to become Board of Directors members, recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, determine the criteria for selecting new directors and oversee the evaluation of the Board of Directors. The Nominating and Governance Committee reviews and reassesses our governance procedures and practices and recommends any proposed changes to the Board of Directors for its consideration. The Nominating and Governance Committee also reviews and assesses the structure and performance of the Company’s ESG activities to advance the interests of the Company’s stakeholders. While the responsibility to review and assess the overall structure and performance of the Company’s ESG programs is within the purview of the Nominating and Governance Committee, the Nominating and Governance Committee coordinates with the Compensation Committee on ESG matters related to human capital management and executive compensation. The management of ESG and sustainability matters is supported by (i) the Sustainability Committee, (ii) the Diversity and Inclusion Council and (iii) the Environmental Impact Council, each of which is a cross-functional team of senior management that reviews the Company’s ESG and sustainability progress regularly and coordinates with the Company’s Chief Sustainability Officer. The matters these respective teams manage include policies, targets and external reporting, community resilience and the safety, diversity and engagement of TSMs, as well as activities linked to the Company’s climate response such as reducing greenhouse gas emissions and energy consumption, environmental thought leadership and supply chain sustainability (including collaboration with the Company’s strategic suppliers and customers to jointly reduce the footprint of the supply chain). The Chief Sustainability Officer leads Company-wide ESG and sustainability activities and reports progress to the Nominating and Governance Committee and the full Board of Directors, each on at least an annual basis. Additionally, the Company first published a Corporate Social Responsibility (“CSR”) Review in 2014, expanding to a Sustainability and CSR Report in 2019. In 2022 and 2023, we published our annual Sustainability and CSR Report according to the Global Reporting Initiative and Sustainability Accounting Standards Board reporting standards and issued our Task Force for Climate-related Financial Disclosures report. Our 2023 Sustainability and CSR Report is anticipated to be issued during the second quarter of fiscal 2024.

The Nominating and Governance Committee will consider for nomination to the Board of Directors candidates suggested by stockholders, provided that such recommendations are delivered to the Company in the manner described under “Stockholder Communications” below, together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals. Our policy is to consider nominations to the Board of Directors from stockholders who comply with the procedures set forth in the Company’s Fourth Amended and Restated By-laws for nominations at the Company’s annual meeting of stockholders, and to consider such nominations using the same criteria it applies to evaluate nominees recommended by other sources. To date, we have not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees on an annual basis, the Nominating and Governance Committee currently considers the following factors:

•	the needs of the Company with respect to the particular talents, expertise and diversity of its directors;

•

the knowledge, skills, reputation and experience of nominees, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	familiarity with businesses similar or analogous to the Company;

•	experience with accounting rules and practices, and corporate governance principles;

•	experience and expertise related to economic, environmental and social matters; and

•	the commitments of the director nominee to other board memberships, among other significant professional commitments that the director maintains.

The Nominating and Governance Committee, in accordance with its charter, seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, race, ethnicity, culture and geography. The Nominating and Governance Committee assesses the effectiveness of its diversity and other policies by annually reviewing the nominees for director to the Company’s Board of Directors to determine if such nominees satisfy the Company’s then current needs. The Nominating and Governance Committee may also consider such other factors that it deems are in the best interests of the Company and its stockholders. The Nominating and Governance Committee determined that the nominees for election at the Annual Meeting to serve as directors satisfy the Company’s current needs as well as applicable regulatory requirements.

The Nominating and Governance Committee identifies nominees by evaluating the current members of the Board of Directors willing and eligible to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing and eligible to continue in service are considered for a recommendation to re-nominate, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee considers the composition of the Board of Directors, and, if applicable, may identify the desired skills and experience of a new nominee, and discuss with the Board of Directors suggestions as to individuals that meet the criteria. In addition, the Nominating and Governance Committee has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees.

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Nominating and Governance Committee evaluates the performance of the Board of Directors as a whole. The evaluation process, which occurs at least annually, includes a survey of the individual views of all directors, which are then shared with the full Board of Directors. In addition, each of the committees of the Board of Directors performs a similar annual self-evaluation.

Regulatory, Compliance and Cybersecurity Committee

The Regulatory, Compliance and Cybersecurity Committee currently consists of Messrs. Herring (Chairperson), Kuehn and Serota and Mses. Margulies and Raphael. All of the current members of the Regulatory, Compliance and Cybersecurity Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Regulatory, Compliance and Cybersecurity Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The purpose of the Regulatory, Compliance and Cybersecurity Committee is to assist the Board of Directors by providing guidance to, and oversight of, the Company’s senior management responsible for assessing and managing Company-wide regulatory, corporate compliance and cybersecurity risk management programs. The primary responsibilities of the Regulatory, Compliance and Cybersecurity Committee are to (i) serve as a sounding board for the strategic decisions, issues, challenges and opportunities relating thereto, (ii) provide expertise to guide assessment and monitoring of Company-wide regulatory, corporate compliance and cybersecurity risk management budgeting, spending and capital investment, (iii) monitor progress and status of the Company’s regulatory, corporate compliance and cybersecurity risk management programs, (iv) review and evaluate major regulatory, corporate compliance and cybersecurity risk management initiatives to identify emerging and future opportunities for synergy or to leverage regulatory, corporate compliance and cybersecurity risk management investments more effectively and cost efficiently, (v) report to the Audit Committee on regulatory, corporate compliance and cybersecurity risk management matters reviewed by the Regulatory, Compliance and Cybersecurity Committee that may impact the Company’s financial reporting and (vi) be generally available to, and communicate with, the Company’s senior management, and to inform the Board of Directors in the areas described above.

Strategic Advisory Committee

The Strategic Advisory Committee currently consists of Drs. Sheares (Chairperson) and Tuckson, Messrs. Ali, Herring and Serota and Ms. Raphael. All of the current members of the Strategic Advisory Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Strategic Advisory Committee operates under a charter available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The purpose of the Strategic Advisory Committee is to provide advice to the Board of Directors and to our management regarding the monitoring and implementation of our corporate strategic plan, as well as general strategic planning.

Board of Directors’ Leadership Structure

On an annual basis, as part of our governance review and succession planning, the Nominating and Governance Committee evaluates our leadership structure to ensure that it remains the optimal structure for our Company and our stockholders. We believe our current leadership structure—where our Chief Executive Officer serves as Chairman of the Board of Directors, a majority of our Board of Directors is comprised of experienced independent directors (including a Lead Director), committees of our Board of Directors are comprised solely of independent directors and our independent directors hold regular meetings in executive session—is most appropriate and remains the optimal structure for our Company and our stockholders and has contributed to our Company’s compounded growth rates for sales and net income since becoming a public company in 1995.

Since 1989, the Company has employed a traditional board leadership model, with our Chief Executive Officer also serving as Chairman of our Board of Directors. We believe this traditional leadership structure benefits our Company. A combined Chairman/CEO role helps provide strong, unified leadership for our management team and Board of Directors. Our customers, stockholders, suppliers and other business partners have always viewed our Chairman/CEO as a visionary leader in our industry, and we believe that having a single leader for the Company is good for our business.

We also believe that strong, independent Board of Director leadership is a critical aspect of effective corporate governance. Accordingly, Mr. Laskawy serves as our Lead Director. As specified in our Corporate Governance Guidelines the role and duties of the Lead Director include:

•	presiding at all executive sessions of the independent directors and calling meetings of the independent directors;

•	acting as a liaison among the members of the Board of Directors, the Chief Executive Officer and management;

•	coordinating information sent to the Board of Directors;

•	coordinating meeting agendas and schedules for the Board of Directors to assure that there is sufficient time for discussion of all agenda items;

•	conferring with the Chief Executive Officer, as appropriate; and

•	being available for consultation with our stockholders, as appropriate.

(See “Corporate Governance Guidelines” set forth below.)

At present, we believe that combining the roles of Chairman and Chief Executive Officer, together with an experienced Lead Director, is the best governance model for our Company and our stockholders.

Our Board of Directors’ committees, each with a separate Chairperson, are the: Audit Committee; Compensation Committee; Nominating and Governance Committee; Regulatory, Compliance and Cybersecurity Committee and Strategic Advisory Committee. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee is comprised solely of independent directors, and each of the Regulatory, Compliance and Cybersecurity Committee and Strategic Advisory Committee is currently comprised solely of independent directors.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. The atmosphere of our Board of Directors is collegial, all members are well engaged in their responsibilities, and all members express their views and consider the opinions expressed by other directors. We do not believe that appointing an independent Chairman would improve the performance of the Board of Directors.

The Board of Directors is responsible for selecting the Chairman/CEO. The Chairman/CEO establishes the agenda for each meeting of the Board of Directors (in coordination with the Chairperson of the Nominating and Governance Committee/Lead Director) and presides at Board of Directors’ and stockholders’ meetings. The Chairperson of the Nominating and Governance Committee/Lead Director takes input from the other independent directors when setting the agenda for the independent sessions.

Board of Directors’ Role in Oversight of Risk

Risk oversight is provided by a combination of our full Board of Directors and by the Board of Directors’ committees. As part of its oversight, our Board of Directors and its committees meet regularly to discuss the strategic direction and the issues and opportunities facing our Company.

The Audit Committee takes the lead risk oversight role, focusing primarily on risk management related to monitoring and controlling the Company’s financial risks (i.e., overseeing those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company’s financial reporting, including financial accounting and reporting risks, as well as cybersecurity risks). The Compensation Committee focuses primarily on human capital matters (such as executive compensation plans and executive agreements) and evaluates whether the Company’s compensation policies and practices for its executive officers and other employees of the Company create risks that are reasonably likely to have a material adverse effect on the Company. The Nominating and Governance Committee focuses primarily on succession planning, director nomination criteria and candidate identification, as well as on evaluation of our corporate governance procedures and practices including performance evaluation of our Board of Directors. The Nominating and Governance Committee also reviews and assesses the Company’s response to climate risk, and other relevant strategic sustainability risks facing our operations, supply chain, and communities. The Regulatory, Compliance and Cybersecurity Committee focuses primarily on risks related to regulatory, corporate compliance and cybersecurity matters. The Strategic Advisory Committee focuses primarily on the Company’s strategic and business development plans including the risks associated with those plans.

In October 2023, we experienced a cybersecurity incident which primarily affected the operations of our North American and European dental and medical distribution businesses. Certain members of the Audit Committee and Regulatory, Compliance and Cybersecurity Committee are conducting a review of the incident, including the measures undertaken in response to it.

The Company’s Executive Management Committee is responsible for the oversight and active management of material risks to the Company (including, without limitation, strategic, development, business, operational, human, sustainability, financial, technology, legal and regulatory risks) as an integral part of the Company’s business planning, succession planning and management processes. Members of the management team provide periodic reports to the Audit Committee, Compensation Committee, Regulatory, Compliance and Cybersecurity Committee and Strategic Advisory Committee on select risk management topics and the Chairperson of each respective committee reports, as appropriate, on these topics to the full Board of Directors.

The Company’s management has a longstanding commitment to employing and imbedding sound risk management practices and disciplines into its business planning and management processes throughout the Company to better enable achievement of the Company’s strategic, business, operational, financial, sustainability and compliance objectives, as well as to achieve and maintain a competitive advantage in the marketplace.

Board Diversity

Our Board of Directors brings a diversity of perspectives, backgrounds and skills to the boardroom, reflecting the diversity of our customers, investors, suppliers and TSMs, and enabling the diversity of thought that we believe is necessary to advance the needs of the business and our stakeholders in an evolving societal, environmental and operational context. As we consider refreshment and succession of our Board of Directors, we also consider the Company’s current and future strategy to ensure we have the right skills to execute on that strategy and achieve our financial goals. In December 2023, we appointed Ms. Faig as a new independent director. Ms. Faig has extensive expertise in corporate finance, audit and public accounting and a deep understanding of the healthcare industry’s complexities and challenges. (See the biographical information under Proposal 1 for specific information about the skills of each director, and the disclosure below for additional information regarding the members of our Board of Directors.)

Board Diversity Matrix (as of April 10, 2024)
Board Size:
Total Number of Directors		15
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	4	9	0	2
Number of Directors who identify in any of the categories below:
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	6	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		2

Additional Board Data

	Independent Directors	Ethnic Diversity	Gender Diversity
As of April 10, 2024	11 of 15 73% of Directors are Independent	4 of 15 27% of Directors are Ethnically Diverse	4 of 15 27% of Directors are Female
Immediately following the Annual Meeting (assuming all director nominees listed in Proposal 1 are elected)	11 of 13 85% of Directors will be Independent	4 of 13 31% of Directors will be Ethnically Diverse	4 of 13 31% of Directors will be Female

Environment, Social and Governance

Henry Schein has a long, rich history of a purpose-driven model that engages our five key stakeholders—our supplier partners, customers, TSMs, stockholders and society at large—of our Mosaic of Success to drive sustained, long-term economic success while also creating shared value for society. Through our strong values-based culture, our sustainability approach and ESG efforts, we integrate our sense of purpose into the way we operate our business so that we can “do well by doing good” for a healthier planet and healthier people. Overseen by the Nominating and Governance Committee, with the Compensation Committee also playing a role in ESG matters related to human capital engagement and executive compensation, key 2023 sustainability and ESG highlights included the following:

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With the backdrop of global health, humanitarian and climate crises, we continued our efforts to drive an overall culture of wellness and engagement for our TSMs and continue to strengthen supply chain resiliency to support our customers and our communities. Henry Schein serves as Chair of the Private Sector Roundtable on Global Health Security, and continued its work across sectors to support the creation of market intelligence platforms that enable the sharing of real-time supply chain data, including through the WHO’s Pandemic Supply Chain Network and various national efforts, including the U.S. Supply Chain Control Tower.

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We (i) published our annual Corporate Social Responsibility and Sustainability Report according to the Global Reporting Initiative and Sustainability Accounting Standards Board reporting standards and issued our second Taskforce for Climate-related Financial Disclosures report; (ii) finalized our global climate roadmap to pave the way for our science-based target efforts; (iii) continued initiatives and programs to expand health care access for underserved and underrepresented communities; (iv) continued investing in the next generation of diverse and innovative health care professionals through a new pilot program with high school students to expose them to the health care field; (v) built awareness of equitable, preventive and holistic care through integrated health care models; (vi) continued to evaluate our pay equity analysis for the majority of the U.S. workforce, which reviews compensation across gender and ethnic groups for equity and fairness; (vii) expanded our Diversity and Inclusion (“D&I”) learning journey by educating TSMs on key D&I topics; and (viii) continued to drive a culture of wellness for our TSMs by fostering an environment where they can feel engaged, included and psychologically safe.

At Henry Schein, our employees are our greatest asset. We employ more than 25,000 people, approximately 55% of our workforce is based in the United States and approximately 45% is based outside of the United States. Approximately 14% of our employees are subject to collective bargaining agreements. We believe that our relations with our employees are excellent.

We refer to our employees as Team Schein Members, or TSMs. Our TSMs are the cornerstone of the Company. We provide a connected and caring community that invests in the career journey of every TSM and encourages their contribution to our mission of making the world healthier. Our TSM experience strategy is centered around our Team Schein Values, or the guiding principles and shared responsibilities of the Company and its TSMs. We know our business success is built on the engagement and commitment of our TSMs who are dedicated to meeting the needs of their fellow TSMs, our customers, supplier partners, stockholders and society.

We recognize the changes in how and where we work, and the expectations of our team members to still feel connected to our values-based culture. Throughout 2023, we rolled out a continuous listening program that used various vehicles, including The Pulse Global Culture Survey and TSM roundtables, to garner feedback from our TSMs on their employee experience. The Pulse Global Culture Survey was redesigned in 2023 to measure scores aligned to our Team Schein Values and we received good or excellent scores in all values. The feedback showed us that TSMs overall enjoy working for the Company and intend to stay, mainly driven by our values-based culture and providing TSMs with a sense of purpose, a meaningful experience and overall positive work environment. However, there are also a few clear areas of opportunity which include a focus on reducing burnout and stress and providing more opportunities for career mobility. This feedback is shared with our Executive Management Committee and Board of Directors, both of whom are committed to addressing the opportunities identified. As part of this commitment, our highlights in 2023 included:

•	Community: Provide opportunities for TSMs to have fun while contributing to an inclusive team that respects and supports one another.

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Continued focus on creating a diverse and inclusive environment where TSMs feel a sense of belonging. In 2023, Diversity and Inclusion, for the second time, was our top strength identified in The Pulse Global Culture Survey. To guide our efforts and education related to D&I, our Diversity and Inclusion Council, with engagement from our Board of Directors and Executive Management Committee, drives the Company’s overall D&I strategy. To deepen our commitment to D&I across the Company, Global Directors and Vice Presidents each have a goal tied to their compensation to champion D&I and attend educational training, and in 2023 we cascaded this goal down to our U.S. Managers. We continue to expand our D&I learning journey, educating TSMs on key D&I topics. We understand the importance of ensuring our internal team reflects the diversity of our customers and society and continue to focus on this through our talent planning, compensation and recruitment processes in alignment with our corporate strategic planning objectives to achieve concrete results. We continue to publish our United States Equal Employment Opportunity Commission EEO-1 data for the U.S.

•

Launched Henry Schein Games, a virtual platform with a field-day type event at various locations that brought TSMs together through friendly competition by earning points for their team by engaging in cultural-related activities and posting photos.

•	Launched Community Circles, which brought TSMs across the Company together to connect about topics, hobbies and activities that they are passionate about.

•

Hosted Connection Days throughout the globe at Henry Schein facilities, which were designed to boost team morale by bringing TSMs together to participate in fun non-work-related activities at least once per quarter.

•

Continued to expand our Employee Resource Groups (“ERGs”), an inclusive and diverse vehicle for all TSMs to share, connect, learn and develop both personally and professionally. Each of our ERGs has a sponsor from our Executive Management Committee and Board of Directors. Our CEO engages directly in many of our ERG programs.

•

Launched an enhanced Onboarding Program that provides TSMs with strategic programming to help ensure a successful start to their careers at Henry Schein. To help ensure TSMs who are joining the Company in a remote or hybrid working environment feel connected to our values-based culture, we launched a Culture Ambassador Program, which provides new hires with a mentor for 90 days to walk through how we live our values and how they can engage.

•	Caring: Build a world we want to live in by supporting each other and the communities in which we live and work.

•

Continued to offer a variety of opportunities to volunteer for team-building and engaging in local communities in which TSMs live and work, such as through Carry the Load, the We Care Global Challenge, Back to School and Holiday Cheer.

•

Launched a new quarterly campaign to provide opportunities for TSMs to engage in meaningful ways that connect back to their own personal purpose, such as helping the community through corporate social responsibility activities virtually or in-person.

•

Enhanced our strategic partnerships with industry associations, customers and suppliers that support access to quality health care through various key programs and initiatives (e.g., Gives Kids A Smile, Alpha Omega-Henry Schein Cares Holocaust Survivors Oral Health Program and Release the Pressure).

•	Expanded our Steps for Suicide Prevention campaign, which brings TSMs together to walk for a cause and provide education.

•

We also understand the importance of driving a culture of wellness for our own team members through our Mental Wellness Committee, which is supported by our CEO, Executive Management Committee and Board of Directors. In 2023, we rolled out a “Year of Wellness” campaign that provided monthly tips, videos and educational programming to TSMs that focused on how they may be feeling that month. We also launched an education program for managers of TSMs that provided tactical examples of how to help reduce burnout amongst teams and support the new way of working.

•	Career: Provide opportunities for TSMs to develop personally and professionally with an emphasis on embodying our values to achieve our collective goals with excellence and integrity.

•

Continued investment in our employees by providing both formal and informal learning opportunities focused on growing and enhancing knowledge, skills and abilities through a broad suite of professional development training programs for current and future roles. In 2023, we saw an increase in participation in our workshops, with TSMs reporting a high utilization of skills learned.

•	Continued expansion of our formal mentorship and coaching programs.

•

Continued roll-out of talent planning efforts designed to ensure a strong, diverse leadership pipeline across the organization by strategically identifying and developing talent through targeted development opportunities and intentional succession plans. Information derived from talent planning efforts informs curriculum design and content to help focus on the right capabilities and help ensure alignment of career development efforts with the future needs of the organization. The Board of Directors is provided with periodic updates regarding our talent and succession planning efforts and participates in professional development activities with our TSMs.

•

Enhanced company-wide recognitions, including our Teddy Philson Team Schein Award, which was redesigned in 2023 to provide more visibility and meaningful recognition to TSMs who exemplify our Team Schein Values, as well as other programs including service awards which highlight TSMs who exemplify our Team Schein Values.

Stockholder Communications

Stockholders who wish to communicate with the Board of Directors may do so by emailing investor@henryschein.com. The Company will receive the correspondence and forward it to the Chairperson of the Nominating and Governance Committee/Lead Director or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate.

Our policy is to encourage the members of our Board of Directors to attend the annual meeting of stockholders, and all of the directors attended the 2023 Annual Meeting.

Stockholder Engagement

In fiscal 2023 and into early 2024, we continued to have conversations with stockholders (a total of approximately 35% of our outstanding common stock in the aggregate) focused on a range of topics, including executive compensation, corporate governance, corporate social responsibility and sustainability initiatives. With respect to corporate governance and executive compensation matters, we offered such engagement to five stockholders owning approximately 28% of our outstanding common stock in the aggregate and met with three stockholders representing approximately 19% of our outstanding common stock in the aggregate. Such engagement was led by Mr. Laskawy, the Chairperson of our Nominating and Governance Committee/Lead Director, and each such meeting was attended by Mr. Laskawy as well as our Corporate Secretary, our Vice President of Investor Relations and our Vice President, Chief Sustainability Officer. During that same period, we also engaged with nine additional stockholders representing an additional approximately 16% of our outstanding common stock in the aggregate to discuss environmental, social and governance, among other matters, and our CEO participated in such engagements with stockholders owning over 12% of our outstanding common stock in the aggregate.

Perspectives from our stockholders included support for our overall governance structure. We also heard positive feedback on our board refreshment, including a balance of tenures and expertise. Additionally, stockholders were complimentary of our ESG progress to date, including the publication of our 2022 Sustainability and Corporate Social Responsibility Report in accordance with Global Reporting Initiative (GRI) Standards and Sustainability Accounting Standards Board (SASB) standards, as well as our second Task Force on Climate-related Financial Disclosures (TCFD) report and disclosure of EEO-1 data.

We appreciate the valuable feedback offered by our stockholders on their perspectives on executive compensation, governance and sustainability priorities and intend to continue the dialogue to ensure our programs reflect priorities that are important to our stockholders.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption. Our Corporate Governance Guidelines address topics such as (i) role of the Board of Directors, (ii) director responsibilities, (iii) Board of Directors’ composition, (iv) definition of independence, (v) lead director, (vi) committees, (vii) selection of Board of Directors nominees, (viii) orientation and continuing education of directors, (ix) executive sessions of independent directors, (x) management development and succession planning, (xi) Board of Directors’ compensation, (xii) attendance of directors at the annual meeting of stockholders, (xiii) service on other boards, (xiv) Board of Directors access to management and independent advisors, (xv) annual evaluation of Board of Directors and committees, (xvi) submission of director resignations and (xvii) communications with the Board of Directors.

Among other things, the Company’s Corporate Governance Guidelines provide that it is the Board of Directors’ policy to periodically review issues related to the selection and performance of the Chief Executive Officer. At least annually, the Chief Executive Officer must report to the Board of Directors on the Company’s program for management development and on succession planning. In addition, the Board of Directors and Chief Executive Officer shall periodically discuss the Chief Executive Officer’s recommendations as to a successor in the event of the sudden resignation, retirement or disability of the Chief Executive Officer.

The Company’s Corporate Governance Guidelines also provide that it is the Board of Directors’ policy that, in light of the increased demands facing directors, directors must be able to devote sufficient time to carrying out their duties and responsibilities effectively. The Board believes that directors should limit the number of boards of other public companies on which its members serve in order to ensure their effectiveness as a board member. In March 2024, upon recommendation of the Nominating and Governance Committee, the Board of Directors amended the Company’s Corporate Governance Guidelines to include a director time commitment policy. Under the director time commitment policy, the Company’s Chief Executive Officer and non-executive directors who are employed as the chief executive officer of another publicly traded company should not serve on more than two other public company boards in addition to serving on our Board of Directors, while other non-executive directors should not serve on more than four other public company boards in addition to serving on our Board of Directors. Under the policy, directors should advise the Chairman, the Lead Director and the Chairperson of the Nominating Committee in advance of accepting an invitation to serve on another public company board, any private company board or any not-for-profit board in order to evaluate whether the new directorship adversely impacts the director’s service on our Board of Directors, including whether the directorship creates any potential conflict of interest. In addition, directors should advise the Chairman, the Lead Director and the Chairperson of the Nominating Committee of any change in employment status. The Nominating and Governance Committee will consider the commitments of a director or candidate to other board memberships, among other significant professional commitments that the director maintains, in assessing the individual’s suitability for election or reelection to the Board of Directors. In March 2024, the Nominating and Governance Committee conducted a review of such commitments and affirmed that all directors and director nominees are in compliance with the Company’s director time commitment policy.

Code of Ethics

In addition to our Worldwide Business Standards applicable to all employees, we have adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller (if any), or persons performing similar functions. The Code of Ethics is posted on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption. We will disclose on our website any amendment to, or waiver of, a provision of the Code of Ethics for Senior Financial Officers, or persons performing similar functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of our common stock (excluding unvested restricted stock units and unvested stock options that are exercisable more than 60 days from March 22, 2024) as of March 22, 2024 (unless otherwise noted below) by (i) each person we know is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each nominee for director of the Company, (iv) our Chief Executive Officer, our Chief Financial Officer, each of the other three most highly paid executive officers serving as of December 30, 2023 (the “Named Executive Officers” or “NEOs”), and (v) all directors and executive officers as a group.

	Shares Beneficially Owned
Names and Addresses[1]	Number	Percent of Class
Mohamad Ali[2]	8,845	*
Stanley M. Bergman[3]	596,376	0.46%
James P. Breslawski[4]	192,953	*
Deborah Derby[5]	7,828	*
Michael S. Ettinger[6]	63,659	*
Carole T. Faig	0	*
Joseph L. Herring[7]	22,300	*
Kurt P. Kuehn[8]	13,598	*
Philip A. Laskawy[9]	58,602	*
Anne H. Margulies[10]	24,870	*
Mark E. Mlotek[11]	59,593	*
Steven Paladino[12]	162,860	*
Carol Raphaell3	29,287	*
Scott Serota[14]	4,337	*
Bradley T. Sheares, Ph.D.[15]	40,170	*
Ronald N. South[16]	23,598	*
Reed V. Tuckson, M.D., FACP[17]	5,554	*
The Vanguard Group, Inc.[18]	15,171,464	11.81%
Generation Investment Management LLP[19]	11,965,232	9.31%
BlackRock, Inc.[20]	9,939,960	7.74%
State Street Corporation[21]	6,515,134	5.07%
Directors and Executive Officers as a Group (20 persons)[22]	1,461,392	1.14%

*	Represents less than 0.40%.
[1]	Unless otherwise indicated, the address for each person is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.
[2]

Represents (i) 7,622 shares owned directly and over which Mr. Ali has sole voting and dispositive power and (ii) 1,223 shares held in Mr. Ali’s Non-Employee Director Deferred Compensation Plan account.

[3]

Represents (i) 54 shares that Mr. Bergman owns directly and over which he has sole voting and dispositive power, (ii) 119,502 shares over which Marion Bergman, Mr. Bergman’s wife, has shared voting and dispositive power as co-trustee of the Bergman Family 2010 Trust #2, (iii) 4,705 shares owned by Mr. Bergman’s wife over which Mr. Bergman has shared voting and dispositive power, (iv) 329,410 shares over which Mr. Bergman’s wife has shared voting and dispositive power as manager of the Bergman Family 2010 Trust #2, LLC, (v) 23,858 shares over which Mr. Bergman’s wife has shared voting and dispositive power as manager of the SBMB GST Trust Partners LLC, (vi) outstanding options to purchase 109,229 shares that either are exercisable or will become exercisable within 60 days and (vii) 9,618 shares held in a 401(k) Plan account.

[4]

Represents (i) 143,008 shares owned directly and over which Mr. Breslawski has sole voting and dispositive power and (ii) outstanding options to purchase 49,945 shares that either are exercisable or will become exercisable within 60 days.

[5]

Represents (i) 760 shares held indirectly by the Deborah M. Derby Revocable Trust, for the benefit of Ms. Derby, over which Ms. Derby has sole voting and dispositive power and (ii) 7,068 restricted stock units that vested but, per Ms. Derby’s election, the payment date has been deferred.

[6]

Represents (i) 23,001 shares owned directly and over which Mr. Ettinger has sole voting and dispositive power, (ii) 800 shares held indirectly in a trust for the benefit of his children, over which Mr. Ettinger has sole voting and dispositive power, (iii) outstanding options to purchase 39,648 shares that either are exercisable or will become exercisable within 60 days and (iv) 210 shares held in a 401(k) Plan account.

[7]	Represents 22,300 shares owned directly and over which Mr. Herring has sole voting and dispositive power.
[8]

Represents (i) 1,755 shares owned directly and over which Mr. Kuehn has sole voting and dispositive power and (ii) 11,843 restricted stock units that vested but, per Mr. Kuehn’s election, the payment date has been deferred.

[9]

Represents (i) 36,641 shares held in Mr. Laskawy’s Non-Employee Director Deferred Compensation Plan account and (ii) 21,961 restricted stock units that vested but, per Mr. Laskawy’s election, the payment date has been deferred.

[10]

Represents (i) 3,755 shares owned directly and over which Ms. Margulies has sole voting and dispositive power, (ii) 7,190 shares held in Ms. Margulies’ Non-Employee Director Deferred Compensation Plan account and (iii) 13,925 restricted stock units that vested but, per Ms. Margulies’ election, the payment date has been deferred.

[11]

Represents (i) 8,422 shares owned directly and over which Mr. Mlotek has sole voting and dispositive power, (ii) 2,100 shares held indirectly as trustee of trusts for the benefit of family members, over which Mr. Mlotek has sole voting and dispositive power, (iii) outstanding options to purchase 44,984 shares that either are exercisable or will become exercisable within 60 days and (iv) 4,087 shares held in a 401(k) Plan account.

[12]

Represents (i) 115,147 shares owned directly and over which Mr. Paladino has sole voting and dispositive power, (ii) outstanding options to purchase 41,037 shares that either are exercisable or will become exercisable within 60 days and (iii) 6,676 shares held in a 401(k) Plan account.

[13]	Represents 29,287 shares owned directly and over which Ms. Raphael has sole voting and dispositive power.
[14]

Represents (i) 3,337 shares owned directly and over which Mr. Serota has sole voting and dispositive power and (ii) 1,000 shares held indirectly by the Serota Family Trust dated May 24, 2013, for the benefit of Mr. Serota and his spouse, over which Mr. Serota has shared voting and dispositive power.

[15]

Represents (i) 3,337 shares owned directly and over which Dr. Sheares has sole voting and dispositive power and (ii) 36,833 restricted stock units that vested but, per Dr. Sheares’ election, the payment date has been deferred.

[16]

Represents (i) 9,941 shares owned directly and over which Mr. South has sole voting and dispositive power and (ii) outstanding options to purchase 13,657 shares that either are exercisable or will become exercisable within 60 days.

[17]

Represents (i) 3,337 shares owned directly and over which Dr. Tuckson has sole voting and dispositive power and (ii) 2,217 restricted stock units that vested but, per Dr. Tuckson’s election, the payment date has been deferred.

[18]

The principal office of The Vanguard Group, Inc. (“Vanguard”) is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has the sole power to dispose of or direct the disposition of 14,620,083 of these shares, the shared power to vote or direct the vote of 163,611 of these shares, and the shared power to dispose of or direct the disposition of 551,381 of these shares. The foregoing information regarding the stock holdings of Vanguard and its affiliates is based on an amended Schedule 13G filed by Vanguard with the SEC on February 13, 2024.

[19]

The principal office of Generation Investment Management LLP (“GIM”) is 20 Air Street, 7th Floor, London, United Kingdom W1B 5AN. GIM has the sole power to dispose of or direct the disposition of and the sole power to vote or direct the vote of 77,332 of these shares, has the shared power to dispose of or direct the disposition of 11,887,900 of these shares and the shared power to vote or direct the vote of 11,654,925 of these shares. The foregoing information regarding the stock holdings of GIM and its affiliates is based on an amended Schedule 13G filed by GIM and its affiliates with the SEC on February 14, 2024.

[20]

The principal office of BlackRock, Inc. (“BlackRock”) is 50 Hudson Yards, New York, New York 10001. BlackRock has the sole power to vote or direct the vote of 8,806,120 of these shares and has the sole power to dispose of or direct the disposition of 9,939,960 of these shares. The foregoing information regarding the stock holdings of BlackRock and its affiliates is based on an amended Schedule 13G filed by BlackRock with the SEC on January 26, 2024.

[21]

The principal office of State Street Corporation (“State Street”) is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114-2016. State Street has the shared power to vote or direct the vote of 3,510,341 of these shares and has the shared power to dispose of or direct the disposition of 6,505,782 of these shares. The foregoing information regarding the stock holdings of State Street and its affiliates is based on an amended Schedule 13G filed by State Street with the SEC on January 25, 2024.

[22]

Includes (i) with respect to all directors and Named Executive Officers, (a) 856,438 shares, directly or indirectly, beneficially owned, (b) outstanding options to purchase 298,500 shares that either are exercisable or will become exercisable within 60 days, (c) 65,645 shares held in 401(k) Plan accounts and in Non-Employee Director Deferred Compensation Plan accounts, as applicable and (d) 93,847 restricted stock units held by non-employee directors where such units vested but, per their election, the payment date was deferred and (ii) with respect to all executive officers that are not Named Executive Officers or directors, (a) 75,480 shares, directly or indirectly, beneficially owned, (b) outstanding options to purchase 70,986 shares that either are exercisable or will become exercisable within 60 days and (c) 496 shares held in 401(k) Plan accounts.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2022-2024 BOLD+1 Strategic Plan

Over the years, Henry Schein has strategically transformed into a leading global health care distribution and specialty products and services provider. Approximately every three years we develop a new strategic plan and in 2022, we announced our 2022-2024 BOLD+1 Strategic Plan to accelerate our digital transformation and increase focus on our higher-growth, higher-margin businesses. BOLD+1 means building complementary software, specialty, and services businesses for high growth; operationalizing our One Distribution approach to deliver exceptional customer experience, increased efficiency, and growth; leveraging all the businesses and solutions that comprise Henry Schein to broaden and deepen relationships with our customers; and driving digital transformation for our customers and for the Company. The +1 component reflects our commitment to help our customers operate more effectively and efficiently while generating value for all stakeholders. The Company’s executive officer compensation program is designed to, among other things, align rewards with the achievement of the Company’s strategic plan. Beginning in fiscal 2022 and continuing in fiscal 2023, the Compensation Committee added as a component of our short-term cash incentive plan for all Executive Management Committee members (which include our Named Executive Officers), the achievement of the financial goals and performance objectives set forth in the Company’s strategic scorecard which goals are directly tied to the Company achieving the 2022-2024 BOLD+1 Strategic Plan. In fiscal 2023, we increased the Strategic Scorecard Goals (as defined below) weighting from 20% to 30% for all Executive Management Committee members (which include our Named Executive Officers).

Executive Compensation Program Changes made in Fiscal 2023

As part of the annual review process of our executive compensation program and after considering stockholder perspectives shared with us during engagement meetings and benchmarking analyses, the Compensation Committee reviewed a range of performance metric alternatives against the current performance objectives of the Company’s annual cash bonus plan (i.e., the Performance Incentive Plan (“PIP”)) and the Company’s equity compensation program (i.e., the Long Term Incentive Program under the 2020 Stock Incentive Plan as defined below (“LTIP”)) and approved in March 2023, several refinements to our executive compensation program design that became effective starting with fiscal 2023.

•

2023 LTIP – added a three-year average return on invested capital (“ROIC”) metric in the long-term incentive program design for performance-based restricted stock units (“PSUs”) issued in fiscal 2023, weighted at 25%, with three-year cumulative earnings per share (“EPS”) as part of the LTIP, weighted at 75%;

•

2023 LTIP – removed stock options from the LTIP design and increased the ratio of PSUs issued in fiscal 2023, where PSUs comprised 65% of our CEO’s and 50% of the other Named Executive Officers’ target long-term incentive opportunity; and

•

2023 PIP – maintained annual EPS as the primary Company performance metric for fiscal 2023 and increased the Strategic Scorecard Goals weighting from 20% to 30% for all Executive Management Committee members (including our Named Executive Officers) and streamlined and combined Business Financial Goals (as defined below) and Individual Performance Goals (as defined below) into one category. The Business Financial Goals/Individual Performance Goals and Strategic Scorecard Goals take into account performance metrics factors (including, without limitation, measures such as operating income, business unit expense, industry specific goals and similar factors).

We believe these compensation program changes reflect preferences of our stockholders and are aligned with best market practices.

Components of the Executive Compensation Program

The Company’s executive compensation program consists of four main components: (i) base salary; (ii) annual incentive compensation opportunity; (iii) long-term equity-based awards and (iv) benefits and perquisites. As described below, annual and long-term performance-based awards represent a major portion of total compensation for the Named Executive Officers. The combination of these four components of our executive compensation program is designed to balance Company annual operating objectives and earnings performance with longer-term Company stockholder value creation goals.

Base Salary. The Compensation Committee annually reviews and approves base salary for the Named Executive Officers.

Annual Incentive Compensation. The components of the Company’s annual incentive compensation (i.e., bonuses under the PIP) are set by the Compensation Committee annually and are designed to reward the achievement of pre-established performance goals.

Each executive officer’s annual incentive compensation under the PIP (other than Mr. Bergman’s) is based on the following weighted components:

•	the Company’s corporate financial (i.e., EPS) goal (subject to the adjustments as described herein);

•	the executive officer’s specific business unit financial goals and individual performance goals; and

•	financial goals and performance objectives set forth in the Company’s strategic scorecard, which goals are directly tied to the Company achieving its then current three-year strategic plan.

Mr. Bergman’s annual incentive compensation under the PIP is based on the following weighted components:

•	the Company’s corporate financial (i.e., EPS) goal (subject to the adjustments as described herein); and

•	financial goals and performance objectives set forth in the Company’s strategic scorecard which goals are directly tied to the Company achieving its then current three-year strategic plan.

Long-Term Equity-Based Awards. The Compensation Committee approved equity-based awards for fiscal 2023 (“2023 LTIP”) under the Company’s Long Term Incentive Program under the Henry Schein, Inc. 2020 Stock Incentive Plan as amended and restated as of May 21, 2020 (the “2020 Stock Incentive Plan”) that contained a strong performance-based focus and consisted of PSUs and time-vested restricted stock units (“RSUs”). The following approach was taken with respect to the 2023 LTIP grants:

•	In fiscal 2023, our CEO received 65% PSUs and 35% RSUs and our other Named Executive Officers received 50% PSUs and 50% RSUs; and

•

PSUs granted in fiscal 2023 to participants, including the Named Executive Officers, are tied to the Company’s (i) EPS performance over the three-year performance period (weighted at 75% of the total PSU award) and (ii) return on invested capital performance over the three-year performance period (weighted at 25% of the total PSU award), in each case subject to any potential required adjustments as described below. When the Company successfully achieves its three-year cumulative EPS goal (“EPS goal”) and its three-year average return on invested capital (“ROIC goal”), participants, including the Named Executive Officers, are paid shares under their PSUs at target levels. When the Company’s performance exceeds the EPS goal and/or the ROIC goal, participants, including the Named Executive Officers, receive additional shares under their PSUs (with respect to the applicable weighted component of the PSU that exceeded the goal) up to a 200% maximum payout (increased from 150% for LTIP awards granted in fiscal 2022). When the Company’s performance does not meet the EPS goal and/or the ROIC goal, shares paid to participants (including the Named Executive Officers) under their PSUs (with respect to the applicable weighted component of the PSU that did not meet the goal) are reduced or eliminated.

Benefits and Perquisites. The Company provides a program commensurate with competitive practices that is generally consistent with the benefits provided to other employees. The Company does not provide any tax gross-ups to our executive officers (other than for relocation expenses). See “Compensation Structure—Pay Elements—Details—Benefits and Perquisites” set forth below.

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, and to reward them for their performance, the Company’s performance and for creating long-term value for stockholders. The primary objectives of the program are to:

•	align rewards with the achievement of performance that enhances stockholder value;

•	align rewards with the achievement of the Company’s strategic plan;

•	support the Company’s strong team-based orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance (including, without limitation, achievement of the Company’s strategic plan), promotes appropriate conduct and reinforces a culture that the Compensation Committee believes will continue to drive long-term success for the Company, thereby enhancing stockholder value. The compensation program rewards team accomplishments while, at the same time, promoting individual accountability. The Company has a planning and goal-setting process that is fully integrated into the compensation system, intended to result in a strong relationship between individual efforts, business unit financial results, Company financial results, and the Company’s achievement of its strategic plan with executive officer financial rewards.

A major portion of total compensation for our Named Executive Officers is placed at risk through annual and long-term incentives tied to the achievement of performance metrics and/or stock appreciation. In fiscal 2023, the sum of annual incentive compensation (under the heading “Non-Equity Incentive Plan Compensation”), PSUs (based on target achievement) and RSUs represented (i) 80% of the total compensation for our CEO and (ii) between 65% and 77% of the total compensation for the Named Executive Officers (other than our CEO). We seek to provide competitive compensation that is commensurate with performance. We generally target compensation at the median of the market and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded. (See “Pay Levels and Benchmarking” set forth below.)

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers to enable us to capitalize on our growth strategies. Our team-focused culture and management processes are designed to foster this commitment. The vesting schedules attached to LTIP awards (three-year cliff vesting for PSUs and four-year cliff vesting for RSUs) reinforce this long-term orientation.

Role of the Compensation Committee

General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers, including the Named Executive Officers. The Compensation Committee’s function is more fully described in its charter which has been approved by our Board of Directors and is available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

When considering decisions concerning the compensation of the Named Executive Officers (other than the Chief Executive Officer), the Compensation Committee asks for recommendations from Mr. Bergman, including his detailed evaluation of each executive’s performance during the relevant fiscal year.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant, Pearl Meyer. Pearl Meyer has also assisted the Compensation Committee with several special projects, including advice on director compensation. Other than the work of Pearl Meyer Leadership Consulting (formerly known as Veritas Partners), a consulting unit of Pearl Meyer focused on management leadership and development, described on page 8 of this proxy statement, which the Compensation Committee concluded did not change its independence determination regarding Pearl Meyer, Pearl Meyer does no other work for the Company.

The Compensation Committee retains Pearl Meyer directly, and Pearl Meyer reports directly to the Compensation Committee. However, in carrying out its assignments and during the course of providing services to the Compensation Committee, Pearl Meyer may interact with Company management when necessary and appropriate in order to obtain relevant compensation and performance data for the executives and the Company. In addition, Pearl Meyer may seek input and feedback from Company management regarding Pearl Meyer’s work product and analysis prior to presenting such information to the Compensation Committee in order to confirm Pearl Meyer’s understanding of the Company’s business strategy or identify data questions or other similar issues, if any.

The Compensation Committee, with the assistance and independent advice from Pearl Meyer, annually reviews competitive compensation data prepared by Willis Towers Watson, a professional services/human resources consulting company which provides a number of services to the Company.

The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the committee in carrying out its responsibilities.

Say-on-Pay Votes and Stockholder Feedback

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (“say-on-pay proposal”). At the Company’s 2023 Annual Meeting, 91.3% of the votes cast on the say-on-pay proposal at the meeting were in favor of the say-on-pay proposal. The Compensation Committee evaluated this result and, after consideration, concluded that the voting result reflects our stockholders’ support of the Company’s approach to executive compensation.

In fiscal 2023 and into early 2024, we continued to have conversations with stockholders (a total of approximately 35% of our outstanding common stock in the aggregate) focused on a range of topics including executive compensation, corporate governance, corporate social responsibility and sustainability initiatives. With respect to corporate governance and executive compensation matters, we offered such engagement to five stockholders owning approximately 29% of our outstanding common stock in the aggregate and met with three stockholders representing approximately 19% of our outstanding common stock in the aggregate. Such engagement was led by Mr. Laskawy, the Chairperson of our Nominating and Governance Committee/Lead Director, and each such meeting was attended by Mr. Laskawy as well as our Corporate Secretary, our Vice President of Investor Relations and our Vice President, Chief Sustainability Officer. During that same period, we also engaged with nine additional stockholders representing an additional approximately 16% of our outstanding common stock in the aggregate to discuss environmental, social and governance, among other matters, with our CEO participating in such engagements with stockholders owning over approximately 12% of our outstanding common stock in the aggregate.

As noted in the Executive Summary, as part of the annual compensation program review, in March 2023, the Compensation Committee approved the following changes to the LTIP and PIP plans to diversify the performance measures:

•	2023 LTIP – added a three-year average ROIC goal in the LTIP design for PSUs issued in fiscal 2023 weighted at 25%, with three-year cumulative EPS weighted at 75%;

•

2023 LTIP – removed stock options from the LTIP design and increased the ratio of PSUs issued in fiscal 2023, where PSUs comprised 65% of our CEO’s and 50% of the other Named Executive Officers’ target long-term incentive opportunity; and

•

2023 PIP – maintained annual EPS as the Company performance metric for fiscal 2023 and increased the Strategic Scorecard Goals (as defined below) weighting from 20% to 30% for all Executive Management Committee members (which include all executive officers) and streamlined and combined Business Financial Goals (as defined below) and Individual Performance Goals (as defined below) into one category. The Business Financial Goals/Individual Performance Goals and Strategic Scorecard Goals take into account performance metrics factors (including, without limitation, measures such as operating income, business unit expense, industry specific goals and similar factors).

We believe these compensation program changes reflect preferences of our stockholders and are aligned with best market practices. We greatly appreciate the valuable perspectives our stockholders have shared and are committed to continuing the dialogue. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes and stockholder discussions and perspectives when making future compensation decisions.

Compensation Structure

Pay Element—Overview

The Company utilizes four main components of compensation:

•	Base Salary—fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance;

•	Annual Incentive Compensation—variable pay that is designed to reward attainment of annual business goals, with payout of target award goals generally expressed as a percentage of base salary;

•	Long-Term Equity-Based Awards—stock-based awards including PSUs and RSUs; and

•

Benefits and Perquisites—includes medical, dental, life, disability and business travel insurance benefits, retirement savings, executive health exams (discontinued effective April 30, 2023) and, in the case of Mr. Bergman, certain additional services as described below.

Pay Elements—Details

Base Salary

The Compensation Committee annually reviews executive officer salaries and makes adjustments, as warranted, based on individual responsibilities and performance, and Company performance in light of market conditions and competitive practice. Salary adjustments are generally approved and implemented during the first quarter of the calendar year (typically in March). In March 2023, based on individual responsibilities and performance, the Company’s performance and competitive market data with respect to base salary pay practices, the Compensation Committee increased the base salaries for the Named Executive Officers by approximately 3.8% over the Named Executive Officers’ fiscal 2022 salaries.

Annual Incentive Compensation

Annual incentive compensation for each of the Company’s executive officers is determined and paid under the Performance Incentive Plan for such year. In March 2023, based on individual responsibilities and performance, the Company’s performance and competitive market data with respect to short-term cash compensation performance pay practices, the Compensation Committee increased the target bonuses under the 2023 PIP for the Named Executive Officers by approximately 3.8% over the Named Executive Officers’ fiscal 2022 PIP target bonuses.

Components of the PIP

The components of the PIP are designed to reward the achievement of pre-established corporate financial, business unit financial/ individual performance goals and the Company’s strategic scorecard goals. The Compensation Committee sets the PIP’s performance goals and target payout for the Chief Executive Officer. With respect to the executive officers (other than the Chief Executive Officer), at the beginning of each year, the Chief Executive Officer recommends to the Compensation Committee which executive officers should participate in the PIP for that year and, following review and approval by the Compensation Committee, such officers are notified of their participation. The Chief Executive Officer recommends to the Compensation Committee the PIP’s performance goals and target payout for executive officers (other than himself), subject to the Compensation Committee’s review and approval.

PIP targets and goals for fiscal 2023 for the Named Executive Officers were established at the beginning of fiscal 2023. For the Named Executive Officers (other than Mr. Bergman), the performance goals under the 2023 PIP were based on:

•

the Company’s 2023 EPS measured against pre-established standards, as may be adjusted pursuant to the terms of the 2023 PIP (the “2023 Company Financial/EPS Goal”), subject to the adjustments as described herein;

•	achievement of financial goals in their respective business units and individual performance objectives (“Business Financial/Individual Goals”), subject to the adjustments as described herein; and

•

achievement of the financial goals and performance objectives set forth in the Company’s strategic scorecard (“Strategic Scorecard Goals”) which are directly tied to the Company achieving its then current three-year strategic plan.

The weight (expressed as a percentage of the PIP target payout) for each component of the 2023 PIP awards for the Named Executive Officers (other than Mr. Bergman) was (i) 30% 2023 Company Financial/EPS Goal, (ii) 40% Business Financial/Individual Goals and (iii) 30% Strategic Scorecard Goals.

2023 Company Financial/EPS Goal

In December 2022 and January 2023, the Compensation Committee considered the advantages and disadvantages of potential performance metrics (including, among others, revenue, strategic objectives, operating income/margin, cash flow and industry specific goals) evaluated against the current performance objectives of the PIP, including market data for large public companies’ practices. Following such review, in March 2023, with respect to the 2023 PIP, the Compensation Committee approved (i) the continued use of annual EPS as the Company financial metric, (ii) the continued use of operating income, business unit expense, industry specific goals and similar factors for the Business Financial/Individual Goals, (iii) increasing the weighting for the strategic objectives related to the Company’s 2022-2024 strategic plan for the Strategic Scorecard Goals to account for 30% of the 2023 PIP for executive officers and other executive management instead of the 20% used for the 2022 PIP and (iv) streamlined and combined Business Financial Goals and Individual Performance Goals into one category. The Compensation Committee believes that the Business Financial/Individual Goals and Strategic Scorecard Goals already take into account performance metrics factors (including, without limitation, measures such as operating income, business unit expense, industry specific goals and similar factors) and, therefore, the introduction of another Company performance metric in the PIP (beyond the annual EPS goal) is not necessary as our executive officers are already incentivized with various financial goals appropriate for their respective profit centers and/or business units.

Under the 2023 PIP, the Compensation Committee may adjust the 2023 Company Financial/EPS Goal and Business Financial/Individual Goals for the following factors (which factors were pre-established by the Compensation Committee in the first quarter of 2023):

•	acquisitions, dispositions and new business ventures (based on the approved model) not initially considered when developing the PIP goal, including:

•

the effect of accretion or dilution relating to unbudgeted acquisitions (or dispositions), and any variance from the acquisition model originating from amortization expense for acquisition intangibles or from differences in inventory step-up adjustments are to be excluded;

•	any gain, loss or expense related to the disposal of a business or discontinued operations that was not previously considered when developing the PIP goal;

•	unbudgeted acquisition and professional fees and expenses related to closed acquisitions or dispositions incurred in the year of the acquisition or disposition, but only for that year; and

•

unbudgeted acquisition and professional fees and expenses relating to individual unclosed acquisitions or dispositions, where such fees and expenses exceed $300,000, in which case all such fees and expenses (from the first dollar) shall be excluded;

•	any impairment charges for acquisition intangibles or goodwill;

•	capital transactions (including capital stock repurchases) to the extent the adjustment was not already contemplated in the PIP goal;

•	other differences in budgeted average outstanding shares (other than those resulting from capital transactions referred to above);

•

restructuring costs incurred related to publicly announced restructuring plans and separately identified in the Company’s periodic filings, to the extent the adjustment was not already contemplated in the PIP goal;

•

the financial impact, either positive or negative, of the difference in projected earnings generated by sales of COVID-19 test kits, as included in the 2023 budget, and actual earnings generated by sales of COVID-19 test kits;

•	the financial impact, either positive or negative, of the changes in foreign exchange rates from the rates used in setting the budgeted EPS goal for the fiscal year;

•	changes in accounting principles or in applicable laws or regulations;

•	unforeseen events or circumstances affecting the Company;

•	any judgments, settlements or other payments, each exceeding $100,000, in connection with, or arising from, certain litigation matters; and

•	the impact of any increase or decrease in tax rates in any country in which the Company derives greater than 5% of its net income.

Additionally, the Compensation Committee may further adjust the goal for any other unforeseen event or other facts and circumstances beyond the control of the Company, by an amount equal to a reasonable estimate of the expected accretion or dilution, based on information provided to them by executive management. In the event the Compensation Committee makes adjustments in accordance with the preceding sentence, the Compensation Committee in its sole discretion will determine the PIP award payouts that correspond to the levels of achievement of the adjusted goal. The Compensation Committee may award all or a portion of a PIP award upon the attainment of any goals (including the applicable predefined goals). The Compensation Committee or the Chief Executive Officer (solely with respect to non-executive officers) may also grant discretionary awards under the PIP.

Business Financial/Individual Goals and Strategic Scorecard Goals for Named Executive Officers (other than the CEO)

Business Financial/Individual Goals vary for each Named Executive Officer as the goals reflect each executive’s specific role and function. Strategic Scorecard Goals are the same for all Named Executive Officers and are tied to the advancing of the Company’s then current three-year strategic goals. Financial measures included in such goals are adjusted in a manner similar to adjustments made to the 2023 Company Financial/EPS Goal (as described below).

Business Financial/Individual Goals are designed to motivate executive officers to achieve challenging, but attainable goals for talented executives. Strategic Scorecard Goals are designed to motivate executive officers to achieve the Company’s challenging, but attainable then current three-year strategic plan. The Compensation Committee sets the goals for PIP awards such that incentive compensation is paid at less-than-median of the market awards when Business Financial/Individual Goals or Strategic Scorecard Goals are not fully achieved and greater-than-median awards when goals are exceeded. In March 2023, the Compensation Committee increased the maximum payout percentage for the Company Financial/EPS Goal under the 2023 PIP to 150% (an increase from the maximum amount of 115% under the 2022 PIP). The maximum payout percentage under the PIP for the Named Executive Officers ranges from 115% to 200% for the Business Financial/Individual Goals (depending on the specific category of goal applicable to such Named Executive Officer). With respect to the Strategic Scorecard Goals, the maximum percentage payout is 115%.

Since fiscal 2020, the Company has incorporated a diversity and inclusion metric in the PIP for all participants (including Named Executive Officers). For the 2023 PIP, the Compensation Committee approved the environmental, social and governance goals for the Company’s executive officers to include diversity and inclusion, human capital and sustainability metrics weighted at 15% of their Strategic Scorecard Goals.

For each Named Executive Officer (other than Mr. Bergman whose annual incentive compensation is described below), the Business Financial/Individual Goals are as follows:

•

Mr. South: (i) achievement against the expense budget for the Company’s Corporate Finance Group; and (ii) achievement against the target goals related to (a) Company financial goals, (b) internal controls over financial and tax reporting and enterprise risk management and (c) key investor relations initiatives.

•

Mr. Mlotek: (i) achievement against the expense budget for (a) merger and acquisition expenses and (b) the Corporate Business Development Group expenses and (ii) achievement against the target goals related to (a) return on investment and operating income, in each case, following certain periods after acquisitions, (b) key initiatives and business development projects, (c) leadership and integration support for joint ventures and (d) strategic planning and strategic initiatives.

•

Mr. Ettinger: (i) achievement against the expense budget for the Company’s Legal, Regulatory and Compliance Groups and other corporate administration expenses; and (ii) achievement against the target goals related to (a) implementation of the Company’s strategic plan, (b) cost saving initiatives, (c) optimization strategies, (d) advancement of environmental, social and governance initiatives, (e) executive management and Board of Directors governance initiatives and (f) communication strategies.

•

Mr. Breslawski: (i) achievement against the target goals of the Company’s operating income; and (ii) achievement against the target goals related to (a) strategic planning projects, (b) strategies to maximize business efficiencies and (c) strategies to maximize business synergies for joint ventures.

The Strategic Scorecard Goals for each Named Executive Officer (including Mr. Bergman) measure (i) quantitative goals related to expanding the Company’s high-growth, high-margin businesses, (ii) advancing our digital transformation, (iii) operationalizing the Company’s One Distribution strategy (i.e., to more tightly integrate the management of our Dental and Medical distribution businesses to better leverage functions, talent, processes, and systems across our distribution businesses to enhance our customer experience and maximize efficiency and performance), and leveraging the Company’s One Schein customer offerings (a comprehensive network of innovative solutions and services, along with our distribution capabilities, to provide an enhanced experience), and (iv) environmental, social and governance goals, including human capital management (e.g., employee development and retention, increase diversity and inclusion through education, hiring and mentorship) and environmental sustainability (e.g., advancing our commitment to net zero emissions by 2050). The Strategic Scorecard Goals are awarded based on a leverage table with a maximum payout of 115% and no payout where performance achieved is under 70%. On February 29, 2024, the Compensation Committee certified the achievement of the Strategic Scorecard Goals resulting in a payout of 87% of the 2023 Strategic Scorecard Goals portion of the PIP award set by the Compensation Committee under the 2023 PIP.

2023 PIP: Annual Incentive Compensation for Named Executive Officers (other than the CEO)

In March 2023, the Compensation Committee set the 2023 Company Financial/EPS Goal designed to result in an award payout equal to 100% under the 2023 PIP. The Compensation Committee set the target 2023 Company Financial/EPS Goal at $5.33. The maximum payout under the 2023 Company Financial/EPS Goal portion of the 2023 PIP is 150%.

In February 2024, the Compensation Committee completed the pre-defined process to adjust the goal and to approve the adjustments that were applied to the actual results, in each case, based on the pre-determined adjustments authorized under the PIP. For the 2023 PIP, adjustments to the 2023 Company Financial/EPS Goal included the effects during fiscal 2023 of the impact of completed and certain incomplete acquisitions (including minority interests), certain capital transactions (including capital stock repurchases), changes in foreign exchange rates and the financial impact of COVID-19 test kit earnings. As a result, the Compensation Committee approved an adjustment to the 2023 Company Financial/EPS Goal to $5.06.

During the first quarter of 2024, the Chief Executive Officer reviewed, with respect to the 2023 fiscal year, the relevant financial and operating performance achievements of the Company and its business units, as well as the individual performance of the participating officers (other than himself), against the PIP performance goals that had been previously established, and submitted proposed PIP payouts for the participating officers to the Compensation Committee for review and approval.

Our actual 2023 non-GAAP diluted EPS, adjusted for restructuring costs, amortization of acquisition intangibles, impairment of intangible assets and litigation costs and the financial impact of COVID-19 test kit earnings, was $4.14. This was in part due to the October 2023 cybersecurity incident. This resulted in a payout for our Named Executive Officers of 0% of the 2023 Company Financial/EPS Goal portion of the PIP award being awarded to the Company’s Named Executive Officers under the 2023 PIP. The portion of the PIP awards for the Named Executive Officers that relates to the achievement of the Business Financial/Individual Goals and Strategic Scorecard Goals (each as described above) appears in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

2023 PIP: Annual Incentive Compensation for CEO

Mr. Bergman’s annual incentive compensation for 2023 had the following components:

•	achievement of the 2023 Company Financial/EPS Goal, subject to the adjustments as described herein (weighted 70% of his total award); and

•	the Company’s Strategic Scorecard Goals (weighted 30% of his total award).

Based on 2023 achievement levels (0% for the 2023 Company Financial/EPS Goal and 87% for the Strategic Scorecard Goals, each as described above), the Compensation Committee determined Mr. Bergman was entitled to a $643,652 bonus under the PIP with respect to 2023 performance. Such amount appears in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

Clawback

With respect to the 2023 PIP, compensation paid under the PIP is subject to clawback whereby the Company has the right to recoup from the participant (including the Named Executive Officers) and the participant is required to repay the Company an amount equal to the PIP cash bonus paid to the participant if the participant engages in a competitive activity (as defined in the Company’s Management Team Performance Incentive Plan and Plan Summary, effective as of January 1, 2014 (the “Original PIP Plan”)) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company on or after the payment date, but on or prior to the first anniversary of such payment date. In addition, the Company adopted the Dodd-Frank Clawback Policy (described below) which applies to certain PIP awards granted to our current and former executive officers, including our Named Executive Officers.

In February 2024, the Compensation Committee amended and restated the Original PIP Plan, effective January 1, 2024 (the “Amended PIP”) to among other things, (i) rename it the Henry Schein Incentive Plan, and (ii) add scenarios under the Amended PIP (in addition to a participant engaging in a competitive activity (as defined in the Amended PIP)) where payments made under the Amended PIP may be subject to a clawback (whereby the Company has the right to recoup from the participant (including the Named Executive Officers) and the participant is required to repay the Company an amount equal to the PIP cash bonus paid to the participant), including when a determination is made by the Company that the participant engaged in conduct reasonably expected to constitute Cause (as defined in the Amended PIP), regardless of whether employment is terminated as a result of such determination and (iii) provide that PIP awards are subject to (a) the Company’s Incentive Compensation Recoupment Policy, (b) the Company’s Dodd-Frank Clawback Policy and (c) any other clawback and/or recoupment policy approved by the Board of Directors or the Compensation Committee (or other committee of the Board of Directors) from time to time. For the purposes of the Amended PIP, “Cause” generally means (i) the participant’s commission of fraud or any felony in connection with the participant’s duties as an employee of the Company or any of its affiliates, or willful misconduct or any act of disloyalty, fraud or breach of trust or confidentiality as to the Company or any of its affiliates, or the participant’s commission of a foregoing act or the commission of any other act which causes or may be reasonably expected to cause economic or reputational injury to the Company or any of its affiliates, (ii) the participant’s termination of employment with the Company or any of its affiliates is or would be deemed to be for Cause under any employment agreement between the Company or any of its affiliates and the participant, or is expressly provided for under an award under the Amended PIP, and/or (iii) any breach by the participant of any agreement with the Company or any of its affiliates.

Long-Term Equity-Based Awards

The Company and the Compensation Committee believe that long-term equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of the design and administration of the Company’s executive compensation program.

Type of Award

Under the Company’s LTIP pursuant to the 2020 Stock Incentive Plan, in fiscal 2023, the Company allocated equity-based awards using a combination of:

•	PSUs; and

•	RSUs.

Following consultation with its independent compensation consultant and feedback from our stockholder engagements, in March 2023, the Compensation Committee approved the awards under the 2023 LTIP for our CEO consisting of 65% PSUs and 35% RSUs and our Named Executive Officers (other than our CEO) consisting of 50% PSUs and 50% RSUs.

Vesting

PSUs generally vest 100% on the third anniversary of the grant date (three-year cliff vesting) upon achievement of specified performance vesting goals, and RSUs generally vest 100% on the fourth anniversary of the grant date (four-year cliff vesting), in each case subject to continued service from the grant date until the applicable vesting date (except that the grants provide for pro-rated or accelerated vesting upon certain qualifying terminations such as retirement, death or disability, or termination without cause following a change in control (as defined in the 2020 Stock Incentive Plan)).

None of our outstanding LTIP awards provide for single trigger acceleration of restricted stock units or stock options upon a change in control. Instead, in connection with a change in control, all outstanding restricted stock units and unvested stock options granted to our executive officers vest automatically upon a participant’s termination of employment by the Company without cause or by the participant for good reason (and for Mr. Bergman, also for retirement) occurring within two years after the change in control or in certain cases within 90 days prior to a change in control or after the first public announcement of a pending change in control. (See “Post Termination and Change in Control Calculation” table below and the accompanying footnotes.)

Clawback

Our LTIP awards are subject to a clawback policy whereby the Company has the right to recoup from the participant (including the Named Executive Officers) and the participant is required to repay the Company an amount equal to the fair market value of the aggregate shares of restricted stock units and the fair market value of the aggregate shares received upon exercise of a stock option (net of the aggregate exercise price paid in cash upon exercise of such stock option) payable to the participant if the participant engages in a competitive activity (as defined in the award agreement) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company on or after the payment date, but on or prior to the first anniversary of such payment date. In addition, the Company adopted the Dodd-Frank Clawback Policy (described below) which applies to certain LTIP awards granted to our current and former executive officers, including our Named Executive Officers.

In March 2024, beginning with LTIP awards issued on March 4, 2024, the Compensation Committee added scenarios under the LTIP (in addition to a participant engaging in a competitive activity (as defined in the award agreement) or violating a restrictive covenant) where payments made under the LTIP may be subject to a clawback whereby the Company has the right to recoup from the participant (including the Named Executive Officers) and the participant is required to repay the Company an amount equal to the fair market value of the aggregate shares of restricted stock units payable to the participant, including (i) a determination by the Company that the participant engaged in conduct reasonably expected to constitute Cause (as defined in the award agreement), regardless of whether employment is terminated as a result of such determination and (ii) providing that LTIP awards are subject to (a) the Company’s Incentive Compensation Recoupment Policy, (b) the Company’s Dodd-Frank Clawback Policy and (c) any other clawback and/or recoupment policy approved by the Board of Directors or the Compensation Committee (or other committee of the Board of Directors) from time to time. For purposes of the award agreement, “Cause” means (i) the participant shall have committed fraud or any felony in connection with the participant’s duties as an employee or consultant (as applicable) of the Company or any of its Subsidiaries (as defined in the 2020 Stock Incentive Plan), or willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust or confidentiality as to the Company or any of its Subsidiaries or the commission of any other act which causes or may reasonably be expected to cause economic or reputational injury to the Company or any of its Subsidiaries or (ii) such termination is or would be deemed to be for Cause under any employment or consulting agreement between the Company or any of its Subsidiaries and the participant, or is expressly provided for under an award agreement.

Grant Date

All grants are issued on the date they are approved by the Compensation Committee or issued on a pre-determined date following approval by the Compensation Committee.

Performance Criteria

In December 2022 and January 2023, the Compensation Committee considered the advantages and disadvantages of potential performance metrics (including, among others, revenue, strategic objectives, operating income/margin, cash flow and industry specific goals) evaluated against the current performance objectives of the PSUs under the LTIP, including market data for large public companies’ practices. During stockholder engagement discussions in fiscal 2022 and fiscal 2023, several stockholders suggested using alternative metrics in the LTIP. Following such review, in March 2023, with respect to the 2023 LTIP, the Compensation Committee (i) added a three-year average ROIC goal for PSUs weighted at 25%, with three-year cumulative EPS weighted at 75%; and (ii) increased the ratio of PSUs from 50% to 65% for our CEO and from 30% to 50% for all other Named Executive Officers. All equity awards issued to executive officers in fiscal 2023 included at least 50% performance-based vesting conditions for a percentage of the award. Mr. Bergman’s 2023 LTIP grant was 65% PSUs and 35% RSUs and our Named Executive Officers’ 2023 LTIP grants (other than Mr. Bergman) were 50% PSUs and 50% RSUs.

At the time the LTIP performance-based goal is set, it is substantially uncertain that the goal will be achieved. As the Company continues to grow, we continue to tie the performance goals to the Company’s EPS at growth rates that we believe exceed market growth for the markets in which we operate and reflect economic conditions. For fiscal 2023, the Compensation Committee increased the maximum payout for PSUs from 150% to 200% to more closely align to competitive market practices.

Pursuant to the 2023 LTIP, the Compensation Committee is required to adjust the EPS performance goal and the ROIC performance goal for the following factors (which factors were pre-established by the Compensation Committee in the first quarter of 2023):

•	acquisitions, dispositions and new business ventures (based on the approved model) not initially considered when developing the goal including:

•

the effect of accretion or dilution relating to unbudgeted acquisitions (or dispositions), but only for the first 12 months following the transaction (or shorter time period, if applicable), with any variance from the acquisition model originating from amortization expense for acquisition intangibles or from differences in inventory step-up adjustments are to be excluded;

•	any gain, loss or expense related to the disposal of a business or discontinued operations that was not previously considered when developing the goal;

•	unbudgeted acquisition and professional fees and expenses related to closed acquisitions or dispositions incurred in the year of the acquisition or disposition, but only for that year; and

•

unbudgeted acquisition and professional fees and expenses relating to individual unclosed acquisitions or dispositions, where such fees and expenses exceed $300,000, in which case the effect of all such fees and expenses (from the first dollar) shall be excluded in the year of the acquisition or disposition, but only for that year;

•	Any impairment charges for acquisition intangibles or goodwill;

•	capital transactions (including capital stock repurchases), to the extent the adjustment was not already contemplated in the goal;

•	other differences in budgeted average outstanding shares other than those resulting from capital transactions referred to above;

•

restructuring costs incurred related to publicly announced restructuring plans and separately identified in the Company’s periodic filings, to the extent the adjustment was not already contemplated in the goal;

•	the financial impact, either positive or negative, of the changes in foreign exchange rates from the rates used in setting the three-year performance goal;

•

the financial impact, either positive or negative, of the difference in projected earnings generated by sales of COVID-19 test kits, as included in the 2023 budget, and actual earnings generated by sales of COVID-19 test kits;

•	changes in accounting principles or in applicable laws or regulations;

•	any judgments, settlements or other payments, each exceeding $100,000, in connection with, or arising from, litigation matters; and

•	the impact of any increase or decrease in tax rates in any country in which the Company derives greater than 5% of its net income.

During the first quarter of each calendar year in which the Company issues PSUs, the Compensation Committee (i) sets the target goal(s) designed to result in a payout equal to 100% under the PSUs to be granted during such year and (ii) approves the required adjustments to be made under the respective awards. PSUs were not granted in fiscal 2021 but were reinstated in fiscal 2022 and fiscal 2023. For the 2022 LTIP, the target goal is a three-year cumulative EPS goal. For the 2023 LTIP the target goals are a three-year cumulative EPS goal (weighted at 75% of the total PSU award) and a three-year average ROIC goal (weighted at 25% of the total PSU award). Fiscal 2023 was the first year the Company implemented ROIC as a performance metric for its PSUs. Similar to previous years, the Company completed a pre-defined process to adjust goals and to approve the adjustments to be applied to the actual results, in each case, based on adjustments required under the LTIP. With respect to outstanding PSUs granted in 2022, the EPS goal was adjusted for the effects during fiscal 2023 of the impact of share repurchases, completed and certain incomplete acquisitions and changes in foreign exchange rates. With respect to outstanding PSUs granted in 2023, the EPS goal was adjusted for the effects during fiscal 2023 of share repurchases, completed and certain incomplete acquisitions, changes in foreign exchange rates and the financial impact of COVID-19 test kit earnings. Accordingly, the Compensation Committee reduced the three-year EPS performance goal for the PSUs granted in 2022 and 2023 by 3%, and 5%, respectively. With respect to outstanding PSUs granted in 2023, the components of the ROIC goal were adjusted in a similar manner as described above for the EPS goal for the 2023 LTIP and resulted in no change to the ROIC performance goal for the PSUs granted in 2023. These adjustments to the EPS goals and the ROIC goal were reviewed and approved by the Compensation Committee.

Fiscal 2023 Annual LTIP Award

Based on a review of competitive market practices and individual performance, the Compensation Committee approved the LTIP awards set forth in the table below to the NEOs in fiscal 2023. Each such grant was made under the Company’s 2020 Stock Incentive Plan.

Named Executive Officers	PSUs	RSUs	Aggregate grant date fair value of 2023 LTIP[1]
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	61,822	33,290	$7,395,000

Ronald N. South Senior Vice President, Chief Financial Officer (Principal Financial Officer)	8,681	8,682	$1,350,000

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	12,025	12,026	$1,870,000

Michael S. Ettinger Executive Vice President and Chief Operating Officer	11,524	11,524	$1,792,000

James Breslawski Vice Chairman, President	8,038	8,039	$1,250,000

[1]

Based on a review of competitive market practices and individual performance, the Compensation Committee revised the value of the annual equity grants under the 2023 LTIP for the Named Executive Officers as compared to the value of their respective annual LTIP awards granted in fiscal 2022 as follows: (i) Mr. Bergman’s value increased by 86% based on market adjustments following a benchmarking analysis and the terms of his amended and restated employment agreement (which employment agreement does not provide for an inducement grant in connection with entering into the new agreement and instead provides that beginning in 2023, the target grant date fair value of his award shall be not less than the median of the Company’s peer group (See “Employment Agreement and Post Termination and Change in Control Arrangements” under “Executive and Director Compensation”)), (ii) Mr. South and Mr. Ettinger annual values increased by 35% based on market adjustments following a benchmarking analysis; (iii) Mr. Mlotek’s annual value increased by 17% in light of his unique position and the Compensation Committee’s desire to motivate and retain him and (iv) Mr. Breslawski’s annual award decreased by 31% to reflect changes in his responsibilities and better alignment to the market. The percentage increases over the prior year are based on the NEOs’ annual grants, excluding one-time awards, if any, issued in 2022.

Under the 2023 LTIP, PSUs vest 100% on the third anniversary of the grant date (three-year cliff vesting) upon achievement of specified performance vesting goals, and RSUs vest 100% on the fourth anniversary of the grant date (four-year cliff vesting), in each case subject to continued service from the grant date until the applicable vesting date (except that the grants provide for pro-rated or accelerated vesting upon certain qualifying terminations such as retirement, death or disability, or termination without cause following a change in control (as defined in the 2020 Stock Incentive Plan)).

PSUs granted to Named Executive Officers that vested in Fiscal 2023

On March 1, 2023, the 52,500 PSUs awarded to Mr. Bergman on September 9, 2019 (“2019 PSU Award”) vested when the Compensation Committee certified the achievement of the performance goal. The 2019 PSU Award was granted to Mr. Bergman in connection with his prior employment agreement dated August 8, 2019. Such prior employment agreement had a term expiring on December 31, 2022 and, on November 28, 2022, was amended and restated with a term to expire on December 31, 2025. Mr. Bergman’s 2019 PSU Award was based on the same performance factor as the Company’s performance-based awards granted under the LTIP in 2020 (the “2020 LTIP”).

On March 3, 2023, the 2020 LTIP PSUs granted to the Named Executive Officers (including Mr. Bergman) vested. With respect to the 2020 LTIP PSUs and Mr. Bergman’s 2019 PSU Award, on March 3, 2020, the Compensation Committee set the three-year cumulative EPS at $11.72, representing the target goal designed to result in an LTIP award payout equal to 100%. Similar to previous years, the Compensation Committee completed a pre-defined process to adjust the goal and to approve the adjustments that were made to the actual results, in each case, based on adjustments authorized under such LTIP program. For the 2020 LTIP PSUs and Mr. Bergman’s 2019 PSU Award, the goal was adjusted to account for the impact of completed and certain incomplete acquisitions and dispositions (including minority interests), certain capital transactions (including capital stock repurchases) and the effects of changes in foreign exchange rates from the rates used in setting the goal and the financial impact of COVID-19 test kit earnings. The three-year cumulative EPS performance goal for the 2020 LTIP PSUs and Mr. Bergman’s 2019 PSU Award was $11.74 (as adjusted) and the actual three-year cumulative EPS was $12.14 (as adjusted). These adjustments were reviewed and approved by the Compensation Committee. With respect to each of Mr. Bergman’s 2019 PSU Award and the 2020 LTIP PSUs, such awards vested with an achievement of 103.4% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 150% of the original number of shares/units underlying the award granted (based on target goal performance).

Benefits and Perquisites

The Company’s executive compensation program also includes benefits and perquisites. These benefits include annual matching contributions of up to 7% of base salary to executive officers’ 401(k) Plan accounts, annual allocations to the Company’s Supplemental Executive Retirement Plan (“SERP”) accounts, health benefits, annual executive health exams (discontinued effective April 30, 2023), life insurance coverage, disability and business travel insurance. The Company also maintains a deferred compensation plan (the “Deferred Compensation Plan”) under which the Named Executive Officers may participate. The Company does not make any contributions to the Deferred Compensation Plan and all amounts outstanding under the Deferred Compensation Plan consist solely of participant contributions. The Company annually reviews these benefits and perquisites and makes adjustments as warranted based on competitive practices and the Company’s performance.

A portion of the administrative services provided to Mr. Bergman has been determined to be non-business related and such portion is included in his taxable income as additional compensation. The administrative services include clerical and secretarial assistance designed primarily to minimize the amount of time Mr. Bergman devotes to administrative matters other than Company business, to provide opportunities for Mr. Bergman to undertake, among other things, philanthropic causes, social responsibility activities and non-business-related leadership roles. The Compensation Committee has approved these benefits and perquisites as a reasonable component of the Company’s executive officer compensation program in light of historical and competitive market practices. (See the “All Other Compensation” column in the Summary Compensation Table.)

From time to time, the Company utilizes Company-owned and Company-leased vehicles (each a “Company vehicle”) and Company-employed drivers to efficiently optimize management’s time for business travel. If the Company vehicle and Company-employed driver is used for personal purposes, the executive reimburses the Company the value of the personal usage of the Company vehicle and Company-employed driver’s time at the greater of the amount of incremental cost to the Company under SEC rules and the imputed income to the executive using the Standard Industry Fare Level (SIFL) under the Internal Revenue Service regulations. Additionally, from time to time, the Company utilizes hourly leased aircraft to efficiently optimize management’s time for business travel. If seating is available, the Company permits an executive’s spouse or other guests to accompany the executive on the flight. In all cases, if the aircraft is used for personal purposes, the executive reimburses the Company the value of the personal usage of the aircraft at the greater of the amount of incremental cost to the Company under SEC rules and the imputed income to the executive using the Standard Industry Fare Level (SIFL) under the Internal Revenue Service regulations.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards without encouraging inappropriate risk-taking by our executive officers. By following this approach, we provide the executive a measure of security with a minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and its stockholders, and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual incentive program (i.e., the PIP) and our annual LTIP likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For executive officers, the mix of compensation is weighted heavily toward at-risk pay (performance-based annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market, other than in very limited circumstances where a deviation may be appropriate based on factors such as expertise and experience, leadership, performance and the competitive landscape.

Our pay mix has resulted in a team of long-tenured, seasoned managers who we believe have a strong commitment to the Company’s long-term performance.

Pay Levels and Benchmarking

Pay levels for executive officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses “competitive market” compensation using a number of sources. One of the data sources used in setting competitive market levels for the executive officers is the information publicly disclosed by a peer group of the Company, which is reviewed annually and may change from year to year. The peer group of companies is set by the Compensation Committee and consists of companies engaged in the distribution and/or manufacturing of healthcare products or industrial equipment and supplies. The Compensation Committee determines the peer group of companies based on the following considerations, among other things: (i) Standard Industrial Classification or SIC codes; (ii) Global Industry Classification System or GICS; (iii) companies identified by Hoover’s, Inc. as our peer companies; (iv) companies listed as peers by our current list of peer companies and (v) company size, including, among other things, size by market capitalization, revenue and number of employees. Based on such analysis, in August 2022, the Compensation Committee determined that the peer group of companies used for fiscal 2023 should be the same as the peer group used for fiscal 2022. Accordingly, the fiscal 2023 peer group includes the following companies: AmerisourceBergen Corporation; Baxter International Inc.; Cardinal Health, Inc.; DaVita Inc.; Dentsply Sirona Inc.; Fastenal Company; Laboratory Corporation of America Holdings; MSC Industrial Direct Co., Inc.; Owens & Minor, Inc.; Patterson Companies, Inc.; Quest Diagnostics, Inc.; W.W. Grainger, Inc. and WESCO International Inc. At management’s direction, Willis Towers Watson, a professional services/human resources consulting company, prepares a survey containing the peer group analysis and comparative data for companies with revenues between $9 billion and $17 billion for the Company. This information is shared with the Compensation Committee and the Compensation Committee reviews such information with Pearl Meyer, an independent compensation consultant.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation goals based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the base salary, target annual incentive compensation and equity-based compensation for each executive will be at the median of the competitive market, other than in very limited circumstances where a deviation may be appropriate based on factors such as expertise and experience, leadership, performance and the competitive landscape.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay goals for specific individuals vary based on a number of factors such as scope of duties, potential for advancement, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Conclusion

The level and mix of compensation that is finally decided upon by the Compensation Committee is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors may have influenced the compensation decisions.

Post Termination and Change in Control

The Company believes that a strong, motivated management team is essential to the best interests of the Company and its stockholders. To that end, we have an employment agreement with Mr. Bergman (which includes a change in control provision) and we have had change in control agreements with certain executive officers (including Messrs. Mlotek, Ettinger and Breslawski). Additionally, in May 2022, the Compensation Committee approved the adoption of the Henry Schein, Inc. Executive Change in Control Plan (the “CIC Plan”) which applies to those executive officers who are not already a party to a change in control agreement with the Company (including Mr. South). The terms and conditions set forth in the CIC Plan are substantially similar to the terms and conditions contained in the change in control agreements.

The change in control agreements and the CIC Plan each provide for certain payments to be made upon termination of employment under certain circumstances, including if the executive’s employment is terminated by the Company without cause or by the executive for good reason within two years following a change in control of the Company. (See “Employment Agreement and Post Termination and Change in Control Arrangements” under “Executive and Director Compensation” for a discussion of these agreements.) The Company does not provide any tax gross-ups to our executive officers (other than for relocation expenses).

Stock Ownership Policy

The Board of Directors believes that, to align the interests of the executive officers, other executive management and directors of the Company with the interests of the stockholders of the Company, the executive officers, other executive management and directors should have a financial stake in the Company. The Nominating and Governance Committee adopted a policy requiring (i) the Company’s Chief Executive Officer to own equity in the Company equal to a minimum of six times his annual base salary, (ii) each executive officer who reports directly to the Company’s Chief Executive Officer to own equity in the Company equal to a minimum of three times such executive officer’s annual base salary and (iii) all executive officers who do not report directly to the Company’s Chief Executive Officer and all other executive management to own equity in the Company equal to a minimum of two times such person’s annual base salary. Newly appointed executive officers and other executive management will have five years from the date of their appointment to comply with the Company’s stock ownership policy. Upon request, the Nominating and Governance Committee may consider whether exceptions should be made for any such person on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Nominating and Governance Committee. For fiscal 2023, equity includes: shares of any class of capital stock; shares of vested restricted stock; unvested time-based RSUs (after netting an estimated amount for taxes), vested shares of common stock held in such executive officer’s 401(k) Plan account; provided that an amount equal to at least 20% of such person’s annual base salary must be owned by such person in the form of shares of common stock. The stock ownership policy for non-employee directors of the Company is set forth under “Executive and Director Compensation—Director Compensation for Fiscal 2023—Stock Ownership Policy.”

Further, as a guideline, executive officers and other executive management may only sell up to 75% of the equity value above the ownership requirement. Also, an executive officer’s or other executive management’s equity in the Company may not be sold until such person satisfies the Company’s stock ownership policy.

All executive officers and other executive management are in compliance with the Company’s stock ownership policy.

Anti-Hedging and Anti-Pledging Policies

The Company prohibits hedging or other derivative transactions and pledging of Company stock by its executive officers and other executive management.

Dodd Frank Policy and Incentive Compensation Recoupment (Clawback) Policy

On March 1, 2016, upon recommendation of the Compensation Committee, the Board of Directors adopted a clawback policy, effective as of February 1, 2016, to allow the Company to recoup cash and equity incentive compensation awarded or granted after the policy’s effective date to Named Executive Officers and other executive officers and executive management designated by the Board of Directors (the “Incentive Compensation Recoupment Policy”). In the event a restatement of the Company’s financial statements is required due to material noncompliance with any accounting requirements, the Incentive Compensation Recoupment Policy applies to incentive compensation earned during the prior three-year period that is in excess of the amount that would have been paid or awarded had such incentive compensation been calculated based on the restatement results. The Incentive Compensation Recoupment Policy applies regardless of fault in the circumstances leading to the restatement.

In November 2023, upon recommendation of the Compensation Committee, the Board of Directors adopted (i) a new Dodd-Frank Clawback Policy (the “Dodd Frank Policy”) designed to satisfy Nasdaq’s listing standards implemented pursuant to the final rule from the SEC under the Dodd-Frank rules (i.e., requiring the Company to recover from its executive officers erroneously awarded Incentive-Based Compensation (as defined in the policy) in the event of a material restatement of the Company’s financial statements) and (ii) an amended and restated the Incentive Compensation Recoupment Policy (the “A&R Incentive Compensation Recoupment Policy”). The Dodd Frank Policy is intended to work in tandem with the Company’s A&R Incentive Compensation Recoupment Policy, which will continue to apply to compensation not covered under the Dodd Frank Policy (including time-based restricted stock units, stock options and cash or non-cash incentive compensation paid or awarded pursuant to any incentive plan or arrangement maintained, contributed to or sponsored by the Company and its affiliates).

The amount of any recoupment under the A&R Incentive Compensation Recoupment Policy shall be determined by the Board of Directors in its sole discretion. Recoupment under the Dodd Frank Policy is generally not discretionary as provided under applicable law and the Nasdaq listing standards.

Our clawback policies related to the PIP and the LTIP that are separate from and in addition to the Dodd Frank Policy and the A&R Incentive Compensation Recoupment Policy, are discussed on pages 26 to 28 of this proxy statement and apply to all participants who receive those compensation awards.

Impact of Tax and Accounting

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, grants of stock options, restricted stock units (including PSUs) and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the awards being issued. For restricted stock units, the cost is equal to the fair value of the stock on the date of grant multiplied by the number of shares/units granted, taking into account the likelihood of achievement of performance goals, if any. For non-qualified stock options, the fair value is based on the Black-Scholes value of the stock options. Nearly all equity grants made from March 2009 through the end of the Company’s fiscal 2020 year and a percentage of the grants awarded in fiscal 2021 and fiscal 2022 have been awards of restricted stock units, with the remaining being awards of Options. All equity grants made in Fiscal 2023 were restricted stock units. This expense is amortized over the requisite service period, or vesting period of the instruments. The Compensation Committee is mindful of the fact that, with respect to stock options, the accounting charge is not reversible should the stock option expire with a market price less than the exercise price.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the deductibility of compensation in excess of $1 million in any taxable year paid to Named Executive Officers. The Compensation Committee generally expects that compensation paid to the Named Executive Officers in excess of $1 million will not be deductible, subject to an exception for compensation provided pursuant to a binding written contract in effect as of November 2, 2017 that has not been materially modified.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

THE COMPENSATION COMMITTEE
Deborah Derby, Chairperson
Joseph L. Herring
Bradley T. Sheares, Ph.D.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Our executive officers and their ages and positions as of March 22, 2024 are:

Name	Age	Position
Stanley M. Bergman	74	Chairman, Chief Executive Officer, Director
James P. Breslawski	70	Vice Chairman, President, Director
Brad Connett	65	Chief Executive Officer, North America Distribution Group
Michael S. Ettinger	62	Executive Vice President, Chief Operating Officer
Lorelei McGlynn	60	Senior Vice President, Chief Human Resources Officer
Mark E. Mlotek	68	Executive Vice President, Chief Strategic Officer, Director
Walter Siegel	64	Senior Vice President and Chief Legal Officer
Ronald N. South	62	Senior Vice President and Chief Financial Officer

The biographies for Messrs. Bergman and Mlotek follow the table listing our directors under “Proposal 1—Election of Directors” set forth above. Biographies for our other executive officers are:

JAMES P. BRESLAWSKI has been with the Company since 1980, in his current position as Vice Chairman since 2018, President since 2005 and as a director since 1992. He is also a member of our Executive Management Committee. Mr. Breslawski held the position of Chief Executive Officer of our Global Dental Group from 2005 to 2018. He also held the position of Executive Vice President and President of U.S. Dental from 1990 to 2005, with primary responsibility for the North American Dental Group. Between 1980 and 1990, Mr. Breslawski held various positions with the Company, including Chief Financial Officer, Vice President of Finance and Administration and Corporate Controller. Mr. Breslawski partners with our senior leadership team to address corporate and strategic priorities. Mr. Breslawski brings to the Company’s Board of Directors management and leadership experience. The Board of Directors is aided by Mr. Breslawski’s understanding of the health care business and his keen business acumen, leadership ability and interpersonal skills. Mr. Breslawski has served as Chairman of the board of directors of the American Dental Trade Association, Chairman of the board of directors of the Dental Trade Alliance Foundation and President of the Dental Dealers of America. He is also a former member of the Leadership Council, School of Dental Medicine at Harvard University, a former board member of the Dental Life Network (formerly the National Foundation of Dentistry for the Handicapped), a former member of the Board of Governors for St. John’s University and a former trustee of Long Island University. Mr. Breslawski is a member of the board of directors of the Henry Schein Cares Foundation, Inc. Mr. Breslawski is also a Certified Public Accountant.

BRAD CONNETT has been with the Company since 1997, and in his current position as Chief Executive Officer, North America Distribution Group since 2021. He is also a member of our Executive Management Committee. Mr. Connett is responsible for the Dental and Medical distribution businesses in North America. Prior to holding his current position, Mr. Connett held positions of increasing responsibility within the Company, including President, U.S. Medical Group from 2019 through September 2021. Throughout his career, he has received numerous industry honors, including the John F. Sasen Leadership Award from the Health Industry Distributors Association (HIDA) in recognition of his service to the industry, and induction into the Medical Distribution Hall of Fame by Repertoire Magazine.

MICHAEL S. ETTINGER has been with the Company since 1994, and in his current position as Executive Vice President and Chief Operating Officer of the Company since 2022. He is also a member of our Executive Management Committee. As Executive

Vice President and Chief Operating Officer, Mr. Ettinger oversees the Office of the CEO (including Henry Schein Cares, the Company’s global corporate social responsibility program), as well as the Company’s corporate affairs, corporate communications, legal, compliance and regulatory, global human resources, global security, global supply chain and information technology functions. Mr. Ettinger is also a member of the board of directors of the Henry Schein Cares Foundation, Inc. Prior to his current position, Mr. Ettinger served as Senior Vice President, Corporate & Legal Affairs and Chief of Staff, Secretary from 2015 to 2022, Senior Vice President, Corporate & Legal Affairs and Secretary from 2013 to 2015; Corporate Senior Vice President, General Counsel & Secretary from 2006 to 2013; Vice President, General Counsel and Secretary from 2000 to 2006; Vice President and Associate General Counsel from 1998 to 2000 and Associate General Counsel from 1994 to 1998. Before joining the Company, Mr. Ettinger served as a senior associate with Bower & Gardner and as a member of the Tax Department at Arthur Andersen.

LORELEI MCGLYNN has been with the Company since 1999 and in her current position as Senior Vice President, Chief Human Resources Officer since 2013. She is also a member of our Executive Management Committee. In her current position, Ms. McGlynn leads all aspects of the Company’s global human resources strategy and programs for Team Schein Members around the world. Key focus areas include organizational culture, engagement, talent acquisition, talent management, organizational development, diversity, equity, inclusion, total rewards and wellness. Prior to holding her current position, Ms. McGlynn served as Vice President, Global Human Resources and Financial Operations from 2008 to 2013, Chief Financial Officer, International Group and Vice President, Global Financial Operations from 2002 to 2008 and Vice President, Finance, North America from 1999 to 2002. Through these various roles with the Company, Ms. McGlynn attained significant global experience in the Company’s operations around the world. Prior to joining the Company, Ms. McGlynn served as Assistant Vice President of Finance at Adecco Corporation. Ms. McGlynn is a Certified Public Accountant (CPA), a Senior Professional in Human Resources (SPHR) and a SHRM – Senior Certified Professional (SHRM-SCP).

WALTER SIEGEL has been with the Company since 2013 and in his current position as Senior Vice President and Chief Legal Officer since 2021. He is also a member of our Executive Management Committee. Mr. Siegel is responsible for the Company’s worldwide legal, compliance and regulatory functions and activities. He previously served as Senior Vice President and General Counsel from 2013 to 2021, where he advised the Company on a broad range of legal matters affecting various business units. In this role, he managed the Company’s mergers and acquisitions activities, litigation portfolio, intellectual property portfolio and SEC reporting. Mr. Siegel manages input from outside counsel on corporate and litigation matters and oversees and participates in drafting a broad range of commercial documents and contracts between the Company’s business units (and affiliates) and third parties. Mr. Siegel brings to the Company a diverse and wide background of legal expertise, including mergers and acquisitions, partnerships, securities, litigation and regulatory matters. From 2005 to 2012, Mr. Siegel held positions of increasing responsibility, including Senior Vice President, General Counsel and Secretary, for Standard Microsystems Corporation, a publicly traded global semiconductor company.

RONALD N. SOUTH has been with the Company since 2008 and in his current position as Senior Vice President and Chief Financial Officer (and principal financial officer and principal accounting officer) since April 2022. He is also a member of our Executive Management Committee and a member of the board of directors of the Henry Schein Cares Foundation, Inc. Previously Mr. South served as Henry Schein’s Vice President, Corporate Finance from 2008 through April 2022 and Chief Accounting Officer from 2013 through April 2022, responsible for the Company’s internal and external financial reporting and corporate tax functions. Prior to joining the Company in 2008 as Vice President, Corporate Finance, Mr. South held several leadership roles at Bristol-Myers Squibb, where he served as Vice President, Finance for the Cardiovascular and Metabolic business lines, Vice President, Controller for its U.S. Pharmaceutical Division, and Vice President, Corporate General Auditor. Prior to Bristol-Myers Squibb, he served as North American Director of Corporate Audit at PepsiCo, and held several roles of increasing responsibility with PricewaterhouseCoopers LLP, where he advised clients located in the United States, Europe and Latin America. Mr. South is a certified public accountant.

Other Executive Management

Other members of our executive management and their ages and positions as of March 22, 2024 include:

Name	Age	Position
Andrea Albertini	54	Chief Executive Officer, International Distribution Group
Leigh Benowitz	56	Senior Vice President and Chief Global Digital Transformation Officer
Trinh Clark	50	Senior Vice President and Chief Global Customer Experience Officer
James Mullins	59	Senior Vice President, Global Supply Chain
Kelly Murphy	43	Senior Vice President, General Counsel
Christopher Pendergast	61	Senior Vice President, Chief Technology Officer
René Willi, Ph.D.	56	Chief Executive Officer, Global Oral Reconstruction Group

Biographies for such other members of our executive management are:

ANDREA ALBERTINI has been with the Company since 2013, and in his current position since February 2023 as Chief Executive Officer, International Distribution Group, which combines the Dental and Medical distribution businesses of Henry Schein operating outside of North America and the Global Lab businesses. He is also a member of our Executive Management Committee. As part of his role, Mr. Albertini holds executive responsibility for the Company’s Dental Equipment & Service strategy and to advance the Company’s global Digital Clinical Workflow Platform. Mr. Albertini joined the Company in 2013 and prior to his current position, he held a number of key positions of increasing responsibility within the Company including President, International Distribution Group from 2021 to February 2023, President of our EMEA Dental Distribution Group from 2019 to 2021 and Vice President of International Dental Equipment from 2013 to 2019. Through his prior positions within the Company, Mr. Albertini gained increasing responsibility and management of the Company’s portfolio of businesses in Europe, the Middle East, Africa and China. Prior to joining the Company, Mr. Albertini held leadership positions at Cefla Dental Group and Castellini, leading global manufacturers of dental and medical equipment and instruments.

LEIGH BENOWITZ has been with the Company since 2017, and in her current position as Senior Vice President and Chief Global Digital Transformation Officer since 2022. She is also a member of our Executive Management Committee. In this role, Ms. Benowitz is responsible for leading the Global eCommerce Transformation Organization, which is focused on accelerating the adoption of digital commerce technologies across the Company and driving the transformation of the Company’s business strategy and operations using digital technology. She also leads the implementation of the Company’s global e-commerce platform. Before joining the Company, Ms. Benowitz attained significant experience in the financial services industry, and held a variety of marketing and digital leadership positions at Citigroup Inc.

TRINH CLARK has been with the Company since 2007, and in her current position as Senior Vice President and Chief Global Customer Experience Officer since 2022. She is also a member of our Executive Management Committee. Ms. Clark is responsible for leading the Global Customer Experience Organization, which is focused on driving an exceptional customer experience across all of the Company’s sales channels, as well as global brand marketing strategy, including the Henry Schein brand. Ms. Clark has served in a variety of leadership roles at the Company and has nearly 25 years of health care industry experience. Prior to joining the Company, she was an early member of eSurg Corp., an online distributor of pharmaceutical, surgical, office and medical supplies.

JAMES MULLINS has been with the Company since 1988, and in his current position as Senior Vice President, Global Supply Chain since 2018. He is also a member of our Executive Management Committee. Mr. Mullins is responsible for leading global supply chain, the U.S. customer service function, acquisitions and integration activity for Global Services and partnering with the Company’s specialty manufacturing business leaders to share best practices across the organization. Prior to holding his current position, Mr. Mullins held a number of key positions of increasing responsibility within the Company, including Global Chief Customer Service Officer.

KELLY MURPHY has been with the Company since 2011, and in her current position as Senior Vice President and General Counsel since 2021. She is also a member of our Executive Management Committee. Prior to holding her current position, Ms. Murphy held several key positions of increasing responsibility within the Company’s legal function, most recently serving as Vice President and Deputy General Counsel from 2020 to 2021. As General Counsel, she is responsible for the Company’s legal activities related to mergers and acquisitions globally, corporate governance, litigation and other general corporate legal matters. Through her prior positions within the Company, Ms. Murphy attained significant legal experience and expertise, including with respect to mergers and acquisitions, partnerships, securities, litigation and regulatory matters. Ms. Murphy began her legal career as a legal associate at the global law firm of Clifford Chance, LLP, where she represented companies and financial institutions on a variety of domestic and international corporate matters.

CHRISTOPHER PENDERGAST has been with the Company since 2018 as Senior Vice President and Chief Technology Officer. He is also a member of our Executive Management Committee. Mr. Pendergast brings more than 30 years of experience leading large-scale global IT organizations for companies experiencing growth through acquisition, global expansion and implementing new business models. His expertise includes leading organizations through transformational change, connecting IT to the needs of the business, converting digital complexity into strategy and aligning IT costs. Prior to joining the Company, Mr. Pendergast held global leadership roles, including Chief Technology Officer and Chief Information Officer, at VSP Global, which provides access to eye care and eyewear. During his 10 year tenure at VSP Global, he drove strategy and continuous transformation, optimization and modernization initiatives. Prior to VSP Global, he served in roles of increasing responsibility at Natural Organics, Inc., IdeaSphere Inc./Twinlab Corporation, Rohm and Hass and IBM Corporation.

RENÉ WILLI, PH.D. has been with the Company since 2013, and in his current position as Chief Executive Officer, Global Oral Reconstruction Group since 2021. He is also a member of our Executive Management Committee. He previously served as President, Global Dental Surgical Group from 2013 to 2021. Prior to joining the Company, Dr. Willi held senior level roles with Institut Straumann AG from 2005 to 2013, including as Executive Vice President, Surgical Business Unit. Prior to Straumann, he held roles of increasing responsibility in Medtronic Plc’s cardiovascular division from 2003 to 2005 and with McKinsey & Company as a management consultant from 2000 to 2003. Dr. Willi is a member of the board of directors of medmix AG (and is a member of its audit committee).

Summary Compensation Table for Fiscal 2023, Fiscal 2022 and Fiscal 20211

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non- Equity Incentive Plan Compen- sation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	2023	$1,625,335	$0	$7,395,000	$0	$643,652	$0	$341,742	[5]	$10,005,729
	2022	$1,571,554	$0	$3,176,804	$794,196	$2,321,378	$0	$391,203		$8,255,135
	2021	$1,534,262	$0	$4,257,489	$1,512,720	$3,243,324	$0	$238,385		$10,786,180

Ronald N. South Senior Vice President, Chief Financial Officer (Principal Financial Officer)	2023	$586,038	$0	$1,350,000	$0	$363,012	$0	$52,026	[6]	$2,351,076
	2022	$520,064	$0	$1,600,042	$399,958	$527,235	$0	$50,113		$3,097,412

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	2023	$688,242	$0	$1,870,000	$0	$597,065	$0	$61,917	[6]	$3,217,224
	2022	$658,819	$0	$1,480,007	$369,993	$692,150	$0	$65,798		$3,266,767
	2021	$629,938	$0	$1,424,419	$605,000	$783,424	$0	$80,740		$3,523,521

Michael S. Ettinger Executive Vice President and Chief Operating Officer	2023	$670,804	$0	$1,792,000	$0	$447,982	$0	$57,766	[6]	$2,968,552

James P. Breslawski Vice Chairman, President	2023	$866,992	$0	$1,250,000	$0	$498,920	$0	$77,005	[6]	$2,692,917
	2022	$831,661	$0	$1,452,800	$363,200	$832,274	$0	$84,918		$3,564,853
	2021	$798,642	$0	$1,628,311	$691,680	$1,104,178	$0	$92,221		$4,315,032

[1]

Amounts reflected in the table have not been reduced to reflect an NEO’s election to defer receipt of cash compensation pursuant to the Company’s Deferred Compensation Plan. Messrs. Bergman and Ettinger participated in the Deferred Compensation Plan in Fiscal 2023. The amounts they deferred in Fiscal 2023 are set forth in the Nonqualified Deferred Compensation for Fiscal 2023 table on page 48 of this proxy statement.

[2]

These amounts include RSUs and PSUs granted to Named Executive Officers on March 1, 2023. These amounts represent restricted stock units valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. These amounts do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 17 of the “Notes to Consolidated Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 30, 2023, as filed with the SEC on February 28, 2024.

[3]

Represents Options valued based on the Black-Scholes valuation model in accordance with FASB ASC Topic 718. Information regarding assumptions made in valuing the Option awards can be found in Note 17 of the “Notes to Consolidated Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 30, 2023, as filed with the SEC on February 28, 2024.

[4]

Represents annual incentive compensation (i.e., bonus) paid under the PIP. See “Compensation Structure—Pay Elements—Details—Annual Incentive Compensation” under the Compensation Discussion and Analysis for a description of the PIP.

[5]

Includes the following: (i) $22,500 matching contribution under 401(k) Plan account; (ii) $19,776 in excess life insurance premiums; (iii) $91,273 in SERP contribution; (iv) $1,309 in excess business travel insurance; (v) $45,889 in personal commuting expenses for use of the Company’s car service; (vi) $160,545 for the cost of providing administrative services to Mr. Bergman; and (vii) $450 for the cost of providing telephone services. The amount totaling $206,884 (under items (v), (vi) and (vii) above) was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes. Pursuant to his employment agreement, Mr. Bergman is entitled to use of a Company automobile, but Mr. Bergman did not use a Company automobile in fiscal 2023.

[6]

For each of Messrs. South, Mlotek, Ettinger and Breslawski includes the following: (i) $22,500 in matching contribution under 401(k) Plan account; (ii) $466 in excess business travel insurance; (iii) $9,037, $13,274, $10,344 and $15,850, respectively, in excess life insurance premiums and (iv) $18,523, $25,677, $24,456 and $38,189, respectively, in SERP contribution. For Mr. South, such amount also includes a $1,500 service award payment for 15 years of service with the Company.

Other Information Related to Summary Compensation Table

Stock Awards and Option Awards

See “Compensation Structure—Pay Elements—Details—Long-Term Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion of stock awards and stock option awards.

Non-Equity Incentive Plan Compensation

See “Compensation Structure—Pay Elements—Details—Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For employees of the Company, including Named Executive Officers, we do not maintain a qualified defined benefit plan.

We maintain a Supplemental Executive Retirement Plan for certain eligible participants who are not able to receive the full Company matching contribution under our 401(k) Plan due to certain Internal Revenue Service limits. The SERP provides for various vesting percentages based on service with the Company. Vesting will also occur upon a participant’s death, disability or attainment of age 65 or upon a change in control, in each case, while employed. Investment return on the contributions is generally equal to the earnings and losses that would occur if 40% of the contributions were invested in the Company stock fund under our 401(k) Plan and 60% were invested equally among the other investment alternatives available under our 401(k) Plan. Effective January 1, 2014, the SERP was amended to allow participants to direct the hypothetical investments of their deferral accounts subject to certain restrictions applicable to investments in the Company stock fund. A participant’s vested SERP benefit is paid following a termination of employment (subject to a six-month delay in certain instances) or a change in control.

We also maintain a Deferred Compensation Plan pursuant to which our Named Executive Officers are eligible to participate. We do not make any contributions to the Deferred Compensation Plan and the amounts under the plan consist entirely of participant contributions and are fully vested. The amounts under the Deferred Compensation Plan may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six-month delay in certain instances) or a change in control of the Company.

All Other Compensation

See “Compensation Structure—Pay Elements—Details—Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on all other compensation.

Compensation Policies and Practices as they Relate to Risk Management

The Company conducted a risk assessment of its compensation policies and practices for all employees, including executive officers. The Compensation Committee reviewed the Company’s risk assessment process and results and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Tax Gross-Up Provisions

We do not provide any tax gross-ups to our executive officers (other than for relocation expenses).

Employment Agreement and Post Termination and Change in Control Arrangements

Employment Agreement with the Chief Executive Officer

The Company and Mr. Bergman entered into an amended and restated employment agreement effective as of November 28, 2022. Mr. Bergman’s prior employment agreement was scheduled to expire on December 31, 2022. The following summary describes Mr. Bergman’s employment agreement, as amended and restated effective as of November 28, 2022.

The employment agreement provides for Mr. Bergman’s continued employment as our Chairman of the Board of Directors and Chief Executive Officer until December 31, 2025, with successive one-year extensions, provided we give at least six months’ notice of extension to Mr. Bergman, subject to his refusal within 90 days after notice of extension. The employment agreement set Mr. Bergman’s annual base salary at $1,582,000, his current base salary, which is subject to increase from time to time. In addition, his employment agreement provides that the Compensation Committee will establish a target annual incentive compensation opportunity for Mr. Bergman which will be a percentage of base salary determined based on the achievement of performance goals. Unlike the prior employment agreement, the employment agreement does not provide for an inducement grant in connection with entering into the new agreement. Instead, the employment agreement provides that, beginning in 2023, the Company will grant Mr. Bergman annual equity or equity-based compensation awards under the Company’s 2020 Stock Incentive Plan that would bring the target grant date fair value of such awards to an amount which would result in both (i) Mr. Bergman’s target long-term incentive compensation award equaling not less than the median of the Company’s peer group (as selected by the Compensation Committee using good faith discretion after consultation with Mr. Bergman) and (ii) Mr. Bergman’s target total direct compensation (e.g., Mr. Bergman’s base salary, target annual cash incentive compensation and target grant date fair value long-term incentive compensation) equaling not less than the 50th percentile of the Company’s peer group. The awards granted to Mr. Bergman will generally be in the same form as equity or equity-based awards granted to other senior executive officers of the Company, but no more than 25% of such awards granted to Mr. Bergman will be in the form of stock options. It also provides that Mr. Bergman will be entitled to participate in all benefit, welfare, perquisite, equity or similar plans, policies and programs generally available to our senior executive officers.

Pursuant to his employment agreement, if Mr. Bergman’s employment with us is terminated (i) by us without cause, (ii) by Mr. Bergman for good reason or (iii) as a result of his death or disability, Mr. Bergman will receive (a) all amounts then owed to him as salary, (b) the incentive compensation due to Mr. Bergman, if any, for the last full fiscal year prior to termination (if not previously paid), (c) a pro rata portion of the incentive compensation payable for the year of termination (based on actual achievement of performance goals), (d) accrued and unpaid vacation pay and (e) all amounts or benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company, with the amounts described under clauses (b) and (c) above payable subject to Mr. Bergman (or, in the event of his death, his heirs or estate) executing and not revoking a general release of claims (“Release Requirement”). In the event of Mr. Bergman’s death, these amounts will be paid to Mr. Bergman’s heirs or estate. In addition, in the event Mr. Bergman’s employment is terminated for the reasons above, other than due to death, Mr. Bergman will receive, as severance pay, subject to the Release Requirement, a lump sum equal to 200% of his then annual base salary plus 200% of his average annual incentive compensation paid or payable with respect to the immediately preceding three fiscal years (provided that, in the event Mr. Bergman’s employment is terminated following the end of the most recently completed fiscal year but prior to the payment of the annual incentive compensation for such year, solely for purposes of calculating this severance amount, the annual incentive compensation for the most recent fiscal year shall be the higher of target level of achievement and actual level of achievement), and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions until the end of the year of the termination, less his vested account balance or accrued benefits under each retirement plan. No cash severance payments will be made in the event of the Company’s non-renewal of the term under the employment agreement.

Mr. Bergman’s employment agreement provides that, for equity-based awards granted after November 28, 2022, certain terminations of Mr. Bergman’s employment with the Company will result in the acceleration of vesting or continuation of vesting of such awards outstanding at the time of Mr. Bergman’s termination, as summarized below:

•

In the case Mr. Bergman’s termination is due to his death or disability, (i) all outstanding option awards not then vested will fully vest, and will remain exercisable for 12 months, but not later than the applicable term of the option, (ii) all other outstanding awards that vest, based on continued employment or other service will fully vest based on the date of termination and (iii) all other outstanding awards that vest based on the achievement of the applicable performance goals will vest pursuant to the applicable vesting schedule, subject to actual performance over the performance period without proration.

•

In the case Mr. Bergman’s termination is by the Company without cause, his resignation for good reason, his retirement or if his employment term is not renewed by the Company, in each case, not in connection with a change in control: (i) all outstanding option awards not then vested would continue to vest pursuant to the applicable vesting schedule, and will remain exercisable for the remainder of the applicable term of the option, (ii) all other outstanding awards that vest based on continued employment would vest as to a pro-rata portion on the date of such termination and based on the number of days elapsed in the vesting period, with the remainder of such awards continuing to vest pursuant to the applicable vesting schedule and (iii) all other outstanding awards that vest based on the achievement of the applicable performance goals would continue to vest pursuant to the applicable vesting schedule, subject to actual performance over the performance period, without proration.

If Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death, subject to the Release Requirement, Mr. Bergman shall also be entitled to an office comparable to that used by him prior to termination and related office support, including the services of one executive assistant until the last day of the second calendar year following his termination and, due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of office support benefits for the period from the last day of the second calendar year following his termination until the third anniversary of his termination. In addition, if Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death, subject to the Release Requirement, Mr. Bergman shall be entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for a period of two years following his termination.

In consideration of Mr. Bergman’s long tenure with, and contributions to, the Company, in the event of Mr. Bergman’s retirement, and subject to the Release Requirement (as defined below), Mr. Bergman would be entitled to receive (i) the incentive compensation due to Mr. Bergman, if any, for the last full fiscal year prior to termination (if not previously paid) and (ii) a pro rata portion of the annual incentive compensation payable for the year of termination (based on actual achievement of performance goals). Retirement means that Mr. Bergman’s employment with the Company terminates and either (i) Mr. Bergman and the Board of Directors mutually agree on Mr. Bergman’s retirement and the date thereof or (ii) subject to the Board of Directors’ approval, Mr. Bergman provides at least six (6) months advance notice of his intention to retire.

If Mr. Bergman resigns within two years following a change in control of the Company for good reason or if Mr. Bergman’s employment is terminated without cause within two years following a change in control or during a specified period in advance of a change in control, Mr. Bergman will receive, as severance pay and subject to the Release Requirement, in lieu of the foregoing, a pro rata portion of the annual incentive compensation payable for the year of termination (based on actual achievement of performance goals), 300% of his then annual base salary plus 300% of Mr. Bergman’s incentive compensation paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions thereunder until the end of the year of the termination, less Mr. Bergman’s vested account balance or accrued benefits under each retirement plan upon a change in control.

If Mr. Bergman’s employment is terminated (i) by the Company without cause, by Mr. Bergman for good reason, due to Mr. Bergman’s retirement, or due to the Company choosing not to renew his employment term, in each case, within two years following a change in control of the Company or (ii) by the Company without cause during a specified period in advance of a Change in Control, then, subject to the Release Requirement, all unvested outstanding options, restricted stock units and shares of restricted stock shall become fully vested (with any performance-vesting restricted stock units and shares of restricted stock vesting at the target level of performance) on the later of the date of the change in control of the Company and termination of Mr. Bergman’s employment, and all outstanding options would remain exercisable for three months (except in the case of retirement, in which case such awards will remain exercisable for the remainder of the option term).

In the event Mr. Bergman’s employment is terminated for any reason other than for cause or due to his death following a change in control, subject to the Release Requirement, Mr. Bergman shall also be entitled to an office comparable to that used by him prior to termination and related office support, including the services of one executive assistant until the last day of the second calendar year following his termination, and due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of office support benefits for the period from the last day of the second calendar year following his termination until the fourth anniversary of his termination. In addition, in the event Mr. Bergman’s employment is terminated by us without cause Mr. Bergman resigns for good reason or his employment term is not renewed following a change in control, subject to the Release Requirement, Mr. Bergman shall be entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile until the last day of the second calendar year following his termination, and due to the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of the transportation benefit for the period from the last day of the second calendar year following his termination until the third anniversary of his termination. If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut-back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to Mr. Bergman after imposition of the excise tax would be greater absent the cut-back (in which case no reduction will occur).

Unless his employment agreement is terminated for cause, subject to the Release Requirement, we will continue the participation of Mr. Bergman and his spouse in the health and medical plans, policies and programs in effect with respect to our senior executive officers and their families after the termination or expiration of his employment agreement, with coverage for Mr. Bergman and his spouse continuing until their respective deaths which may be reduced by any health and medical benefits that Mr. Bergman and his spouse become eligible to receive under any health and medical benefit plans of any subsequent employer. Such health and medical coverage may be provided pursuant to a fully-insured replacement policy or annual cash payments to obtain a replacement policy.

Mr. Bergman is subject to restrictive covenants, including non-solicitation, non-diversion and non-compete provisions, while he is employed by us and for specified periods of time thereafter. Pursuant to such provisions in his employment agreement, Mr. Bergman shall not, directly or indirectly, engage in any activity competitive with the Company’s business or recruit, solicit or induce (or attempt to recruit, solicit or induce) any employee of, or consultant to, the Company or any of its affiliates to terminate their employment with the Company or any of its affiliates, or divert (or attempt to divert) any person or entity from doing business with the Company or any of its Affiliates or induce (or attempt to induce) any person or entity from ceasing to be a customer or other business partner of the Company or any of its affiliates, during Mr. Bergman’s employment term and (i) for one year thereafter if his employment is terminated (a) by us without cause, (b) by Mr. Bergman for good reason, (c) due to the Company choosing not to renew his employment term or (d) as a result of his disability or (ii) until the later of (a) the second anniversary of the expiration of his employment term and (b) his termination date if such termination is by us for cause or due to Mr. Bergman terminating his employment by giving 180 days’ notice. We may, at our option, extend the initial one-year term of the non-compete described by clause (i) above for an additional year if we provide Mr. Bergman notice of such extension no later than 180 days prior to expiration of the term and we pay Mr. Bergman his annual base salary in effect on his date of termination. Mr. Bergman is also subject to confidentiality provisions.

Named Executive Officers Other than the Chief Executive Officer

We have entered into change in control agreements and/or an Executive Change in Control Plan (with substantially the same terms as the change in control agreements) with the Named Executive Officers, other than Mr. Bergman, that provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within two years following a change in control of the Company, we will pay and provide the executive with (i) the executive’s base salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP for the year prior to the change in control) through the termination date, (ii) severance pay equal to 200% or 300% of the sum of the executive’s base salary (as defined in (i)) and target bonus, (iii) a pro rata annual incentive compensation based on actual achievement for the year in which termination occurs, (iv) immediate vesting of all outstanding stock options, restricted or deferred stock/unit awards and non-qualified retirement benefits, (v) elimination of all restrictions on any restricted or deferred stock/unit awards, (vi) settlement of all deferred compensation arrangements in accordance with the applicable plan and (vii) continued participation in all health and welfare plans for 24 months (provided that such coverage will terminate when the executive receives substantially equivalent coverage from a subsequent employer) at the same level of participation for each executive on the termination date, except that the health coverage may be provided pursuant to a fully-insured replacement policy or two annual cash payments to obtain a replacement policy. Notwithstanding the foregoing, if an executive’s employment is terminated by us without cause or by the executive for good reason, in either case, (i) within 90 days prior to a change in control or (ii) after the first public announcement of the pendency of the change in control, the executive will be entitled to the benefits described above. In the event any payments to the executive become subject to the excise tax imposed by Section 4999 of the Code, we will cut-back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due to the executive after imposition of the excise tax would be greater (in which case no reduction will occur). If a Named Executive Officer becomes eligible to receive severance benefits under a change in control agreement and/or the Executive Change in Control Plan, such Named Executive Officer will not be eligible for severance benefits under any other plan or agreement with the Company.

Pursuant to the change in control agreements and/or the Executive Change in Control Plan, the Named Executive Officers, other than Mr. Bergman (who is subject to restrictive covenants under his employment agreement as opposed to a change in control agreement), are also subject to restrictive covenants, such as confidentiality and non-disparagement provisions. Additionally, during each Named Executive Officer’s employment and for a period of 24 months thereafter, each Named Executive Officer agreed that he or she will not, without the Company’s prior written consent, solicit our employees for employment.

Post Termination and Change in Control Calculations

The amounts set forth in the table below represent amounts that would have been paid to the Named Executive Officers, pursuant to their employment (if applicable), change in control and equity award agreements, if such Named Executive Officers’ employment was terminated on December 29, 2023 (the last business day of fiscal 2023) under the various scenarios set forth below or in connection with a change in control that occurred on such date.

Name and Principal Position; Post Termination/Change in Control Scenario	Cash Severance Payment	Annual Incentive Compensation[1]	Continuation of Health/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Award[2]	Other Compensation	Excise Tax Gross-up3	Total Termination Benefits[4]
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)
Company termination for cause	$0	$0	$0	$0	$0	n/a	$0	[5]
Resignation without good reason and not due to retirement or non-renewal of employment contract	$0	$0	$268,000	$0	$683,357	n/a	$951,357	[6]
Company termination without cause, due to voluntary resignation for good reason	$8,244,661	$643,652	$268,000	$525,799	$911,216	n/a	$10,593,328	[7]
Resignation due to retirement not in connection with a change in control	$0	$643,652	$268,000	$4,410,003	$683,357	n/a	$6,005,012	[8]
Termination due to disability	$8,244,661	$643,652	$268,000	$8,894,511	$911,216	n/a	$18,962,040	[9]
Resignation for good reason or Company termination without cause or non-renewal of the employment contract by the Company within two years after a change in control or Company termination without cause within 90 days prior to a change in control or after the first public announcement of a pending change in control	$14,653,872	$643,652	$268,000	$13,116,170	$1,154,298	n/a	$29,835,992	[10]
Resignation due to retirement within two years of a change in control	$0	$643,652	$268,000	$13,116,170	$683,357	n/a	$14,711,179	[11]
Death of executive	$0	$643,652	$135,000	$8,894,511	$0	n/a	$9,673,163	[12]
All Named Executive Officers, Other than the CEO

Termination without cause, voluntary termination for good reason within two years following a change in control, within 90 days prior to a change in control or after the first public announcement of a pending change in control

Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	$2,292,845	$363,012	$65,361	$3,214,149	$0	n/a	$5,935,367	[13]
Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$4,465,731	$597,065	$48,069	$4,972,102	$0	n/a	$10,082,967	[13]
Michael S. Ettinger Executive Vice President and Chief Operating Officer	$2,693,713	$447,982	$0	$4,387,178	$0	n/a	$7,528,873	[13]

Name and Principal Position; Post Termination/Change in Control Scenario	Cash Severance Payment	Annual Incentive Compensation[1]	Continuation of Health/ Welfare Benefits (present value)	Acceleration and Continuation of Equity Award[2]		Other Compensation	Excise Tax Gross-up3	Total Termination Benefits[4]
James P. Breslawski Vice Chairman, President	$5,588,068	$498,920	$48,069	$4,609,952		$0	n/a	$10,745,009	[13]
Death or Disability
Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$0	$0	$2,527,513	[14]	$0	n/a	$2,527,513
Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$0	$0	$0	$4,118,575	[14]	$0	n/a	$4,118,575
Michael S. Ettinger Executive Vice President and Chief Operating Officer	$0	$0	$0	$3,592,852	[14]	$0	n/a	$3,592,852
James P. Breslawski Vice Chairman, President	$0	$0	$0	$3,977,955	[14]	$0	n/a	$3,977,955

[1]

Includes annual incentive compensation for the year of termination based on achievement of performance goals. Mr. Bergman is entitled to a pro rata portion of the annual incentive compensation payable for the year of termination based on achievement of performance goals and the annual incentive compensation payable for the prior year to the extent not paid prior to termination. Amount reflected assumes the fiscal 2022 annual incentive compensation amount was already paid.

[2]

Represents the value of unvested RSUs and PSUs and unvested Options that would accelerate and vest, if any, on termination. In the case of RSUs, the value is calculated by multiplying the number of shares of restricted stock units that accelerate by $75.71, the per share closing price of common stock on December 29, 2023. In the case of PSUs, the value is calculated by multiplying the number of shares of restricted stock units granted on the grant date (i.e., target award) by $75.71, the per share closing price of common stock on December 29, 2023. In the case of Options, the value is calculated by multiplying the number of unvested Options that accelerate by the difference between $75.71 (the per share closing price of common stock on December 29, 2023) and the exercise price of the applicable Options.

[3]	We do not provide any tax gross-ups to our executive officers (other than for relocation expenses).
[4]

Does not include the vested SERP amounts for the Named Executive Officers. Such vested amounts are paid following a termination of employment (subject to a six-month delay in certain instances) or within 30 days following a change in control. Also does not include the amounts for the Named Executive Officers under the Company’s Deferred Compensation Plan, all of which are fully vested and consist solely of participant contributions. Such vested amounts become payable upon a termination of employment as a result of death or disability in a lump sum cash payment within 60 days after such employment termination. Such vested amounts also become payable in a lump sum cash payment within 60 days following a change in control. (See “Nonqualified Compensation for Fiscal 2023” tables for additional disclosure regarding these vested amounts.)

[5]	The Company will have no further obligation to Mr. Bergman, except payment of his vested SERP and Deferred Compensation Plan account balances.
[6]

Includes (i) health and welfare coverage for Mr. Bergman and his wife until death and (ii) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination). Under his employment agreement, Mr. Bergman may resign without good reason and still be entitled to these benefits so long as he resigns upon providing 180 days prior written notice to the Company.

[7]

Includes (i) a make-up pension payment, calculated as the value of the excess of (a) the fully vested value of benefits to Mr. Bergman under existing retirement plans (including the Company’s 401(k) and SERP plans), assuming additional credit for the period from the termination date through December 31, 2025 over (b) his vested accrued benefits as of the termination date (such excess, if any, the “Make-Up Pension Payment”), (ii) 200% current base annual salary, (iii) 200% average annual incentive compensation paid in the previous three years, (iv) health and welfare coverage for Mr. Bergman and his wife until death, (v) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination), (vi) continued vesting of all unvested Options held by Mr. Bergman granted following January 1, 2023, if any, (vii) continued vesting (as of the termination date) of all PSUs granted following January 1, 2023 (at actual level of performance for the applicable performance period) and (viii) pro rata vesting (as of the termination dates) of the RSUs granted following January 1, 2023.

[8]

Includes (i) a pro rata portion of the annual incentive compensation payable for the year of termination based on achievement of performance goals, (ii) health and welfare coverage for Mr. Bergman and his wife until death, (iii) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination), (iv) pro rata vesting (as of the termination date) of all PSUs granted in 2022 (at actual level of performance assuming target performance is actual performance for this purpose), (v) pro rata vesting of the RSUs granted in 2021 and subsequent years, (vi) full vesting of all unvested Options held by Mr. Bergman granted in 2021 and 2022 and continued vesting of all unvested Options held by Mr. Bergman granted following January 1, 2023, if any and (vii) continued vesting (as of the termination date) of all PSUs granted following January 1, 2023 (at actual level of performance for the applicable performance period).

[9]

Includes (i) the Make-Up Pension Payment, (ii) 200% current base annual salary, (iii) 200% average annual incentive compensation paid in the previous three years, (iv) health and welfare coverage for Mr. Bergman and his wife until death, (v) use of the Company’s car service, office space and administrative assistance provided to Mr. Bergman for two years (as well as a cash payment in lieu of office support services from the last day of the second calendar year following termination until the third anniversary of termination), (vi) pro rata vesting (as of the termination date) of all PSUs granted in 2022 and 2023 (at target level of performance), (vii) full vesting of the RSUs granted in 2021, 2022 and 2023 and (viii) full vesting of all unvested Options.

[10]

Includes (i) 300% current base annual salary, (ii) 300% of highest annual incentive compensation paid in the previous two years, (iii) health and welfare coverage for Mr. Bergman and his wife until death, (iv) use of the Company’s car service for two years (as well as a cash payment in lieu of such services from the last day of the second calendar year following termination until the third anniversary of termination), (v) the Make-Up Pension Payment, (vi) office space and administrative assistance for two years (as well as a cash payment in lieu of such services from the last day of the second calendar year following termination until the fourth anniversary of termination) and (vii) full vesting of any unvested equity awards (with any PSUs vesting at target level of performance). With respect to the acceleration and continuation of equity awards, this includes amounts payable on a resignation or a Company termination (other than for cause) within two years after a change in control. If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due after imposition of the excise tax would be greater (in which case no reduction will occur).

[11]

Includes the payments and benefits described in footnote 8 above, except that all of Mr. Bergman’s outstanding equity awards will fully vest (with any PSUs vesting at target level of performance). If any amounts owed to Mr. Bergman in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due after imposition of the excise tax would be greater (in which case no reduction will occur).

[12]

Includes (i) health and welfare coverage for Mr. Bergman’s wife until death, (ii) pro rata vesting (as of the termination date) of all PSUs granted in 2022 and 2023 (at target level of performance), (iii) full vesting of the RSUs granted in 2021, 2022 and 2023 and (iv) full vesting of all unvested Options.

[13]

Includes (i) annual incentive compensation payable for the year in which termination occurs based on achievement of performance goals, (ii) 200% current annual salary (defined to include salary and the Company’s contribution to the 401(k) Plan and SERP plan for the full year preceding the change in control), (iii) 200% annual incentive compensation at target level in the year of termination, (iv) full vesting of any unvested equity awards (with any PSUs vesting at target level of performance) and (v) health and welfare continuation of plans for 24 months following termination or until coverage with subsequent employer begins; except that Messrs. Mlotek and Breslawski’s calculations set forth in (ii) and (iii) above are based on 300%. If any amounts owed to Messrs. South, Mlotek, Ettinger and/or Breslawski in connection with a change in control of the Company are subject to the excise tax imposed by Section 4999 of the Code, we will cut back such amounts to a safe harbor limit so that the excise tax is not triggered, unless the net after-tax value of the amounts due after imposition of the excise tax would be greater (in which case no reduction will occur).

[14]

In the event of any termination of employment due to death or disability, the Named Executive Officers (other than Mr. Bergman, whose termination arrangement is discussed above) are entitled to full vesting of their respective RSUs granted in 2020, 2021, 2022 and 2023, full vesting of their respective Options granted in 2021 and 2022 and pro rata vesting (as of the termination date) of their respective PSUs granted in 2022 and 2023 (at target level of performance).

Grants of Plan-Based Awards for Fiscal 2023

Name and Principal Position	Type of Grant[1]	Grant Date	Estimated Potential Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards[4] Number of Shares of Stock or Units (#)	All Other Option Awards Number of Secur- ities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Thres- hold ($)	Target ($)	Maximum[2] ($)	Th- res- hold (#)	Target (#)	Maxi- mum (#)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	PIP	n/a	$0	$2,466,100	$3,440,210
	PSU/RSU	3/1/2023				0	61,822	123,644	33,290			$7,395,000
	SO	n/a								0	n/a	n/a

Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	PIP	n/a	$51,360	$513,600	$654,840
	PSU/RSU	3/1/2023				0	8,681	17,362	8,682			$1,350,000
	SO	n/a								0	n/a	n/a

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	PIP	n/a	$22,362	$745,400	$1,028,652
	PSU/RSU	3/1/2023				0	12,025	24,050	12,026			$1,870,000
	SO	n/a								0	n/a	n/a

Michael S. Ettinger Executive Vice President and Chief Operating Officer	PIP	n/a	$62,250	$622,500	$793,688
	PSU/RSU	3/1/2023				0	11,524	23,048	11,524			$1,792,000
	SO	n/a								0	n/a	n/a

James P. Breslawski Vice Chairman, President	PIP	n/a	$0	$926,500	$1,320,263
	PSU/RSU	3/1/2023				0	8,038	16,076	8,039			$1,250,000
	SO	n/a								0	n/a	n/a

[1]

“PIP” means annual incentive compensation (i.e., bonus) paid under the Company’s 2023 Performance Incentive Plan. “PSU/RSU” means restricted stock unit awards (PSUs and RSUs) made pursuant to the Company’s 2020 Stock Incentive Plan. See “Compensation Structure—Pay Elements—Details—Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on the PIP.

[2]

The maximum payout percentage under the PIP for the Named Executive Officers is 150% for the Company Financial/EPS Goal, ranges from 115% to 200% for the Business Financial Goal/Individual Performance Goals (depending on the specific category of the goal applicable to such Named Executive Officer) and is 115% for the Strategic Scorecard Goals.

[3]	The maximum payout percentage for the 2023 LTIP awards of performance-based restricted stock is 200%.
[4]	These amounts include awards of RSUs granted to Named Executive Officers on March 1, 2023, with four-year cliff vesting.

Estimated Potential Payouts Under Non-Equity Incentive Plan Awards

The PIP awards paid to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The threshold, target and maximum amount of these PIP awards appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Estimated Future Payouts Under Equity Incentive Plan Awards, All Other Stock Awards and All Other Option Awards

Awards of PSUs and RSUs granted to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Stock Awards.” Options granted to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Option Awards” for the years in which they were awarded. We did not grant Named Executive Officers options in fiscal 2023.

The threshold, target and maximum amount of the PSUs appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Equity Incentive Plan Awards.”

Exercise or Base Price of Option Awards

We did not grant Named Executive Officers options in fiscal 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underly- ing Unexercis- ed Unearned Options[1] (#)	Option Exercise Price ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested[3] (#)	Market Value of Shares or Units of Stock That Have Not Vested[4] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[5] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[4] ($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal	59,673	29,837	n/a	$62.71	03/03/2031
Executive Officer)	9,859	19,720	n/a	$86.27	03/16/2032	78,680	$5,956,863	26,609	$2,014,567

Ronald N. South Senior Vice President and Chief Financial Officer (Principal	2,484	1,243	n/a	$62.71	03/03/2031
Financial Officer)	4,964	9,932	n/a	$86.27	03/16/2032	26,605	$2,014,265	3,978	$301,174

Mark E. Mlotek Executive Vice President and	23,865	11,933	n/a	$62.71	03/03/2031
Chief Strategic Officer	4,592	9,188	n/a	$86.27	03/16/2032	45,166	$3,419,518	5,259	$398,159

Michael S. Ettinger Executive Vice President and	21,300	10,652	n/a	$62.71	03/03/2031
Chief Operating Officer	3,847	7,698	n/a	$86.27	03/16/2032	39,204	$2,968,135	4,979	$376,960

James P. Breslawski Vice Chairman,	27,284	13,643	n/a	$62.71	03/03/2031
President	4,509	9,018	n/a	$86.27	03/16/2032	44,194	$3,345,928	3,674	$278,159

[1]	The Company does not issue performance-based options.
[2]	All stock options granted under the 2020 Stock Incentive Plan have a ten year term unless otherwise terminated earlier in accordance with the plan.
[3]	Represents RSUs awarded to the Named Executive Officers as part of their equity grants.
[4]	Based on the closing market price of $75.71 of the Company’s common stock on December 29, 2023, the last trading day in fiscal 2023.
[5]

Represents the number of performance-based restricted stock units granted in 2022 and 2023 under the Company’s 2020 Stock Incentive Plan. As the threshold payout amount is zero, such number represents the number of shares based on the target payout at the end of fiscal 2023 but excludes performance-based restricted stock units that we estimate will be forfeited under the 2022 LTIP and 2023 LTIP.

Option Exercises and Stock Vested for Fiscal 2023

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)[1]	Value Realized on Vesting ($)[2]
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	0	$0	179,759	$14,092,423

Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	0	$0	6,424	$506,854

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	0	$0	35,942	$2,835,824

Michael S. Ettinger Executive Vice President and Chief Operating Officer	0	$0	26,557	$2,095,347

James P. Breslawski Vice Chairman, President	0	$0	40,198	$3,171,622

[1]

For each Named Executive Officer such amount includes (i) PSUs (three-year cliff vesting) granted on March 3, 2020 and (ii) RSUs (two-year graded vesting) granted on March 3, 2021. For each Named Executive Officer (other than Mr. Bergman) such amount also includes RSUs (four-year cliff vesting) granted on March 5, 2019. For Mr. Bergman, such amount also includes the 2019 PSU Award that vested on March 1, 2023.

[2]

The value realized from vesting of restricted stock units is deemed to be the market value of the common stock on the date of vesting, multiplied by the number of shares of common stock underlying the restricted stock units that vested. The closing market price on March 1, 2023 was $77.75 and March 3, 2023 was $78.90.

Nonqualified Deferred Compensation for Fiscal 2023

The following table provides information regarding our SERP. (See “Compensation Structure—Pay Elements—Details—Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our SERP.)

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$0	$89,509	$346,273	$0	$5,140,775

Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$15,886	$15,069	$0	$141,868

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$0	$25,599	$57,992	$0	$1,427,634

Michael S. Ettinger Executive Vice President and Chief Operating Officer	$0	$23,625	$69,466	$0	$827,477

James P. Breslawski Vice Chairman, President	$0	$37,698	$753,865	$0	$3,231,209

The following table provides information regarding our Deferred Compensation Plan. The Company does not make any contributions to the Deferred Compensation Plan. All amounts in such plan are fully vested and consist solely of participant contributions. Such vested amounts may become payable during employment upon designated fixed payment dates or following a termination of employment (subject to a six-month delay in certain instances) or a change in control of the Company. (See “Compensation Structure—Pay Elements—Details—Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our Deferred Compensation Plan.)

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$1,973,356	$0	$433,717	$0	$3,154,888

Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	n/a	n/a	n/a	n/a	n/a

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	$0	$0	$1,098,891	$0	$6,051,514

Michael S. Ettinger Executive Vice President and Chief Operating Officer	$117,330	$0	$196,834	$0	$1,238,021

James P. Breslawski Vice Chairman, President	$0	$0	$132,864	$0	$771,689

CEO Pay Ratio

As a result of the rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, using certain permitted methodologies. There have been no changes in employee population or employee compensation arrangements in fiscal 2023 that we reasonably believe would result in a significant change in the pay ratio disclosure. Accordingly, as permitted by the rules, for fiscal 2023, we used the same median employee and methodology that we used for fiscal 2022, except that we used fiscal 2023 summary compensation table compensation in determining the compensation for our CEO and median employee for calculating the 2023 pay ratio, as described below.

To determine our median employee, we utilized data as of October 1, 2022 (the “Determination Date”). We excluded 994 employees from the following eight countries/territories, which represents approximately 4.8% of the Company’s total employee population: Chile, China, Italy, Mexico, Portugal, South Africa, Spain and Thailand. For purposes of determining this exclusion, the Company had approximately 11,000 U.S. employees and approximately 9,600 non-U.S. employees as of the Determination Date.

Country/Territory	Approximate Number of Employees	Approximate Percentage of Total Population
Chile	22	0.11%
China	499	2.42%
Italy	77	0.37%
Mexico	13	0.06%
Portugal	10	0.05%
South Africa	90	0.44%
Spain	136	0.66%
Thailand	147	0.71%

We then examined the 2022 total annual cash compensation, including base salary, overtime, bonus and commission for all individuals, excluding our CEO, who were employed by us on the Determination Date. We included all employees, whether employed on a full-time, part-time, seasonal or temporary basis. We calculated annual base salary based on a reasonable estimate of hours worked during 2022 for hourly employees, and upon salary levels for the remaining employees. Other than the foregoing, we did not make any material assumptions, adjustments, or estimates with respect to total cash compensation. We annualized the total cash compensation for full-time employees who commenced work after January 1, 2022. We used a valid statistical sampling approach to estimate the total cash compensation for our median employee by selecting an employee whose total cash compensation was at or near the value of the median employee’s compensation.

After identifying the median employee based on total cash compensation, we calculated total annual compensation for that employee and the CEO using the same methodology we use for our Named Executive Officers as set forth in the Summary Compensation Table. We also added the value of employer provided health and welfare benefits and employer retirement contributions to both the CEO and the median employee compensation, as such benefits represent a significant component of our employees’ total compensation.

The median employee’s total annual compensation (including health and welfare benefits and employer retirement contributions) in fiscal 2023 was $76,005. The CEO’s total annual compensation (including health and welfare benefits and employer retirement contributions) in fiscal 2023 was $10,042,209. Therefore, for fiscal 2023, the ratio of CEO pay to median employee pay was 132:1.

Pay Versus Performance
As a result of the rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K
(“PvP Rules”), we are providing the following information about the relationship between “compensation actually paid” to our CEO (referred to below as our Principal Executive Officer or PEO) and average “compensation actually paid” to our other NEOs and certain metrics of our financial performance for the last three years, in each case, calculated in accordance with the PvP Rules.
For purposes of this disclosure, “compensation actually paid” or “CAP” to our PEO and other NEOs represents an amount calculated based on the SEC’s prescribed formula. CAP is not compensation actually earned by or paid to our named executive officers in each respective year. Neither the Compensation Committee nor the executives of our Company directly used the information in this table or the related disclosures when making compensation decisions for 2023. For details about the Company’s pay-for-performance
philosophy and how the Compensation Committee makes its decisions about executive pay, see the Compensation Discussion and Analysis beginning on page 19 of this proxy statement.
Pay Versus Performance Table

					Value of initial fixed $100 investment based on
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO 1	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs 2	Total Shareholder Return 3	Peer Total Shareholder Return 3	Net Income/ (Loss) (in millions)	Company-Selected Measure: Adjusted EPS 4

2023	$10,005,729	$4,941,292	$2,807,442	$1,705,337	$114	$139	$416	$4.14
2022	$8,255,135	$9,962,917	$2,945,446	$3,402,202	$120	$136	$538	$4.34
2021	$10,786,180	$28,293,056	$3,854,485	$7,569,084	$113	$142	$631	$4.48
2020	$6,239,637	($8,384,241)	$2,649,163	($811,730)	$99	$114	$404	$2.97

1
The dollar amounts reported in this column represent the CAP to our PEO, Mr. Bergman, as computed in accordance with PvP Rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Bergman during the applicable year.

2
The dollar amounts reported in this column represent the CAP to our
Non-PEO
NEOs as a group, as computed in accordance with PvP Rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the
Non-PEO
NEOs as a group during the applicable year.

3
Cumulative shareholder returns reflect $100 invested as of market close on December 28, 2019, the final trading day of the Company’s fiscal year ended December 28, 2019 (“fiscal 2019”); Peer Total Shareholder Return based on Dow Jones U.S. Health Care Index; see Stock Performance Graph included in Part II, Item 5 of our Annual Report on Form
10-K
for the year ended December 30, 2023, as filed with the SEC on February 28, 2024.

4
Reflects the Company’s selected measure of adjusted EPS for the respective Performance Incentive Plan (PIP) year as disclosed in the Compensation Discussion and Analysis for each year’s proxy statement, with such adjustments as described in the applicable Compensation Discussion and Analysis.

Reconciliation Tables
The following table sets forth a reconciliation from the Summary Compensation Table (“SCT”) to CAP to our PEO. Mr. Bergman served as our only PEO for each year.

			Equity Addition to SCT Total for PEO
Year	SCT Total	Less Equity Deduction from SCT Total 1	Value of Current Year Equity Awards at Year-end 2	Change in Value of Unvested Prior Year Awards During Year 3	Change in Value of Prior Year Awards That Vested During Year 4	Total- Equity Addition/ (Subtraction) to SCT Total	Total Compensation Actually Paid 5
2023	$10,005,729	($7,395,000)	$4,370,663	($1,726,122)	($313,978)	$2,330,563	$4,941,292
2022	$8,255,135	($3,971,000)	$2,850,094	$1,434,350	$1,394,338	$5,678,782	$9,962,917
2021	$10,786,180	($5,770,209)	$7,378,604	$15,932,034	($33,552)	$23,277,085	$28,293,056
2020	$6,239,637	($3,438,000)	$0	($10,977,620)	($208,258)	($11,185,878)	($8,384,241)

1
Represents the grant date fair value of equity-based awards made during the fiscal year based on the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.

2	Represents the year-end fair value of equity awards that were made during the fiscal year (no grants made during a fiscal year vested during the same fiscal year).
3	Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that were still unvested as of year-end.
4	Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that vested during the current fiscal year.
5
SCT total, less SCT equity grant date fair value, plus
year-end
fair value of equity awards made during the year, plus the change in fair value during the year of equity awards that remained unvested as of year-end,
plus the change in fair value of equity awards that vested during the year.

The following table sets forth a reconciliation from the SCT to CAP to our average
Non-PEO
NEO. Our
non-PEO
NEOs by year are as follows: 2023 – Messrs. South, Mlotek, Ettinger and Breslawski; 2022 - Messrs. South, Paladino, Connett, Mlotek and Breslawski; 2021 and 2020 - Messrs. Paladino, Benjamin, Mlotek and Breslawski.

			Equity Addition to SCT Total for Non-PEO NEOs
Year	SCT Total	Less Equity Deduction from SCT Total 1	Value of Current Year Equity Awards at Year-end 2	Change in Value of Unvested Prior Year Awards During Year 3	Change in Value of Prior Year Awards That Vested During Year 4	Total- Equity Addition/ (Subtraction) to SCT Total	Total Compensation Actually Paid 5
2023	$2,807,442	($1,565,500)	$1,063,479	($555,301)	($44,784)	$463,394	$1,705,337
2022	$2,945,446	($1,441,433)	$1,179,477	$353,110	$365,601	$1,898,189	$3,402,202
2021	$3,854,485	($2,174,430)	$2,805,529	$3,118,145	($34,646)	$5,889,029	$7,569,084
2020	$2,649,163	($1,473,250)	$560,510	($2,401,561)	($146,591)	($1,987,643)	($811,730)

1
Represents the grant date fair value of equity-based awards made during the fiscal year based on the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.

2	Represents the year-end fair value of equity awards that were made during the fiscal year (no grants made during a fiscal year vested during the same fiscal year).
3	Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that were still unvested as of year-end.
4	Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that vested during the current fiscal year.
5
SCT total, less SCT equity grant date fair value, plus
year-end
fair value of equity awards made during the year, plus the change in fair value during the year of equity awards that remained unvested as of year-end,
plus the change in fair value of equity awards that vested during the year.

The Company grants PSUs to executive officers annually, although no such grant was made during 2021. The Company grants RSUs to executive officers annually. Such grants cliff-vest on the fourth anniversary of the grant. During 2021, certain equity awards were granted as RSUs that vested 50% on the first anniversary of the grant in 2022 and 50% on the second anniversary of the grant in 2023.
The Company granted stock options to executive officers in 2021 and 2022 as part of the annual equity grant. Grants vest and become exercisable in one-third
increments on the first three anniversaries of the grant and expire on the 10 th
anniversary of the grant (subject to earlier expiration based on certain employment terminations). Fair values at time of the grant, at year-end
2022 and 2023, and on vesting dates for awards that vested during 2023 were all determined using the Black-Scholes model. The table below summarizes the option fair values and related assumptions used to calculate CAP for fiscal years 2022 and 2023. None of the options granted to NEOs have been exercised as of year-end
2023.

Valuation Purpose for PVP	HSIC Stock Price	HSIC Option Exercise Price	Expected Term (years)	Stock Price Volatility	Risk-free Interest Rate	Dividend Yield	Option Fair Value
Year-end 2022	$79.87	$62.71 - $86.27	4.2 – 5.2	27.8%	3.98%	0%	$23.92 - $31.76
2023 Vesting	$78.15 - $78.90	$62.71 - $86.27	4.0 – 5.0	27.9% - 28.0%	3.71% - 4.19%	0%	$21.82 - $30.81
Year-end 2023	$75.71	$62.71 - $86.27	3.2 – 4.2	28.5%	3.86%	0%	$18.35 - $25.58
Most Important Financial Measures
The following table sets forth financial performance measures that we considered to be the most important in how CAP was linked to Company performance during 2023. As discussed in the Compensation Discussion and Analysis beginning on page 19 of this proxy statement, the annual PIP uses adjusted EPS as a financial metric for all NEOs and cumulative EPS is a financial metric used for PSU grants for the 2020-2022, 2022-2024 and 2023-2025 cycles (no PSU grants were made for 2021-2023). The annual PIP also uses revenue and operating income as a financial metric for our NEOs. The PSU grants for the 2023-2025 cycle also include Return on Invested Capital as a financial metric.

Key Financial Measures
Adjusted EPS 1
Revenues 2
Operating Income 3
Return on Invested Capital 4

1
Adjusted EPS is a measure for purposes of the annual incentive program with respect to the Company Selected Measure under the PIP, as disclosed in the Compensation Discussion and Analysis for each year’s proxy statement.

2
Revenues is a measure for purposes of the annual incentive program with respect to Business Financial Goals under the PIP, as disclosed in the Compensation Discussion and Analysis for each year’s proxy statement.

3
Operating Income is a measure for purposes of the annual incentive program with respect to Business Financial Goals under the PIP, as disclosed in the Compensation Discussion and Analysis for each year’s proxy statement.

4	Return on Invested Capital is a measure used along with cumulative adjusted EPS in the 2023-2025 PSU grant, as disclosed in the Compensation Discussion and Analysis for this year’s proxy statement.

Pay Versus Performance Relationship Charts
The following chart sets forth the relationship between PEO CAP, the average of other NEOs CAP and our adjusted EPS during fiscal years 2020 through 2023.

The following chart sets forth the relationship between PEO CAP, the average of other NEOs CAP and our net income during fiscal years 2020 through 2023.

The following chart sets forth the relationship between PEO CAP, the average of other NEOs CAP and our TSR during fiscal years 2020 through 2023 versus the Dow Jones U.S. Health Care Index.

Director Compensation for Fiscal 2023

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation ($)	Total ($)
Mohamad Ali	$96,600	$175,000	$0	$0	$0	$0	$271,600
Deborah Derby	$129,800	$175,000	$0	$0	n/a	$0	$304,800
Carole T. Faig	$4,451	$0	$0	$0	n/a	$0	$4,451
Joseph L. Herring	$138,000	$175,000	$0	$0	n/a	$0	$313,000
Kurt P. Kuehn	$141,400	$175,000	$0	$0	n/a	$0	$316,400
Philip A. Laskawy	$160,400	$175,000	$0	$0	$0	$0	$335,400
Anne H. Margulies	$116,400	$175,000	$0	$0	$0	$0	$291,400
Steven Paladino	$90,000	$175,000	$0	$0	n/a	$0	$265,000
Carol Raphael	$107,600	$175,000	$0	$0	n/a	$0	$282,600
Scott P. Serota	$101,000	$175,000	$0	$0	n/a	$0	$276,000
Bradley T. Sheares, Ph.D.	$129,200	$175,000	$0	$0	n/a	$0	$304,200
Reed V. Tuckson, M.D., FACP	$94,400	$175,000	$0	$0	n/a	$0	$269,400

[1]

These cash fee amounts have not been reduced to reflect a director’s election to defer receipt of cash fees pursuant to the Non-Employee Director Deferred Compensation Plan (“Director Deferred Plan”); these deferrals are indicated in footnote 5 below.

[2]

Includes restricted stock unit awards valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the non-employee director upon vesting. Information regarding assumptions made in valuing the stock awards can be found in Note 17 of the “Notes to Financial Statements” included in Item 8 of our Annual Report on Form 10-K for the year ended December 30, 2023, as filed with the SEC on February 28, 2024. The amounts in this column have not been reduced to reflect a director’s election to defer receipt of shares of common stock underlying the restricted stock units. With respect to the aggregate number of unvested stock awards (i.e., unvested restricted stock units) outstanding at fiscal 2023 year end, each non-employee director had 2,250 restricted stock units, except Mr. Paladino had 31,284 restricted stock units and 15,472 Options because he also received prior awards under the Company’s 2020 Stock Incentive Plan prior to his retirement as our Executive Vice President and Chief Financial Officer on April 29, 2022 and Ms. Faig had 0 restricted stock units because her first award of restricted stock units following her appointment as a director on December 13, 2023 was on March 4, 2024. With respect to the aggregate number of restricted stock units that vested but, per the director’s election, the payment date has been deferred, Ms. Derby had 4,818 restricted stock units, Mr. Kuehn had 11,843 restricted stock units, Mr. Laskawy had 21,961 restricted stock units, Ms. Margulies had 13,925 restricted stock units, Dr. Sheares had 36,833 restricted stock units and Dr. Tuckson had 2,217 restricted stock units, at fiscal 2023 year end. Ms. Raphael and Messrs. Ali, Herring, Paladino and Serota did not elect to defer the payment date of any restricted stock units.

[3]	The Company does not grant option awards to non-employee directors.
[4]	The Company does not grant performance-based annual incentive compensation (i.e., bonus) to non-employee directors.
[5]

None of the non-employee directors participated in the Director Deferred Plan in 2023. Messrs. Ali and Laskawy and Ms. Margulies have participated in the Director Deferred Plan in prior years but did not elect to defer any amounts into such plan in fiscal 2023.

Annual Limit on Director Compensation

Pursuant to the Henry Schein, Inc. 2023 Non-Employee Director Stock Incentive Plan, as amended and restated effective as of May 23, 2023 (the “2023 Non-Employee Director Stock Incentive Plan”), any equity-based awards granted to any non-employee director in respect of any fiscal year plus any cash-based compensation granted to any non-employee director in respect of any such fiscal year, in each case solely with respect to his or her service to the Board of Directors, may not exceed $900,000 based on the aggregate fair market value (determined as of the date of the grant) of any equity-awards plus the aggregate value (determined as of the date of the grant) of any cash-based compensation.

Fees Earned or Paid in Cash

Directors who are employees of the Company receive no compensation for service as directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may determine from time to time. In January 2023, following a benchmarking analysis, the Compensation Committee reviewed compensation paid to non-employee directors and determined such amounts should remain unchanged in fiscal 2023 compared to fiscal 2022. In fiscal 2023, each non-employee director was entitled to receive an annual retainer of $90,000 (with a pro-rated amount paid to Ms. Faig who was appointed as a director on December 13, 2023). Each non-employee director also received $2,200 for each committee meeting attended. The retainers for service as a Committee Chairperson for fiscal 2023 were as follows: (i) $15,000 for the Chairperson of the Nominating and Governance Committee; the Regulatory, Compliance and Cybersecurity Committee and the Strategic Advisory Committee; (ii) $20,000 for the Chairperson of the Compensation Committee and (iii) $25,000 for the Chairperson of the Audit Committee. The Lead Director’s retainer for fiscal 2023 was $40,000. In December 2023, following recommendation from the Compensation Committee, the Board of Directors approved the payment of $2,200 per meeting for each meeting attended by the members of the Audit Committee and Regulatory, Compliance and Cybersecurity Committee conducting the review of the October 2023 cybersecurity incident.

Stock Awards

On March 1, 2023, each of the Company’s non-employee directors as of such date was granted 2,250 RSUs under the Henry Schein, Inc. 2015 Non-Employee Director Stock Incentive Plan, as amended (the predecessor to the 2023 Non-Employee Director Stock Incentive Plan) (the “2015 Non-Employee Director Stock Incentive Plan”), with each award having a grant date fair value of $175,000. The value of the equity awards for the non-employee directors was unchanged in fiscal 2023 compared to the value of their awards each year since fiscal 2019. The RSUs granted to the non-employee directors in 2023 are subject to time-based vesting and cliff vest at the end of 12 months from the grant date, based on continued service through the applicable vesting date.

All such grants under the 2015 Non-Employee Director Stock Incentive Plan (i) were issued on the date they were approved by the Compensation Committee and (ii) provide for full accelerated vesting upon a change in control (as defined in the 2015 Non-Employee Director Stock Incentive Plan or as defined under Section 409A of the Code), provided that no termination of services has occurred prior to the change in control.

Beginning with the equity award granted in 2009, non-employee directors became eligible to defer the date upon which all or a portion of their restricted stock units will be paid out to either (i) a specified payment date occurring on the third, fifth, seventh or tenth anniversary of the scheduled vesting date or (ii) the date of the termination of their services that occurs after the scheduled vesting date. If the deferral election is chosen, to the extent vested, payment will be made within the 30 day period following the earliest of the following to occur: (i) the elected deferred payment date; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s termination of services (other than as a result of death or disability) or (v) a change in control of the Company. Participants are also permitted to further defer the payment date of their restricted stock units in accordance with Section 409A of the Code for one or more additional periods of at least five years (but not more than ten years) beyond the previously elected deferred payment date.

The Compensation Committee assesses “competitive market” compensation when determining the amount of equity awards to grant non-employee directors. The Compensation Committee reviews non-employee director compensation, including equity awards, against the same peer companies that it uses when evaluating executive officer compensation. The Compensation Committee also reviews, for purposes of determining non-employee director equity awards, the companies with revenues between $9 billion and $17 billion that it reviews for evaluation of executive officer compensation. See “Compensation Structure—Pay Elements—Details—Pay Levels and Benchmarking” under Compensation Discussion and Analysis.

Non-Equity Incentive Plan Compensation

We do not issue non-equity incentive plan compensation to non-employee directors.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For directors, we do not maintain a qualified defined benefit plan.

Since 2004, non-employee directors have been eligible to defer all or a portion of certain “eligible director fees” under our Non-Employee Director Deferred Compensation Plan into a cash account or a phantom share account. An investment in the cash account is deemed to be invested in cash equivalents based on the Company’s long-term borrowing rate under the Company’s principal credit facility. An investment in the phantom share account is deemed to be invested in a unit measurement called a “phantom share.” A phantom share is the equivalent to one share of our common stock. The cash accounts are distributed in a lump sum cash payment and the phantom share accounts are distributed in our common stock. Shares of our common stock available for issuance under the Non-Employee Director Deferred Compensation Plan are funded from shares of our common stock that are available under our 2023 Non-Employee Director Stock Incentive Plan, and such an award under the Non-Employee Director Deferred Compensation Plan constitutes an “Other Stock-Based Award” under the 2015 Non-Employee Director Stock Incentive Plan and the 2023 Non-Employee Director Stock Incentive Plan, as applicable. Messrs. Ali and Laskawy and Ms. Margulies each participate in the Non-Employee Director Deferred Compensation Plan.

Each such non-employee director has elected to defer his or her eligible director fees to the phantom share account. The amounts set forth in the Director Compensation Table above under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” represent the above-market or preferential earnings of the phantom shares allocated to each such director’s account.

Stock Ownership Policy

The Company believes that, to align the interests of the directors of the Company with the interests of the stockholders of the Company, the non-employee directors of the Company should have a financial stake in the Company. In 2018, the Company updated its stock ownership policy for non-employee directors to provide that each non-employee director should own equity in the Company equal to the greater of (i) a minimum of 10,000 shares of Henry Schein, Inc. common stock or (ii) five times the non-employee director annual retainer fee (which annual retainer fee was $90,000 in fiscal 2023). Newly appointed non-employee directors will have five years from the date of their initial appointment to comply with the stock ownership policy.

Further, as a guideline, non-employee directors may only sell up to one-half of all vested value above the ownership requirement. “Vested value” is defined as the value of shares of any class of common stock, shares of vested restricted stock units, shares of unvested time-based restricted stock units (after netting an estimated amount for taxes, if applicable), warrants or rights to acquire shares of common stock and securities that are convertible into shares of common stock. Also, a non-employee director’s equity in the Company may not be sold until the non-employee director satisfies the Company’s stock ownership policy.

Upon request, the Nominating and Governance Committee may consider whether exceptions should be made for any non-employee director on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors.

All non-employee directors are in compliance with the Company’s stock ownership policy.

Anti-Hedging and Anti-Pledging Policies

The Company prohibits hedging or other derivative transactions and pledging of Company stock by its non-employee directors.

Director Retirement Policy

In 2015, upon recommendation of the Nominating and Governance Committee, the Board of Directors adopted a director retirement policy. The Company believes that it benefits greatly from contributions by directors who have had significant prior careers and experiences, and that the value of a director’s continuing contributions (including how such contributions complement the overall diversity and areas of expertise of the full Board of Directors) is a more important factor than a specific age in determining when a highly productive director should retire from the Board of Directors. The Company also recognizes that it is in its interest for directors to retire when that becomes appropriate, as well as the benefit to the Company from adding new directors with new perspectives. The policy provides that the Chairperson of the Nominating and Governance Committee should commence retirement discussions with a director within a few years of approaching his or her 80th birthday. In any event, a director is expected to retire at the end of his or her term during which he or she reaches the age of 80, although this is a general guideline that we expect will be observed in most cases but not a strict requirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company maintains a formal, written conflict of interest policy that applies to all employees. Additionally, on an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. Mr. Connett has one family member and Mr. Breslawski has two family members who are non-executive employees of the Company or its subsidiaries and where such employee’s aggregate compensation for fiscal 2023 was in excess of $120,000 (the relevant disclosure threshold under Item 404(a) of the Regulation S-K). The compensation paid to each such family member is comparable to other Company employees at a similar level. The Audit Committee reviewed, approved and ratified those related-party transactions for fiscal 2023, including the total compensation paid to such individuals in fiscal 2023.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2023 were Ms. Derby, Mr. Herring and Dr. Sheares.

During fiscal 2023:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•

none of our executive officers served on the compensation committee (or another board committee performing equivalent functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•

none of our executive officers served on the compensation committee (or another board committee performing equivalent functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF

THE HENRY SCHEIN, INC. 2020 STOCK INCENTIVE PLAN

(TO BE RENAMED THE HENRY SCHEIN, INC. 2024 STOCK INCENTIVE PLAN)

The Company maintains the Henry Schein, Inc. 2020 Stock Incentive Plan, as amended from time to time, for the benefit of key employees and consultants of the Company and its subsidiaries. The proposed amendment and restatement to the 2020 Stock Incentive Plan (to be renamed the Henry Schein, Inc. 2024 Stock Incentive Plan), which is effective upon the approval by the stockholders of the Company incorporates the following changes:

•

Change the Name of the Plan. Although the 2020 Stock Incentive Plan is being amended and restated and will continue in effect, the 2020 Stock Incentive Plan will be renamed the Henry Schein, Inc. 2024 Stock Incentive Plan (the “2024 Stock Incentive Plan”).

•

Increase of the Aggregate Share Reserve. The current aggregate share reserve will be increased by an additional 4,800,000 shares of common stock for a maximum total share reserve of 75,742,657 shares of common stock under the 2024 Stock Incentive Plan (subject to customary antidilution adjustments in the 2024 Stock Incentive Plan). As of March 22, 2024, 4,947,879 shares remain available for future issuance under the 2020 Stock Incentive Plan. Based on historical grant practices and share usage over the preceding three fiscal years, we expect that the shares available for issuance under the 2020 Stock Incentive Plan may not be sufficient for long-term incentives expected to be awarded in fiscal year 2026 and if the stockholders of the Company do not approve the 2024 Stock Incentive Plan, the 2020 Stock Incentive Plan will continue to be in effect in accordance with its terms (but without sufficient shares being available for grant). The Board of Directors believes that it is important that a significant portion of the compensation for our key employees, consultants and officers consist of performance-based pay in order to encourage the enhancement of stockholder value by fostering long-term commitment to the benefit of our stockholders and to bolster the motivational effect of overall pay packages to attract and retain the services of key individuals essential to our long-term growth and financial success. The Board of Directors believes that the proposed increase in the share reserve is necessary to ensure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives.

•

Increase of Individual Participant Limitations. To align with general market practice, the 2024 Stock Incentive Plan’s individual participant annual limitation on shares of common stock subject to any type of award under the 2024 Stock Incentive Plan has been increased to a maximum of 750,000 shares of common stock (subject to customary antidilution adjustments made under the 2024 Stock Incentive Plan).

•	Extend the Term. The term of the 2024 Stock Incentive Plan will be extended until March 31, 2034 (currently, the 2020 Stock Incentive Plan is scheduled to expire on March 31, 2030).

•

Clawbacks: The 2024 Stock Incentive Plan has been amended to clarify that any awards granted pursuant to the 2024 Stock Incentive Plan are subject to the terms and conditions of (i) the Company’s Incentive Compensation Recoupment Policy, (ii) the Company’s Dodd-Frank Clawback Policy and (iii) any other clawback and/or recoupment policy approved by the Board of Directors from time to time, in each case, as amended from time to time and to the extent set forth in each applicable policy.

Finally, the Board of Directors has also adopted certain other minor clarifying amendments to the 2024 Stock Incentive Plan, which do not require stockholder approval, to reflect developments in applicable law and equity compensation practices.

The 2020 Stock Incentive Plan currently includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices. These provisions will continue in the 2024 Stock Incentive Plan and include, without limitation, the following:

•	No Discounted Options or SARs. Options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

No Repricing of Options or SARs; Buyout Prohibition. Like the 2020 Stock Incentive Plan, the 2024 Stock Incentive Plan does not allow for the repricing of options and SARs, including the cancellation, conversion, exchange, replacement, buyout or surrender of options and SARs in exchange for cash, other awards, options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

•

No Share Recycling for Net Exercises or Tax Withholding. Like the 2020 Stock Incentive Plan, under the 2024 Stock Incentive Plan, shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance in the future.

•

No Evergreen Provision. Like the 2020 Stock Incentive Plan, the 2024 Stock Incentive Plan does not contain an “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2024 Stock Incentive Plan are automatically replenished.

•	No Automatic Grants. Like the 2020 Stock Incentive Plan, the 2024 Stock Incentive Plan does not provide automatic grants to any participant.

•

No Dividends or Dividend Equivalents on Options and Other Appreciation-Based Awards; Dividends and Dividend Equivalents on Unvested Full Value Other Stock-Based Awards. The 2024 Stock Incentive Plan expressly prohibits the payment of dividends and dividend equivalents with respect to any awards of options and stock appreciation rights and other appreciation-based awards granted as other stock-based awards, which has been the Company’s practice under the 2020 Stock Incentive Plan. Additionally, like the 2020 Stock Incentive Plan, the 2024 Stock Incentive Plan requires that any dividends or dividend equivalents paid in connection with awards of restricted stock, restricted stock units and other full value awards granted as other stock-based awards will be subject to the satisfaction of vesting and any other restrictions applicable to the underlying awards, which has been the Company’s practice under the 2020 Stock Incentive Plan.

•

No “Single Trigger” Accelerated Vesting upon a Change of Control. The 2024 Stock Incentive Plan does not contain single trigger acceleration of outstanding awards and provides that options granted under the 2024 Stock Incentive Plan will vest automatically upon a participant’s termination of employment without cause occurring on or after a change of control or upon such other events specified in a written agreement between the participant and the Company.

The Company anticipates filing a registration statement on Form S-8 with the SEC to register the additional amount of new shares of common stock to be included in the aggregate share reserve under the 2024 Stock Incentive Plan, effective upon and subject to stockholder approval of the 2024 Stock Incentive Plan, as soon as practicable following such stockholders’ approval of the 2024 Stock Incentive Plan.

The following description of the 2024 Stock Incentive Plan, as amended and restated, is a summary of its principal provisions and is qualified in its entirety by reference to the 2024 Stock Incentive Plan, as amended and restated, a copy of which is attached hereto as Exhibit A.

Description of the 2024 Stock Incentive Plan

Purpose

The purpose of the 2024 Stock Incentive Plan is to enable the Company and its designated subsidiaries to attract, retain and motivate key employees and consultants who are important to the success and growth of the Company, and to create a mutuality of interest between such individuals and the stockholders of the Company by granting such individuals options to purchase common stock, stock appreciation rights, restricted stock awards and restricted stock units.

Eligibility

Employees and consultants of the Company and its subsidiaries who are selected by the Committee are eligible to receive awards under the 2024 Stock Incentive Plan. As of March 22, 2024, approximately 900 employees and approximately 25 consultants of the Company and its subsidiaries are eligible to participate in the 2024 Stock Incentive Plan. For the purposes of the 2024 Stock Incentive Plan, “subsidiaries” includes (i) any “subsidiary corporation” within the meaning of Section 424(f) of the Code; (ii) any entity, trade or business that is directly or indirectly controlled 50% or more by the Company or one of its subsidiaries; and (iii) any other entity in which the Company or any of its subsidiaries has a material equity interest and which is designated as a “subsidiary” by the Committee.

Share Reserve

A maximum of 75,742,657 shares of common stock are authorized for issuance pursuant to all awards granted under the 2024 Stock Incentive Plan, subject to customary antidilution adjustments under the 2024 Stock Incentive Plan. As of December 29, 2023 (the last trading day in fiscal 2023), the closing price of shares of our common stock was $75.71 per share. As of March 22, 2024, with respect to the Henry Schein 2020 Stock Incentive Plan, (i) 1,056,540 options were granted and remain outstanding (at an average exercise price of $71.63 per share and a weighted average remaining term of 7.6 years), (ii) 2,677,293 shares of restricted stock and/or restricted stock units were granted and remain outstanding (which counts as 5,354,586 shares against the share reserve when using the fungible share ratio described below) and (iii) 4,947,879 shares remain available for future grants of options, restricted stock and/or restricted stock units (excluding any shares that may become available as a result of the expiration or termination without exercise of currently outstanding awards).

Any shares of common stock that have been or will be issued pursuant to options or stock appreciation rights will be counted against the aggregate maximum share limit under the 2024 Stock Incentive Plan as one share for every share granted. Any shares that are issued pursuant to awards of restricted stock or restricted stock units will be counted against the aggregate maximum share limit under the 2024 Stock Incentive Plan as two shares for every share granted. If any shares subject to an option or stock appreciation right are forfeited, cancelled, exchanged or surrendered without having been exercised in full or terminate or expire without a distribution of shares to the participant, the number of shares underlying any such unexercised award will again be available for the purpose of awards under the 2024 Stock Incentive Plan as one share for every share granted. If any shares that were issued pursuant to an award of restricted stock or restricted stock units are forfeited for any reason, two shares for every share granted will again be available for the purpose of awards under the 2024 Stock Incentive Plan. In addition, the number of shares available for the purpose of awards under the 2024 Stock Incentive Plan will be reduced by (i) the total number of options or stock appreciation rights exercised, regardless of whether any shares underlying such awards are not actually issued to the participant as a result of a net settlement, (ii) any shares used to pay any purchase price or tax withholding obligation with respect to any award and (iii) any shares repurchased by the Company on the open market with the proceeds of the purchase price of an option.

The Company’s only other equity plan is the 2023 Non-Employee Director Stock Incentive Plan. As of March 22, 2024, equity awards with respect to a total of 125,095 shares of Company stock were outstanding under the 2023 Non-Employee Director Stock Incentive Plan (including phantom shares held by non-employee directors in their Non-Employee Director Deferred Compensation Plan which, upon payment, are funded out of shares available under the 2023 Non-Employee Director Stock Incentive Plan), and a total of 361,732 shares remained available for issuance.

Individual Participant Limitations

Except as noted in the next sentence, the maximum number of shares of common stock with respect to which (i) options and/or stock appreciation rights, and (ii) restricted stock awards or restricted stock units, in each case, may be granted under the 2024 Stock Incentive Plan to any participant in any fiscal year cannot exceed 750,000 shares (subject to customary antidilution adjustments set forth in the 2024 Stock Incentive Plan). To the extent that the number of shares with respect to which a participant is granted options, stock appreciation rights, restricted stock or restricted stock units, as applicable, during any fiscal year is less than the maximum number of shares for which awards are permitted to be granted to such participant during such fiscal year, the number of shares of common stock available for awards of options, stock appreciation rights, restricted stock and restricted stock units, as applicable, to such participant in the next fiscal year is automatically increased by the number of such shares as to which such awards were not granted.

Early Vesting Limitations

All awards granted following the restatement date will have a minimum vesting period of one year (with no portion of any award vesting prior to the first anniversary of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a change of control or a participant’s death, disability or retirement. In addition, awards may be granted with respect to up to 5% of the total number of shares reserved for awards under the 2024 Stock Incentive Plan which are not subject to such minimum vesting provisions.

Administration

The 2024 Stock Incentive Plan may be administered by the Company’s Board of Directors or by a committee (or subcommittee) of two or more directors appointed by the Board of Directors, each of whom qualifies as a non-employee director under Rule 16b-3 promulgated under the Exchange Act and as an independent director under Nasdaq’s Rule 5605(a)(2). The 2020 Stock Incentive Plan is currently administered by the Compensation Committee and the 2024 Stock Incentive Plan will be administered by the Compensation Committee. The Compensation Committee has the full authority and discretion, subject to the terms of the 2024 Stock Incentive Plan, to determine those individuals who are eligible to be granted awards, the amount and type of awards to be granted, the terms of awards (including, but not limited to, the vesting requirements and the impact of termination of service) and all other terms and conditions of awards. The terms and conditions of specific grants of awards are set forth in written award agreements between the Company and the participant. No awards will be granted under the 2024 Stock Incentive Plan on or after March 31, 2034, but awards granted prior to such date may extend beyond that date.

Amendment and Termination

The 2024 Stock Incentive Plan provides that it may be amended by the Company’s Board of Directors or the Compensation Committee except that no amendment may, without the approval of stockholders of the Company, (i) increase the total number of shares that may be issued under the 2024 Stock Incentive Plan or that may be acquired upon exercise or vesting of awards granted under the Plan (except for customary antidilution adjustments), (ii) increase the maximum individual participant limitations for a fiscal year (except for customary antidilution adjustments), (iii) change the types of employees, consultants or other advisors eligible to be participants under the 2024 Stock Incentive Plan, (iv) reduce the purchase price of any outstanding awards (except for customary antidilution adjustments), (v) extend the maximum term of an option, (vi) reduce the exercise price, cancel, convert, exchange, replace, buyout or accept the surrender of options and SARs in exchange for cash, other awards, options or SARs with an exercise price that is less than the exercise price of the original options or SARs (except for customary antidilution adjustments); (vii) award any option or stock appreciation right in replacement of a cancelled option or stock appreciation right with a higher exercise price or (viii) effect any change that would require stockholder approval in order for the 2024 Stock Incentive Plan to continue to comply, to the extent applicable to incentive options, with the applicable provisions of Section 422 of the Code, or with respect to any award, to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded.

Options

Options granted under the 2024 Stock Incentive Plan entitle the holder to purchase a specified number of shares of common stock, subject to vesting provisions, at a price set by the Compensation Committee at the time of grant, provided that the exercise price of an option may not be less than 100% of the fair market value of a share of common stock on the grant date (not less than 110% in the case of incentive options granted to owners of 10% or more of the Company’s outstanding voting stock). The term of each option is specified by the Compensation Committee upon grant but may not exceed ten years from the date of grant (five years in the case of incentive options granted to owners of 10% or more of the Company’s outstanding voting stock). The Compensation Committee determines the time or times at which each option may be exercised. Options may become exercisable in installments, and the exercisability of options may be accelerated in some cases, including upon a termination of employment without cause occurring on or after a change of control (as defined in the 2024 Stock Incentive Plan) or upon such other events specified in a written agreement between the participant and the Company.

Under the 2024 Stock Incentive Plan, the Compensation Committee may grant incentive options that qualify under Section 422 of the Code or non-qualified options. Incentive options are subject to certain requirements under the 2024 Stock Incentive Plan as well as under the Code.

A participant may elect to exercise one or more of his or her options by giving written notice to the Compensation Committee of such election at any time. The participant must specify the number of options to be exercised and provide payment in full of the aggregate purchase price for the shares of common stock for which options are being exercised. Payment may be made (i) in cash or by check, bank draft or money order, (ii) if so permitted by the Compensation Committee, through delivery of unencumbered shares of common stock (which have been owned by such participant for such period as may be required by applicable accounting standards to avoid a charge to the Company’s earnings), through a combination of cash and shares, or through a promissory note to the extent permitted by applicable law, or (iii) on such other terms and conditions as may be acceptable to the Compensation Committee or as set forth in the participant’s award agreement.

In general, unless otherwise determined by the Compensation Committee and set forth in an award agreement, all unvested options will terminate upon a termination of service for any reason, and vested options will generally remain exercisable for a period of three months following termination of service. However, in the event of a participant’s death, a participant’s vested options will generally remain exercisable for a period of one year following death, unless otherwise determined by the Compensation Committee. In the event of a participant’s termination of service as a result of disability or as a result of retirement at or after age 65, a participant’s vested options will generally remain exercisable for a period of one year following such termination, unless otherwise determined by the Compensation Committee. Upon a termination of employment or consultancy for cause (as defined in the 2024 Stock Incentive Plan), or upon discovery following a participant’s termination that the Company was justified in terminating such participant’s employment or consultancy for cause, all outstanding options (whether vested or unvested) are forfeited and cancelled in their entirety, and the Compensation Committee may require a participant to promptly repay the Company (and the Company has the right to recover) any gain realized upon exercise of an option within one year prior to such termination for cause (or the Company’s discovery that the Company was justified in terminating such participant’s employment or consultancy for cause).

Stock Appreciation Rights

SARs may be granted either with an option (a tandem SAR) or independent of an option (a non-tandem SAR) to employees and consultants. A SAR is a right to receive a payment either in cash and/or common stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share of the SAR. A non-tandem SAR is subject to the terms and conditions of the 2024 Stock Incentive Plan, including, without limitation, the condition that the purchase price may not be less than 100% of the fair market value of a share of common stock on the date of grant and the provision that post-termination exercise periods applicable to options are applicable to SARs (unless otherwise provided in an award agreement). Limited SARs may also be granted under the 2024 Stock Incentive Plan and may be exercised only upon the occurrence of a change of control or such other events designated by the Compensation Committee.

A tandem SAR is subject to the same terms and conditions of the related option, and, therefore, terminates and is no longer exercisable upon the termination or the exercise of the option granted in conjunction with the SAR and the purchase price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The term of each non-tandem SAR will be fixed by the Compensation Committee, but, in any event, will not be in excess of ten years from the date of grant. Tandem SARs may be exercised only at the times and to the extent that the options to which they relate are exercisable, and the Compensation Committee determines at grant when non-tandem SARs are exercisable.

Restricted Stock and Restricted Stock Units

The Compensation Committee will determine the key employees and consultants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares to be awarded, the purchase price (if any) to be paid, the time or times at which such awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to accelerated vesting and all other terms and conditions of the restricted stock or restricted stock unit award. Unless otherwise determined by the Compensation Committee at grant or thereafter, upon a participant’s termination of employment or termination of consultancy (as applicable) for any reason during the relevant restriction period, all restricted stock and restricted stock units still subject to restriction will be forfeited. The Compensation Committee may condition the grant or vesting of restricted stock or restricted stock units upon the attainment of specified performance targets or such other factors as the Compensation Committee may determine. Awards of restricted stock and restricted stock units will have a minimum vesting period of one year (with no portion of any award vesting prior to the first anniversary of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a change of control or a participant’s death, disability or retirement. In addition, awards of restricted stock and restricted stock units may be granted with respect to up to 5% of the total number of shares reserved for awards under the 2024 Stock Incentive Plan which are not subject to such minimum vesting provisions.

Performance Goals

Following the restatement date, awards of restricted stock or restricted stock units may be granted or vest based upon the attainment of pre-established objective performance goals established by the Compensation Committee by reference to one or more of the following: (i) enterprise value or value creation targets, after-tax or pre-tax profits, operational cash flow, earnings per share or earnings per share from continuing operations, net sales, revenues, net income or earnings before income tax or other exclusions, return on capital, market share or after-tax or pre-tax return on stockholder equity of the Company; (ii) the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (iii) the fair market value of the shares of the Company’s common stock; (iv) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (v) controllable expenses or costs or other expenses or costs of the Company (vi) economic value added targets based on a cash flow return on investment formula or (vii) such other additional business criteria as the Compensation Committee may designate from time to time. The performance goals may be based upon the attainment of specified levels of the Company or a subsidiary, division, other operational unit or administrative department of the Company.

Clawback Provisions

Notwithstanding any other provisions in the 2024 Stock Incentive Plan, the 2024 Stock Incentive Plan contains certain provisions that allow the Company to cancel any award, require reimbursement of any award by a participant, and effect any other right of recoupment of equity or other compensation provided under the 2024 Stock Incentive Plan in accordance with (i) the Company’s Incentive Compensation Recoupment Policy, (ii) the Company’s Dodd-Frank Clawback Policy and (iii) any other clawback and/or recoupment policy approved by the Board of Directors from time to time, in each case, as amended from time to time and to the extent set forth in each applicable policy (collectively, the “Clawback Policies”). In addition, a participant may be required to repay the Company previously paid compensation, whether provided pursuant to the 2024 Stock Incentive Plan or an award agreement, in accordance with the applicable Clawback Policies. As described above under “Compensation Structure—Pay Elements—Details—Long-Term Equity-Based Awards—Vesting,” awards under the 2024 Stock Incentive Plan will generally be subject to clawback provisions whereby the Company has the right to recoup from the participant, including the Named Executive Officers, and the participant is required to repay the Company, (i) an amount equal to the fair market value of the aggregate shares received upon exercise of an option, net of the aggregate exercise price paid by a participant in cash upon exercise of such option and/or (ii) an amount equal to the fair market value of the aggregate shares of restricted stock or restricted stock units payable to the participant if the participant engages in a competitive activity (as defined in the award agreement), engages in cause conduct (as defined in the award agreement) or violates a non-disclosure, non-solicitation of employees or other restrictive covenant between the participant and the Company during certain periods specified in the applicable award agreement.

Nontransferability of Awards

Generally, awards granted under the 2024 Stock Incentive Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Compensation Committee may provide that a non-qualified option is transferable to a participant’s family members (as defined in the 2024 Stock Incentive Plan).

Material U.S. Federal Income Tax Consequences Relating to the 2024 Stock Incentive Plan

The following discussion of the principal U.S. federal income tax consequences with respect to options under the 2024 Stock Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state and local tax and estate tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Options

Under current U.S. federal income tax laws, the grant of an incentive option can be made solely to employees and generally has no income tax consequences for the optionee or the Company. Options granted under the 2024 Stock Incentive Plan may be designated as incentive options, as defined in the Code, provided that such options satisfy the Code’s requirements for incentive options. In general, neither the grant nor the exercise of an incentive option will result in taxable income to the optionee or a deduction to the Company. The sale of common stock acquired pursuant to the exercise of a stock option which satisfied all the requirements of an incentive option, including the holding period requirements described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the aggregate option exercise price, and will not result in a tax deduction to the Company. To receive favorable treatment, the optionee must be an employee of the Company (or any subsidiary corporation as defined by the Code) at all times during the period beginning on the date of grant of the incentive option and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option within (i) two years from the date the option is granted and (ii) one year from the date of exercise. Any gain or loss realized on a subsequent disposition of the shares will be treated as capital gain or loss (depending on the applicable holding period). To the extent that an option intending to be an incentive option does not qualify as an incentive option (whether because of its provisions or the time or manner of its exercise or otherwise), the 2024 Stock Incentive Plan provides that it will not affect the validity of the option and such option or the portion thereof which does not qualify will constitute a separate non-qualified option.

In general, if the optionee does not satisfy these holding period requirements, any gain equal to the difference between the exercise price and the lesser of (i) the fair market value of the common stock at exercise and (ii) the amount realized on disposition over the exercise price, will constitute ordinary income. Any remaining gain is treated as long-term or short-term capital gain and taxed at the applicable rate, depending on the optionee’s holding period for the sold stock. The Company generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee, subject to the requirements of Section 162(m) of the Code.

Non-Qualified Options

In general, an optionee will realize no taxable income upon the grant of nonqualified options and the Company will not receive a deduction at the time of such grant, unless the option has a readily ascertainable fair market value at the time of grant. Upon exercise of a nonqualified option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.

The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the aggregate exercise price of such option and (ii) the aggregate amount included in income with respect to such option. Any gain or loss on a subsequent sale of stock will be either long-term or short-term capital gain or loss and subject to taxation at the applicable rate, depending on the optionee’s holding period for the sold stock. The Company generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option, subject to the requirements of Section 162(m) of the Code.

Certain Other Tax Issues

In addition, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive option may have implications in the computation of alternative minimum taxable income and (iii) in the event that the exercisability or vesting of any option is accelerated because of a change of control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options. The 2024 Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

New Plan Benefits

Future awards to employees and consultants under the 2024 Stock Incentive Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or consultants cannot be determined at this time.

For information about outstanding equity awards held by our NEOs as of December 30, 2023, please refer to the Outstanding Equity Awards at 2023 Fiscal Year-End table on page 47 of this proxy statement.

Outstanding Awards

As of March 22, 2024, the following outstanding awards have been granted under the 2020 Stock Incentive Plan to each of the Named Executive Officers, all current executive officers as a group and all other employees, respectively:

Name and Principal Position	Number of Shares Underlying Options/SARs	Number of Shares Underlying Restricted Stock/Unit Awards
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	119,089	269,236

Ronald N. South Senior Vice President and Chief Financial Officer (Principal Financial Officer)	18,623	59,992

Mark E. Mlotek Executive Vice President and Chief Strategic Officer	49,578	82,429

Michael S. Ettinger Executive Vice President and Chief Operating Officer	43,497	77,090

James P. Breslawski Vice Chairman, President	54,454	66,554

All executive officers as a group	363,677	689,457

All other employees	570,934	1,867,495

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter is required to approve this Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 2020 STOCK INCENTIVE PLAN.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), the Company is providing its stockholders the opportunity to cast an advisory vote on the compensation of its named executive officers. This Proposal 3, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on named executive officers’ compensation.

As described in detail in the Compensation Discussion and Analysis beginning on page 19 of this proxy statement, the Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long-term value for stockholders. The primary objectives of the program are to:

•	align rewards with the achievement of performance goals that enhance stockholder value;

•	align rewards with the achievement of the Company’s strategic plan;

•	support the Company’s strong team orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company seeks to accomplish these goals in a manner that is aligned with the long-term interests of the Company’s stockholders. The Company believes that its executive officer compensation program achieves these goals with its emphasis on long-term equity awards and performance-based compensation, which has enabled the Company to successfully motivate and reward its named executive officers. The Company believes that its compensation program is appropriate and has played an essential role in its continuing financial success by aligning the long-term interests of its named executive officers with the long-term interests of its stockholders.

For these reasons, the Board of Directors recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this Proposal 3 is not binding upon the Company. Notwithstanding the advisory nature of this vote, the Compensation Committee, which is responsible for designing and administering the Company’s executive officer compensation program, values the opinions expressed by stockholders in their vote on this Proposal 3, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter is required to approve this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We are asking stockholders to ratify the selection of BDO USA as our independent registered public accounting firm for the fiscal year ending December 28, 2024. The Audit Committee and the Board of Directors believe that the retention of BDO USA to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. Although ratification is not legally required, the Company is submitting the selection of BDO USA to its stockholders for ratification as a matter of good corporate governance. In the event that this selection of BDO USA is not ratified, the Audit Committee will reconsider the selection. Even if the selection of BDO USA is ratified, the Audit Committee, in its discretion, may change the selection at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its stockholders. Representatives of BDO USA will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders in attendance.

Independent Registered Public Accounting Firm Fees and Pre-Approval Policies and Procedures

The following table summarizes fees billed or expected to be billed to us for fiscal 2023 and for fiscal 2022:

	Fiscal 2023	Fiscal 2022
Audit Fees — Annual Audit and Quarterly Reviews	$8,482,000	$7,662,000
Audit Related Fees	$703,000	$429,000
Tax Fees: —
Tax Advisory Services	$102,000	$157,000
Tax Compliance, Planning and Preparation	$581,000	$640,000
All Other Fees	$130,000	$105,000

Total Fees	$9,998,000	$8,993,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid or expects to pay to BDO USA for the audit of our annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs, for the audit of our internal control over financial reporting and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements. “Audit related fees” are fees for assurance and related services, primarily for services in connection with employee benefit plan audits, and consultation on acquisitions. “Tax fees” are fees for tax advisory services, including tax planning and strategy, tax audits and acquisition consulting, tax compliance, tax planning and tax preparation. “All other fees” in fiscal 2023 and 2022 are for real estate advisory services.

The Audit Committee has determined that the provision of all non-audit services by BDO USA is compatible with maintaining such accountant’s independence.

All fees paid or to be paid by us to BDO USA were approved by the Audit Committee in advance of the services being performed by such independent accountants.

Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, available on our Internet website at www.henryschein.com, under the “Our Company—Corporate Governance Highlights” caption.

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting is required to ratify the selection of BDO USA as our independent registered public accounting firm for the fiscal year ending December 28, 2024.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED RATIFICATION OF THE SELECTION OF BDO USA AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal control over financial reporting, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company about accounting, internal control over financial reporting or auditing matters and confidential and anonymous submission by employees of the Company of concerns about questionable accounting or auditing matters. On an ongoing basis, the Audit Committee reviews all related party transactions (as defined by applicable regulations), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

The Audit Committee is composed of three “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Two of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of SEC and each of the members of the Audit Committee is able to read and understand fundamental financial statements, and, as such, satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A). The Audit Committee operates under a written charter adopted by the Board of Directors, which is in accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq listing standards relating to corporate governance and audit committees. The Audit Committee reviews and reassesses its charter on a periodic and as required basis.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s disclosure controls and procedures as well as its system of internal control over financial reporting. The Company is responsible for evaluating the effectiveness of its disclosure controls and procedures on a quarterly basis and for performing an annual assessment of its internal control over financial reporting, the results of which are reported in the Company’s annual 10-K filing with the SEC.

BDO USA, P.C. (“BDO USA”), the Company’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discusses with management any issues that they believe should be raised with management. BDO USA also audits, and expresses an opinion on the design and operating effectiveness of the Company’s internal control over financial reporting.

The Audit Committee pre-approves audit, audit related and permissible non-audit related services provided by BDO USA. During fiscal 2023, audit and audit related fees consisted of annual financial statement and internal control audit services, accounting consultations, employee benefit plan audits and other quarterly review services. Non-audit related services approved by the Audit Committee consisted of real estate advisory, tax compliance, tax advice and tax planning services.

The Audit Committee meets with management regularly to consider, among other things, the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discusses these matters with the appropriate Company financial personnel and internal auditors. In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis and following each quarterly Audit Committee meeting, the Audit Committee meets privately with both BDO USA and the Company’s internal auditors, each of whom has unrestricted access to the Audit Committee. BDO USA’s ultimate accountability is to the Board of Directors of the Company and the Audit Committee, as representatives of the Company’s stockholders. The Audit Committee is also responsible for the selection of BDO USA, and approves in advance its engagements to perform audit and any non-audit services and the fee for such services.

The Audit Committee annually reviews its independent registered public accounting firm’s performance and independence from management. In addition, when appropriate, the Audit Committee discusses with the independent registered public accounting firm plans for audit partner rotation as required by the Sarbanes-Oxley Act.

Review of the Company’s Audited Financial Statements for Fiscal 2023

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2023, as well as the process and results of the Company’s assessment of internal control over financial reporting. The Audit Committee has also met with management, the internal auditors and BDO USA to discuss the financial statements and internal control over financial reporting. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States and that internal control over financial reporting was effective and that no material weakness in those controls existed as of the fiscal year-end reporting date, December 30, 2023.

The Audit Committee has received from BDO USA the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with BDO USA their independence from the Company and its management. The Audit Committee also received reports from BDO USA regarding all critical accounting policies and practices used by the Company, generally accepted accounting principles that have been discussed with management, and other material written communications between BDO USA and management. There were no differences of opinion reported between BDO USA and the Company regarding critical accounting policies and practices used by the Company. In addition, the Audit Committee has also received from, and discussed with, BDO USA the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees). Finally, the Audit Committee has received from, and reviewed with, BDO USA all communications and information concerning its audit of the Company’s internal control over financial reporting as required by the Public Company Accounting Oversight Board Auditing Standard No. 2201.

Based on these reviews, activities and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2023.

THE AUDIT COMMITTEE
Kurt P. Kuehn, Chairperson
Philip A. Laskawy
Anne H. Margulies

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the information in the Report of the Audit Committee of the Board of Directors contained under the heading “Review of the Company’s Audited Financial Statements for Fiscal 2023,” references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors recommends an affirmative vote be cast “FOR” all nominees for election to the Board of Directors listed in Proposal 1 on the proxy card and a vote “FOR” Proposals 2, 3 and 4.

The Board of Directors knows of no other matter that may be brought before the meeting that requires submission to a vote of the stockholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning May 10, 2024 at the Company’s principal place of business. If a state of emergency exists at that time preventing access to the Company’s office during regular business hours, the Company will endeavor to make the list available for inspection upon request via email to investor@henryschein.com. The list of stockholders will be available electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/HSIC2024.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 has been filed with the SEC and is available free of charge through our Internet website, www.henryschein.com. Stockholders may also obtain a copy of the Form 10-K upon request via email to investor@henryschein.com. In response to such request, the Company will furnish without charge the Form 10-K including financial statements, financial schedules and a list of exhibits.

STOCKHOLDER PROPOSALS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2025 Annual Meeting included in our proxy statement pursuant to the SEC’s proxy rules (i.e., Rule 14a-8) must submit such proposal at the principal executive offices of the Company no later than December 11, 2024. It is suggested that any such proposals be submitted by email and certified mail, return receipt requested.

Any stockholder intending to include a director nominee in the Company’s proxy materials for the 2025 Annual Meeting pursuant to Article II, Section 12 of our Fourth Amended and Restated By-laws (i.e., proxy access) should carefully review the requirements for using proxy access, as described in such Section. The Company must receive a stockholder’s nomination, with all required information, between the close of business on November 11, 2024 and the close of business on December 11, 2024.

Under our Fourth Amended and Restated By-laws, a stockholder who intends to bring a proposal before the 2025 Annual Meeting outside of Rule 14a-8 cannot do so unless notice and a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected), the name, address and number of shares of common stock held of record or beneficially as of the record date for such meeting and as of the date of such notice by the person proposing to bring such proposal before the 2025 Annual Meeting and all other required information is delivered in person or mailed to, and received by, the Company at our principal executive offices between the close of business on January 21, 2025 and the close of business on February 20, 2025.

In addition to satisfying the requirements noted above, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting, the stockholder must provide notice that includes the information required by Rule 14a-19 under the Exchange Act and required by the Company’s Fourth Amended and Restated By-laws, which notice must be delivered in person or mailed to, and received by, the Company at our principal executive offices between the close of business on January 21, 2025 and the close of business on February 20, 2025.

If the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2025 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2025 Annual Meeting is first made.

Under the SEC’s proxy rules, proxies solicited by the Board of Directors for the 2025 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

Exhibit A

HENRY SCHEIN, INC.

2024 STOCK INCENTIVE PLAN

As Amended and Restated Effective as of May 21, 2024

1.	Purposes of the Plan

The purposes of this Henry Schein, Inc. 2024 Stock Incentive Plan, as amended and restated effective as of May 21, 2024, are to enable HSI and its Subsidiaries (each as defined herein) to attract, retain and motivate the Key Employees and Consultants (each as defined herein) who are important to the success and growth of the business of HSI and to create a long-term mutuality of interest between the Key Employees and Consultants and the stockholders of HSI by granting the Key Employees and Consultants options (which, in the case of Key Employees, may be either incentive stock options (as defined herein) or non-qualified stock options and, in the case of Consultants, shall be non-qualified options) to purchase HSI Common Stock (as defined herein), Stock Appreciation Rights (as defined herein), Restricted Stock (as defined herein) and restricted stock units.

2.	Definitions

“Acquisition Event” means:

(i)  a merger or consolidation in which HSI is not the surviving entity, excluding, solely with respect to Awards granted on or after the date of the Company’s 2020 annual stockholders’ meeting, any such transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding common securities of the Person resulting from such transaction and the combined voting power of the outstanding voting securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body), in substantially the same proportions as their ownership, immediately prior to such transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the Person resulting from such transaction, and any Person beneficially owning, immediately prior to such transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding common securities of the Person resulting from such transaction or the combined voting power of the then outstanding securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or an equivalent governing body) of the Person resulting from such transaction; or

(ii)  any transaction that results in the acquisition of all or substantially all of HSI’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of HSI’s assets, excluding, solely with respect to Awards granted on or after the date of the Company’s 2020 annual stockholders’ meeting, in each case, such a sale or other disposition to a Person with respect to which, following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding common securities of such Person and the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body) will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such Person, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding common securities of such Person and the combined voting power of the then outstanding voting securities of such Person entitled to vote generally in the election of directors (or similar members of a governing body) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or an equivalent governing body) of such Person.

“Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Award” means any award under this Plan of any Option, Stock Appreciation Rights, Restricted Stock or restricted stock units. All Awards shall be evidenced by an Award Agreement.

“Award Agreement” means an Option Agreement or any other agreement between HSI and a Participant or a grant letter issued by HSI evidencing the terms and conditions of an Award. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of HSI.

“Cause” has the meaning set forth in Section 7(b).

“Change of Control” has the meaning set forth in Section 6(f).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means such committee (or subcommittee), if any, appointed by the Board to administer the Plan, consisting of two or more directors as may be appointed from time to time by the Board, each of whom shall qualify as (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Act and (ii) an “independent director” (within the meaning of Nasdaq Rule 5605(a)(2) or such other applicable stock exchange rule). If the Board does not appoint a committee for this purpose, “Committee” means the Board.

“Common Stock” means the voting common stock of HSI, par value $.01, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

“Company” means HSI and its Subsidiaries, any of whose Key Employees or Consultants are Participants in the Plan, and their successors by operation of law.

“Consultant” means any individual (or any wholly-owned corporate alter ego of any individual) who provides key bona fide consulting or advisory services to the Company, as determined by the Committee, which services are not in connection with the offer and sale of securities in a capital-raising transaction.

“Corporate Transaction” has the meaning set forth in Section 6(f)(i).

“Disability” means a permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability within the meaning of Section 22(e)(3) of the Code be treated as a Disability. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

“Fair Market Value” means the value of a Share (as defined herein) on a particular date, determined as follows:

(i)  If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted through The Nasdaq Stock Market (“Nasdaq”), the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on the principal such exchange (determined by trading value in the Common Stock) or through Nasdaq, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through Nasdaq, as the case may be, on such date; or

(ii)  If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through Nasdaq, the mean between the bid and asked prices as quoted by Nasdaq on such date; or

(iii)  If the Common Stock is not listed or quoted on a national securities exchange or through Nasdaq or, if pursuant to (i) and (ii) above the Fair Market Value is to be determined based upon the mean of the bid and asked prices and the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

(iv)  If the Common Stock is not publicly traded, such amount as is set by the Committee in good faith taking into account Section 409A or 422 of the Code, as applicable.

For purposes of the exercise of any Stock Appreciation Right, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

“Family Member” means, with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of such individuals, and any other entity owned solely by such individuals.

“HSI” means Henry Schein, Inc.

“Incentive Stock Option” means any Option which is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

“Incumbent Board” has the meaning set forth in Section 6(f)(ii).

“Key Employee” means any person who is an executive officer or other valuable staff, managerial, professional or technical employee of the Company, as determined by the Committee, including those individuals described in Section 5(d)(iv). A Key Employee may, but need not, be an officer or director (with the exception of a non-employee director) of the Company.

“Option” means the right to purchase one Share at a prescribed Purchase Price on the terms specified in the Plan and the Option Agreement. An Option may be an Incentive Stock Option or a non-qualified option.

“Option Agreement” means an Award Agreement evidencing an Option.

“Outstanding HSI Voting Securities” has the meaning set forth in Section 6(f)(i).

“Participant” means a Key Employee or Consultant of the Company who is granted Awards under the Plan.

“Performance Goal” means the performance goals described on Exhibit A, attached hereto.

“Person” means an individual, entity or group within the meaning of Section 13d-3 or 14d-1 of the Act.

“Plan” means the Henry Schein, Inc. 2024 Stock Incentive Plan, as amended from time to time (formerly referred to as the Henry Schein, Inc. 2020 Stock Incentive Plan).

“Purchase Price” means purchase price per Share.

“Restricted Stock” means an award of Shares under this Plan that is subject to Section 9.

“Restriction Period” shall have the meaning set forth in Section 9(a) with respect to Restricted Stock granted to Participants.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a share of Common Stock.

“Stock Appreciation Right” shall mean the right pursuant to an Award granted under Section 8. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of an Option in exchange for an amount in cash and/or Common Stock equal to the difference between (i) the Fair Market Value on the date such Option (or such portion thereof) is surrendered, of the Common Stock covered by such Option (or such portion thereof), and (ii) the aggregate exercise price of such Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in cash and/or Common Stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right.

“Subsidiary” means each of the following: (i) any “subsidiary corporation” within the meaning of Section 424(f) of the Code; (ii) any entity, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by HSI or one of its Subsidiaries; and (iii) any other entity in which HSI or any of its Subsidiaries has a material equity interest and which is designated as a “Subsidiary” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code. An entity shall be deemed a Subsidiary of HSI only for such periods as the requisite ownership relationship is maintained unless otherwise determined by the Committee.

“Substantial Stockholder” means any Participant who at the time of grant owns directly or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of stock of HSI.

“Termination of Employment” means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer an employee of HSI or any of its Subsidiaries or unless otherwise determined by the Committee in its sole discretion, consultant or director of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise an employee of HSI or another Subsidiary of HSI shall incur a Termination of Employment at the time the entity ceases to be a Subsidiary. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee.

“Termination of Consultancy” means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer a Consultant of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise a Consultant of HSI or another Subsidiary of HSI shall incur a Termination of Consultancy at the time the entity ceases to be a Subsidiary. In the event that a Consultant becomes a Key Employee or a director of HSI or any of its Subsidiaries upon his Termination of Consultancy, unless otherwise determined by the Committee in its sole discretion, no Termination of Consultancy shall be deemed to occur until such later time as such Consultant ceases to be a Key Employee, Consultant or director of HSI or any of its Subsidiaries. A Termination of Consultancy shall not include a leave of absence approved for purposes of the Plan by the Committee.

3.	Effective Date/Expiration of Plan

The Plan became as originally adopted effective as of September 30, 1994, and was amended and restated effective as of June 6, 2001, April 1, 2003, April 1, 2004, March 27, 2007, May 14, 2013, May 21, 2020 and was subsequently amended. The Plan is hereby renamed the Henry Schein, Inc. 2024 Stock Incentive Plan and is amended and restated in the form set forth herein, effective upon the approval of the amended and restated Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware at the Company’s 2024 annual stockholders’ meeting to be held on May 21, 2024. If stockholder approval of the Plan is obtained, no Award shall be granted under the Plan on or after March 31, 2034 but Awards previously granted may extend beyond that date.

4.	Administration

(a)  Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Awards under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option granted under the Plan; to determine which Options granted under the Plan to Key Employees shall be Incentive Stock Options; to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or Purchase Price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan; to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, subject to, and in accordance with, Section 409A of the Code; and to make all other determinations and to take all such steps in connection with the Plan and the Awards as the Committee, in its sole discretion, deems necessary or desirable; provided, that all such determinations shall be in accordance with the express provisions, if any, contained in the Award Agreement and the Plan. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Committee in connection with the foregoing shall be final, binding and conclusive. The Committee shall also have authority to delegate its responsibilities hereunder (to the extent permitted by applicable law). The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. The Plan is intended to comply with the applicable requirements of Rule 16b-3 and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(b)  Advisors. The Committee may designate the Secretary of HSI, other employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons (other than professional advisors) to grant Awards and execute Award Agreements (as defined herein) or other documents on behalf of the Committee; provided, that no Participant may execute any Award Agreement granting Awards to such Participant. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

(c)  Indemnification. No officer, member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of HSI and to the extent not covered by insurance, each officer, member or former member of the Committee or of the Board shall be indemnified and held harmless by HSI against any cost or expense (including reasonable fees of counsel reasonably acceptable to HSI) or liability (including any sum paid in settlement of a claim with the approval of HSI), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of HSI or any Subsidiary of HSI.

(d)  Meetings of the Committee. The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee were in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

5.	Shares; Adjustment Upon Certain Events

(a)  Shares to be Delivered; Fractional Shares. Shares to be issued under the Plan shall be made available at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by HSI and held in treasury. No fractional Shares will be issued or transferred upon the exercise or vesting of any Award and all fractional shares shall be rounded down.

(b)  Number of Shares. Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan shall be 75,742,657 Shares. The balance of the Shares reserved for issuance under the Plan shall be covered by Options, Stock Appreciation Rights and Restricted Stock (including restricted stock units). Any Shares that have been or will be issued pursuant to Options or Stock Appreciation Rights shall be counted against the foregoing limit as one Share for every Share granted. Any Shares that are issued pursuant to Awards of Restricted Stock (including restricted stock units) granted on or after the date of the Company’s 2009 annual stockholders’ meeting shall be counted against the foregoing limit as two Shares for every Share granted. If any Shares subject to an Option or Stock Appreciation Right granted under this Plan are forfeited, cancelled, exchanged or surrendered without having been exercised in full or terminate or expire without a distribution of Shares to the Participant, the number of Shares underlying any such unexercised Award shall again be available for the purpose of granting Awards under the Plan as one Share for every Share granted. If any Shares that were issued pursuant to Awards of Restricted Stock (including restricted stock units) granted on or after the date of the Company’s 2009 annual stockholders’ meeting are forfeited for any reason, two Shares for every Share granted shall again be available for the purpose of granting Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan. Notwithstanding any other provision of the Plan to the contrary, the number of Shares available for the purpose of granting Awards under the Plan shall be reduced by (i) the total number of Options or Stock Appreciation Rights exercised, regardless of whether any of the Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement, (ii) any Shares used to pay any Purchase Price or tax withholding obligation with respect to any Award and (iii) any Shares repurchased by the Company on the open market with the proceeds of the Purchase Price of an Option.

(c)  Individual Participant Limitations. The maximum number of Shares subject to any Option and/or Stock Appreciation Right which may be granted under this Plan to each Participant shall not exceed 750,000 Shares (subject to any adjustment pursuant to Section 5(d)) during each fiscal year of HSI during the entire term of the Plan. The maximum number of Shares subject to Awards of Restricted Stock or restricted stock units which may be granted under the Plan to each Participant shall not exceed 750,000 Shares (subject to any adjustment pursuant to Section 5(d)) during each fiscal year of HSI during the entire term of the Plan. To the extent that Shares for which Awards are permitted to be granted to a Participant pursuant to Section 5(c) during a fiscal year are not covered by a grant of an Award to a Participant issued in such fiscal year, such Shares shall automatically increase the number of Shares available for grant of Awards to such Participant in the subsequent fiscal year during the term of the Plan.

(d)  Adjustments; Recapitalization, etc. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of HSI to make or authorize any adjustment, recapitalization, reorganization or other change in HSI’s capital structure or its business, any merger or consolidation of HSI, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of HSI or any of its Subsidiaries, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. If and whenever HSI takes any such action, however, the following provisions, to the extent applicable, shall govern:

(i)  If and whenever HSI shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other changes in HSI’s Common Stock, (x) the Purchase Price (as defined herein) per Share and the number and class of Shares and/or other securities with respect to which outstanding Awards thereafter may be exercised or vested, and (y) the total number and class of Shares and/or other securities that may be issued under this Plan, shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan.

(ii)  Subject to Section 5(d)(iii), if HSI merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise or vesting of Awards theretofore granted, the Participant shall be entitled to purchase or receive under such Awards, in lieu of the number of Shares as to which such Awards shall then be exercisable or vested but on the same terms and conditions applicable to such Awards, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise or vesting of such Awards (whether or not then exercisable or vested).

(iii)  In the event of an Acquisition Event, if the successor does not assume or substitute outstanding Awards on a substantially equivalent basis as provided in Section 5(d)(ii), the Committee may, in its discretion, and without any liability to any Participant, terminate all outstanding Awards as of the consummation of the Acquisition Event and (i) with respect to Awards other than Options and Stock Appreciation Rights, make payment to the Participant for such Award (whether vested or unvested) following such Acquisition Event, and (ii) with respect to Options and Stock Appreciation Rights, deliver notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of the Options and Stock Appreciation Rights that are then outstanding (without regard to limitations on exercise otherwise contained in the Options and Stock Appreciation Rights), but any such exercise shall be contingent on the consummation of the Acquisition Event, and provided that, if the Acquisition Event does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs and the Committee does not terminate the outstanding Awards pursuant to the preceding sentence, then the provisions of Section 5(d)(ii) shall apply.

(iv)  Subject to Sections 5(b) and (c), the Committee may grant Awards under the Plan in substitution for awards held by employees or consultants of another corporation who concurrently become employees or consultants of the Company as the result of a merger or consolidation of the employing or engaging corporation with the Company, or as the result of the acquisition by the Company of property or stock of the employing or engaging corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(v)  If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise or vesting of an Award to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its discretion.

(vi)  Except as hereinbefore expressly provided, the issuance by HSI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of Shares and/or other securities or property subject to Awards theretofore granted or the Purchase Price per Share.

(e)  Early Vesting Share Limit. The Committee may, in its sole discretion, grant Awards of Options, Stock Appreciation Rights, Restricted Stock or restricted stock units on or after the date of the Company’s 2020 annual stockholders’ meeting with a vesting schedule that provides for earlier vesting or lapse of restrictions than the applicable minimum vesting and lapse of restriction dates set forth under Section 6(d), 8(d)(ii) or 9(a), as applicable, for up to an aggregate of five percent (5%) of the Shares that may be the subject of Awards under the Plan pursuant to Section 5(b).

6.	Awards and Terms of Options

(a)  Grant. The Committee may grant Options to Key Employees and Consultants of the Company. Notwithstanding the foregoing, Options intended to be Incentive Stock Options shall be granted only to Key Employees of HSI or any Subsidiary that constitutes a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(b)  Exercise Price. The Purchase Price deliverable upon the exercise of an Option shall be determined by the Committee, provided that, the Purchase Price shall not be less than 100% (110% for an Incentive Stock Option granted to a Substantial Stockholder) of the Fair Market Value per Share on the date the Option is granted.

(c)  Number of Shares. The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion, subject to Section 5(c) hereof.

(d)  Exercisability. At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise, subject to the terms of the Option Agreement and the Plan. No Option shall be exercisable after the expiration of ten (10) years from the date of grant (five (5) years in the case of an Incentive Stock Option granted to a Substantial Stockholder). Each Option shall be subject to earlier termination as provided in Section 7 below. Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2020 annual stockholders’ meeting, the vesting schedule with respect to any Award of Options shall be no less than one year (with no Options subject thereto vesting prior to the first anniversary of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change of Control or a Participant’s retirement, death or Disability (“Permitted Events”) or to the extent permitted under Section 5(e).

(e)  Special Rule for Incentive Options. If required by Section 422 of the Code, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall not be treated as Incentive Stock Options. Nothing in this special rule shall be construed as limiting the exercisability of any Option, unless the Committee expressly provides for such a limitation at time of grant. Any Incentive Stock Option will not qualify as such, among other events (i) if the Key Employee disposes of the Common Stock acquired pursuant to the Incentive Stock Option at any time during the two (2) year period following the grant date or the one (1) year period following the date on which the Incentive Stock Option is exercised, or (ii) except in the event of the Key Employee’s death or disability, as defined in Section 22(e)(3) of the Code, if the Key Employee is not employed by the HSI or any Subsidiary that constitutes a “subsidiary corporation” within the meaning of Section 424(f) of the Code at all times during the period beginning on the grant date and ending three months before the date of exercise of the Incentive Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), it shall not affect the validity of the Option and such Option or the portion thereof which does not qualify shall constitute a separate non-qualified option.

(f)  Acceleration of Exercisability on Change of Control. Upon a Change of Control (as defined herein) of HSI, all Options shall become fully exercisable upon a Participant’s Termination of Employment without Cause (as defined in Section 7(b)) occurring on or after a Change of Control or upon such other events specified in a written agreement between the Participant and the Company. For this purpose, a “Change of Control” shall be deemed to have occurred upon:

(i)  an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 33% or more of either (A) the then outstanding Shares or (B) the combined voting power of the then outstanding voting securities of HSI entitled to vote generally in the election of directors (the “Outstanding HSI Voting Securities”); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6(f) are satisfied; or

(ii)  a change in the composition of the Board such that the individuals who, as of April 1, 2003, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by HSI’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)  the consummation of a Corporate Transaction or, if consummation of such Corporate Transaction is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv)  the approval of the stockholders of HSI of (A) a complete liquidation or dissolution of HSI or (B) the sale or other disposition of all or substantially all of the assets of HSI, provided that, solely with respect to Awards granted on or after the date of the Company’s 2020 annual stockholders’ meeting, such complete liquidation or dissolution or sale or other disposition is consummated; excluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

(g)	Exercise of Options.

(i)  A Participant may elect to exercise one or more Options by giving written notice to the Committee at any time of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of shares for which the Options are being exercised.

(ii)  Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

(A)  in cash or by check, bank draft or money order payable to the order of HSI;

(B)  if so permitted by the Committee: (x) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (or such Options) have been owned by the Participant for such period as may be required by applicable accounting standards to avoid a charge to earnings, (y) through a combination of Shares and cash as provided above, (z) to the extent permitted by applicable law, by delivery of a promissory note of the Participant to HSI, such promissory note to be payable on such terms as are specified in the Option Agreement (except that, in lieu of a stated rate of interest, the Option Agreement may provide that the rate of interest on the promissory note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Shares) and the Participant’s promissory note; provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the exercise price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares; or

(C)  on such other terms and conditions as may be acceptable to the Committee and in accordance with applicable law. Except as provided in subsection (h) below, upon receipt of payment, HSI shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

(h)  Deferred Delivery of Common Stock. The Committee may, in its discretion, permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee, provided, however, that such deferral shall be designed in a manner intended to comply with Section 409A of the Code.

(i)  Repricings and Buyouts of Options Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Option may not be modified to reduce the Purchase Price thereof nor may an Option be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another award or Option or Stock Appreciation Right with a Purchase Price that is less than the Purchase Price of the Option (other than adjustments or substitutions in accordance with Section 5(d) hereof), unless such action is approved by the stockholders of the Company.

(j)  No Dividends or Dividend Equivalents. Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends (except as provided in Section 5(d)) or any other rights as a stockholder will exist with respect to the shares of Common Stock subject to an Option, notwithstanding the exercise of the Option. Subject to the terms of the Plan, including, without limitation, Section 18, the Company will issue (or cause to be issued) such shares of Common Stock promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 5(d) of the Plan. No dividend equivalents shall be issued or paid with respect to any Option.

7.	Effect of Termination of Employment or Termination of Consultancy on Options

(a)  Death, Disability; Retirement, etc. Except as otherwise provided in the Participant’s Option Agreement, upon Termination of Employment or Termination of Consultancy, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment or Termination of Consultancy) shall remain exercisable by the Participant to the extent not theretofore exercised for the following time periods (subject to Section 6(d)):

(i)  In the event of the Participant’s death, such Options shall remain exercisable (by the Participant’s estate or by the person given authority to exercise such Options by the Participant’s will or by operation of law) for a period of one (1) year from the date of the Participant’s death, provided that the Committee, in its discretion, may at any time extend such time period for up to three (3) years from the date of the Participant’s death, but in no event beyond the expiration of the stated term of such Options.

(ii)  In the event the Participant retires at or after age 65 (or, with the consent of the Committee or under an early retirement policy of the Company, before age 65), or if the Participant’s employment or Consultancy terminates due to Disability, such Options shall remain exercisable for one (1) year from the date of the Participant’s Termination of Employment or Termination of Consultancy, provided that the Committee, in its discretion, may at any time extend such time period for up to three (3) years from the date of the Participant’s Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Options.

(b)  Cause or Voluntary Termination. Upon the Termination of Employment or Termination of Consultancy of a Participant for Cause (as defined herein) or by the Participant in violation of an agreement between the Participant and HSI or any of its Subsidiaries, or if it is discovered after such Termination of Employment or Termination of Consultancy that such Participant had engaged in conduct that would have justified a Termination of Employment or Termination of Consultancy for Cause, all outstanding Options shall immediately be canceled, provided that upon any such termination the Committee may, in its discretion, require the Participant to promptly pay to the Company (and the Company shall have the right to recover) any gain the Participant realized as a result of the exercise of any Option that occurred within one (1) year prior to such Termination of Employment or Termination of Consultancy or the discovery of conduct that would have justified a Termination of Employment or Termination of Consultancy for Cause. Termination of Employment or Termination of Consultancy shall be deemed to be for “Cause” for purposes of this Section 7(b) if (i) the Participant shall have committed fraud or any felony in connection with the Participant’s duties as an employee or consultant (as applicable) of HSI or any of its Subsidiaries, or willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust or confidentiality as to HSI or any of its Subsidiaries or the commission of any other act which causes or may reasonably be expected to cause economic or reputational injury to HSI or any of its Subsidiaries or (ii) such termination is or would be deemed to be for Cause under any employment or consulting agreement between HSI or any of its Subsidiaries and the Participant, or is expressly provided for under an Award Agreement.

(c)  Other Termination. In the event of Termination of Employment or Termination of Consultancy for any reason other than as provided in Section 7(a) or in 7(b), all outstanding Options not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three (3) months after such termination, provided that the Committee in its discretion may extend such time period to up to one (1) year from the date of the Participant’s Termination of Employment or Termination of Consultancy, but in no event beyond the expiration of the stated term of such Options, and provided further that unless otherwise determined by the Committee at grant, no Options that were not exercisable during the period of employment shall thereafter become exercisable.

8.	Awards and Terms of Stock Appreciation Rights

(a)  Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Participant in conjunction with all or part of any Option (a “Reference Stock Option”) granted under this Plan (“Tandem Stock Appreciation Rights”), provided that such rights may be granted only at the time of the grant of such Reference Stock Option.

(b)  Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to the same terms and conditions of the Reference Stock Option, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including, without limitation, Section 6(b) pursuant to which the Purchase Price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value per Share on the date the Stock Appreciation Right is granted, Section 7 and the following:

(i)  Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(ii)  Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 6 and shall be subject to Section 7(b).

(iii)  Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this subsection (b). Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(iv)  Payment. Except as otherwise provided in an Award Agreement or subject to the terms of an Award Agreement, upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(v)  Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 5 on the number of shares of Common Stock to be issued under the Plan.

(vi)  Non-Transferability. Tandem Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Option would be transferable under the Plan.

(c)  Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Options granted under this Plan.

(d)  Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including, without limitation, Section 6(b) pursuant to which the Purchase Price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value per Share on the date the Stock Appreciation Right is granted, the post-termination exercise periods provided in Section 7 (unless otherwise provided in the Award Agreement) and the following:

(i)  Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee but shall not be greater than 10 years after the date the right is granted.

(ii)  Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, including, without limitation, Section 7(b). If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2020 annual stockholders’ meeting, the vesting schedule with respect to any Award of Non-Tandem Stock Appreciation Rights shall be no less than one year (with no Non-Tandem Stock Appreciation Rights subject thereto vesting prior to the first anniversary of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Permitted Event or to the extent permitted under Section 5(e).

(iii)  Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (ii) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(iv)  Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(v)  Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e)  Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change of Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount: (i) set forth in Section 8(b)(iv) with respect to Tandem Stock Appreciation Rights; or (ii) set forth in Section 8(d)(iv) with respect to Non-Tandem Stock Appreciation Rights.

(f)  Repricings of Stock Appreciation Rights Prohibited. Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Appreciation Right may not be modified to reduce the Purchase Price thereof nor may a Stock Appreciation Right be surrendered, cancelled, converted, exchanged, replaced or bought out in exchange for cash, another award or Option or Stock Appreciation Right with a Purchase Price that is less than the Purchase Price of the Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 5(d) hereof), unless such action is approved by the stockholders of the Company.

(g)  No Dividends or Dividend Equivalents. A Stock Appreciation Right does not confer upon a Participant the same rights as a shareholder, and therefore, no dividends will be issued or paid to a Participant with respect to such Stock Appreciation Right, except as provided in Section 5(d). No dividend equivalents shall be issued or paid with respect to any Stock Appreciation Right, except as provided in Section 5(d).

9.	Awards and Terms of Restricted Stock

(a)  Awards of Restricted Stock. Restricted Stock may be issued to Key Employees or Consultants either alone or in addition to Options granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to subsection (b) below), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award Agreement. Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2020 annual stockholders’ meeting, the Restriction Period with respect to any Award of Restricted Stock (including an Award in the form of a restricted stock unit) shall be no less than one year (with no restrictions on the Shares subject thereto lapsing prior to the first anniversary of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Permitted Event or to the extent permitted under Section 5(e). Notwithstanding any other provision of the Plan to the contrary, effective as of the date of the Company’s 2009 annual stockholders’ meeting, the Committee shall not be authorized to provide for the earlier lapsing of restrictions with respect to any Award of Restricted Stock (including an Award in the form of a restricted stock unit) for any reason except as permitted with respect to Permitted Events as provided in the preceding sentence, or to the extent permitted under Section 5(e).

(b)  Objective Performance Goals, Formulae or Standards. Notwithstanding the foregoing, if the grant of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The Performance Goals are set forth in Exhibit A hereto.

(c)  Awards and Certificates. A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(i)  Purchase Price. The purchase price of Restricted Stock shall be determined by the Committee but shall not be less than as permitted under applicable law.

(ii)  Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(iii)  Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Henry Schein, Inc. (the “Company”) 2024 Stock Incentive Plan, as amended from time to time, and an Award Agreement entered into between the registered owner and the Company dated [insert date]. Copies of such Plan and Award Agreement are on file at the principal office of the Company.”

(iv)  Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(v)  Rights as Stockholder. Except as provided in this subsection and subsection (iv) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends, whether they are paid in cash or Common Stock, shall be deferred until, and conditioned upon: (A) the expiration of the applicable Restriction Period; and (B) with respect to Awards of Restricted Stock described in Section 9(b), the attainment of the Performance Goals established by the Committee with respect to such Award, and shall, in each case, be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(vi)  Lapse of Restrictions. Subject to Sections 17 and 18, if and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.

(vii)  Termination. Unless otherwise determined by the Committee at grant or thereafter, upon a Termination of Employment or Termination of Consultancy for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

(d)  Restricted Stock Units. The Committee may grant an Award of Restricted Stock in the form of restricted stock units, which grant shall contain such terms and conditions as the Committee shall determine at grant or thereafter, subject to the terms of the Plan. A restricted stock unit is a unit of measurement equivalent to one Share, but with none of the attendant rights of a stockholder of a Share until shares of Common Stock are ultimately distributed in payment of the obligation. Notwithstanding the foregoing, the payment of dividends or dividend equivalents whether they are paid in cash or in shares of Common Stock on any restricted stock units shall be credited, deferred until, and conditioned upon, the satisfaction of the vesting and shall be subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which they were paid.

10.	Nontransferability of Awards

(a)  Except as provided in Section 10(b), no Award shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any execution, attachment or similar process contrary to the provisions hereof, such Award shall immediately become null and void.

(b)  Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a non-qualified Option that is not otherwise transferable pursuant to this Section 10(b) is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. Any Option so transferred may thereafter be transferred by the transferee to any other Family Member of the Participant and may be exercised by any permitted transferee at such times and to such extent that such Option would have been exercisable by the Participant if no transfer had occurred.

11.	Rights as a Stockholder

A Participant (or a permitted transferee of an Option pursuant to Section 10(b)) shall have no rights as a stockholder with respect to any Shares covered by such Participant’s Award until such Participant (or a permitted transferee of an Option pursuant to Section 10(b)) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

12.	Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, HSI and its Subsidiaries, directors, officers and other employees of HSI and its Subsidiaries, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

13.	Termination, Amendment and Modification

The Plan shall terminate at the close of business on March 31, 2034 unless terminated sooner as hereinafter provided, and no Award shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Awards which by their terms continue beyond the termination date of the Plan. At any time prior to March 31, 2034, the Board or the Committee may amend or terminate the Plan or suspend the Plan in whole or in part. Notwithstanding the foregoing, however, no such amendment may, without the approval of the stockholders of HSI, (i) increase the total number of Shares that may be issued under the Plan or that may be acquired upon exercise or vesting of Awards granted under the Plan (except by operation of Section 5(d)); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 5(c) (except by operation of Section 5(d)); (iii) change the types of employees, consultants or other advisors eligible to be Participants under the Plan; (iv) reduce the Purchase Price of any outstanding

Awards (except pursuant to Section 5(d)); (v) extend the maximum option period under Section 6(d); (vi) amend the terms of outstanding Awards to reduce the exercise price of outstanding Options or Stock Appreciation Rights or to cancel, convert, exchange, replace, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right (except pursuant to Section 5(d)); (vii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price; or (viii) effect any change that would require stockholder approval in order for the Plan to continue to comply, to the extent applicable to Incentive Stock Options, with the applicable provisions of Section 422 of the Code, or with respect to any Award, to make any other amendment that would require stockholder approval under Nasdaq Rule 5635(c) or other such rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

Nothing contained in this Section 13 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Awards, so long as all Awards outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan and so long as the provisions of any amended Awards would have been permissible under the Plan if such Award had been originally granted or issued as of the date of such amendment with such amended terms; provided, however, that no outstanding Option may be amended to reduce the Purchase Price specified therein or canceled in consideration for an award having a lower exercise price without the approval of the stockholders of HSI; provided further, however, that the foregoing proviso shall not be deemed to prohibit adjustments related to stock splits, stock dividends, mergers, recapitalizations or other changes in the capital structure or business of HSI pursuant to Section 5(d).

Notwithstanding anything to the contrary contained in this Section 13, no termination, amendment or modification of the Plan may, without the consent of the Participant or the transferee of such Participant’s Award, alter or impair the rights and obligations arising under any then outstanding Award.

14.	Non-Exclusivity

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of HSI for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

15.	Use of Proceeds

The proceeds of the sale of Shares subject to Awards under the Plan are to be added to the general funds of HSI and used for its general corporate purposes as the Board shall determine.

16.	General Provisions

(a)  Right to Terminate Employment or Consultancy. Neither the adoption of the Plan nor the grant of Awards shall impose any obligations on the Company to continue the employment or engagement as a consultant of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company, subject however to the provisions of any agreement between the Company and the Participant.

(b)  Purchase for Investment. If the Board determines that the law so requires, the holder of an Award granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to HSI a written statement, in form satisfactory to HSI, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant’s own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to HSI, from counsel approved by HSI as to the availability of such exception.

(c)  Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Award thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between HSI and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by HSI in connection with the Plan shall continue to be part of the general funds of HSI, and no individual or entity other than HSI shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant’s executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from HSI pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of HSI.

(d)  Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

(e)  Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

(f)  Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

(g)  Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

(h)  Controlling Law. The Plan shall be construed and enforced according to the laws of the State of New York.

(i)  Section 409A of the Code. To the extent applicable, the Plan is intended to comply with, or be exempt from, the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. In the event that any arrangement provided for under the Plan constitutes a nonqualified deferred compensation arrangement under Code Section 409A, it is intended that such arrangement be designed in a manner that complies with Code Section 409A. Any amounts deferred hereunder that are subject to Code Section 409A and payable to a “specified employee” (within the meaning of such term under Code Section 409A and determined using any identification methodology and procedure selected by the Company from time to time, or, if none, the default methodology and procedure specified under Code Section 409A), except in the event of death, shall be delayed in accordance with the requirements of Code Section 409A until the day immediately following the six month anniversary of such employee’s “separation of service” within the meaning of Code Section 409A (and the guidance issued thereunder). A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits, which are subject to Code Section 409A, upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A (and the guidance issued thereunder) and, for purposes of any such provision of the Plan, references to a “resignation,” “termination,” “termination of employment,” “retirement” or like terms shall mean separation from service. Notwithstanding the foregoing, the Company does not guarantee, and nothing in the Plan is intended to provide a guarantee of, any particular tax treatment with respect to payments or benefits under the Plan, and the Company shall not be responsible for compliance with, or exemption from, Code Section 409A and the guidance issued thereunder.

(j)  Participant Loans Prohibited. Notwithstanding any other provision of the Plan to the contrary, no loans may be made to any Participant (whether on a recourse or non-recourse basis, or with or without interest) for the purpose of enabling a Participant to exercise any Option or Stock Appreciation Right or to otherwise pay any Purchase Price that may be due with respect to an Award.

(k)  Clawback Policies. Notwithstanding any other provision of the Plan to the contrary, Awards granted pursuant to the Plan are subject to the Company’s (i) Incentive Compensation Recoupment Policy, (ii) the Company’s Dodd-Frank Clawback Policy and (iii) any other clawback and/or recoupment policy approved by the Board or the Committee (or other committee of the Board) from time to time, to the extent each is applicable to the Participant and/or any other Company recoupment policies or procedures that may be required under applicable law or otherwise adopted by the Company or incorporated into any other part of an Award (collectively, the “Clawback Policies”). The Participant’s execution or acceptance of an Award Agreement shall constitute the Participant’s acknowledgement that the Participant is subject to the Clawback Policies (as applicable) and that such Participant’s Award may be subject to recoupment to the extent provided in such Clawback Policies. Nothing herein shall be construed as limiting any right of the Company to impose additional restrictions or other conditions with respect to an Award.

17.	Issuance of Stock Certificates; Legends and Payment of Expenses

(a)  Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by HSI in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

(b)  Legends. Certificates for Shares issued upon exercise or vesting of an Award shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between HSI and the Participant with respect to such Shares.

(c)  Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

18.	Listing of Shares and Related Matters

If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board. If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may in the circumstances constitute a violation by the Participant or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to Shares or Awards, and the right to exercise any Option or Stock Appreciation Right shall be suspended until, in the opinion of said counsel, such sale or delivery will not result in the violation of any provisions of any law or of any regulation of any governmental authority or any national securities exchange or imposition of excise taxes on the Company. Upon termination of any period of suspension under this Section 18, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to Shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

19.	Withholding Taxes

Where a Participant or other person is entitled to receive Shares pursuant to the exercise or vesting of an Award (as applicable), HSI shall have the right to require the Participant or such other person to pay to HSI the amount of any taxes which HSI may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such Shares.

Upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option, HSI shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition.

Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any statutorily required withholding tax obligation by any of the following methods, or by a combination of such methods: (a) securing payment in cash or property in lieu of withholding; (b) authorizing HSI to withhold from the Shares otherwise payable to such Participant (1) one or more of such Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to HSI previously acquired Shares (none of which Shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

20.	Section 16(b) of the Act

All elections and transactions under the Plan by persons subject to Section 16 of the Act involving Shares are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Restricted may be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit of the Company or administrative department); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a specified percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ix) the attainment of certain target levels of, or a specified percentage increase in, market share; (x) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

HENRY SCHEIN, INC. 135 DURYEA ROAD, MAIL STOP E-365 MELVILLE, NY 11747

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HSIC2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 20, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V44424-P08650 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HENRY SCHEIN, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors Nominees:		For	Against	Abstain

1a.	Mohamad Ali	☐	☐	☐
1b.	Stanley M. Bergman	☐	☐	☐
1c.	Deborah Derby	☐	☐	☐
1d.	Carole T. Faig	☐	☐	☐
1e.	Joseph L. Herring	☐	☐	☐
1f.	Kurt P. Kuehn	☐	☐	☐
1g.	Philip A. Laskawy	☐	☐	☐

1h.	Anne H. Margulies	☐	☐	☐

1i.	Mark E. Mlotek	☐	☐	☐

1j.	Carol Raphael	☐	☐	☐

1k.	Scott Serota	☐	☐	☐

		For	Against	Abstain

	1l. Bradley T. Sheares, Ph.D.	☐	☐	☐

	1m. Reed V. Tuckson, M.D., FACP	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.	Proposal to amend and restate the Company’s 2020 Stock Incentive Plan.	☐	☐	☐

3.	Proposal to approve, by non-binding vote, the 2023 compensation paid to the Company’s Named Executive Officers.	☐	☐	☐

4.	Proposal to ratify the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document, Notice and Proxy Statement are available at www.proxyvote.com.

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V44425-P08650

HENRY SCHEIN, INC.

135 Duryea Road, Melville, New York 11747

This proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, hereby appoints Stanley M. Bergman and Michael S. Ettinger as proxies, each with the power to act alone and with the power of substitution and revocation, to represent the undersigned and to vote, as designated on the other side, all shares of common stock of Henry Schein, Inc. held of record by the undersigned on March 22, 2024, at the Annual Meeting of Stockholders to be virtually held at 10:00 a.m. EDT on Tuesday, May 21, 2024, at www.virtualshareholdermeeting.com/HSIC2024 and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy. The Board of Directors recommends a vote FOR the directors listed in Proposal 1, and FOR Proposals 2, 3 and 4 (each as listed on the reverse side).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side